     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 12, 1996



                                    REGISTRATION NOS. 333-01489 AND 333-01489-01

- - - --------------------------------------------------------------------------------
- - - --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 1


                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------



    OHIO EDISON FINANCING TRUST II            OHIO EDISON COMPANY
(EXACT NAME OF REGISTRANT AS SPECIFIED    (EXACT NAME OF REGISTRANT AS
            IN ITS CHARTER)                SPECIFIED IN ITS CHARTER)



                            ------------------------



                       DELAWARE                                                 OHIO
            (STATE OR OTHER JURISDICTION OF                        (STATE OR OTHER JURISDICTION OF
            INCORPORATION OR ORGANIZATION)                         INCORPORATION OR ORGANIZATION)
                   TO BE APPLIED FOR                                         34-0437786
         (I.R.S. EMPLOYER IDENTIFICATION NO.)                   (I.R.S. EMPLOYER IDENTIFICATION NO.)



                    76 SOUTH MAIN STREET, AKRON, OHIO 44308

                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       REGISTRANTS' TELEPHONE NUMBER INCLUDING AREA CODE: (216) 384-5100

                            ------------------------


                                  N.C. ASHCOM

                                   SECRETARY
                              76 SOUTH MAIN STREET
                               AKRON, OHIO 44308
                                 (216) 384-5504
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                            ------------------------



  THE COMMISSION IS REQUESTED TO MAIL SIGNED COPIES OF ALL ORDERS, NOTICES AND
                               COMMUNICATIONS TO:



                   MICHAEL F. CUSICK                                     VINCENT PAGANO, JR.
          WINTHROP, STIMSON, PUTNAM & ROBERTS                        SIMPSON THACHER & BARTLETT
                ONE BATTERY PARK PLAZA                                  425 LEXINGTON AVENUE
                NEW YORK, NY 10004-1490                                NEW YORK, NY 10017-3954


    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and all other conditions to the Exchange Offer (the "Offer") described in the enclosed Prospectus have been satisfied or waived.


     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /


                        CALCULATION OF REGISTRATION FEE


- - - ---------------------------------------------------------------------------------------------------------------------
- - - ---------------------------------------------------------------------------------------------------------------------



                                                                       MAXIMUM          MAXIMUM
             TITLE OF EACH CLASS OF                 AMOUNT TO BE    OFFERING PRICE     AGGREGATE        AMOUNT OF
           SECURITIES TO BE REGISTERED               REGISTERED        PER UNIT      OFFERING PRICE  REGISTRATION FEE
- - - ---------------------------------------------------------------------------------------------------------------------
Preferred Securities of Ohio Edison Financing
  Trust II.......................................   3,600,000(1)      $24.875(2)     $89,550,000(3)      $30,880
- - - ---------------------------------------------------------------------------------------------------------------------
Junior Subordinated Debentures of Ohio Edison
  Company........................................                                                          (4)
- - - ---------------------------------------------------------------------------------------------------------------------
Guarantee of the Preferred Securities by Ohio
  Edison Company.................................                                                          (5)
- - - ---------------------------------------------------------------------------------------------------------------------
Back-up obligations of Ohio Edison Company in
  connection with the Preferred Securities.......                                                          (6)
- - - ---------------------------------------------------------------------------------------------------------------------
Total............................................    3,600,000         $24.875        $89,550,000       $30,880(7)
- - - ---------------------------------------------------------------------------------------------------------------------
- - - ---------------------------------------------------------------------------------------------------------------------


(1) Estimated maximum amount of each class of securities listed above issuable by Ohio Edison Company and Ohio Edison Financing Trust II pursuant to the Offer as described herein.

(2) Holders of shares of 7.75% Class A Preferred Stock, $25 par value, will receive one Preferred Security for each share tendered and accepted.

(3) Calculated in accordance with Rule 457(f) under the Securities Act of 1933.


(4) The Junior Subordinated Debentures will be purchased by Ohio Edison Financing Trust II with the shares of 7.75% Class A Preferred Stock exchanged pursuant to the Offer. No separate consideration will be received for the issuance of the Junior Subordinated Debentures. Pursuant to Rule 457(a) under the Securities Act of 1933, no separate fee is payable with respect to the Junior Subordinated Debentures.



(5) No separate consideration will be received for the Ohio Edison Company Guarantee. Pursuant to Rule 457(n) under the Securities Act of 1933, no fee is payable with respect to the Guarantee.



(6) Includes the obligations of Ohio Edison Company under the Declaration for Ohio Edison Financing Trust II, the Guarantee of the Preferred Securities by Ohio Edison Company, the Junior Subordinated Debentures of Ohio Edison Company purchased by Ohio Edison Financing Trust II and the related Indenture, including Ohio Edison Company's agreement (under Section 4.2 of the Declaration) to pay all fees, expenses, debts and obligations of Ohio Edison Financing Trust II (other than with respect to the Preferred and Common Securities thereof). No separate consideration will be received for these obligations. Pursuant to Rule 457(a) under the Securities Act of 1933, no separate fee is payable with respect to these obligations.



(7) Previously paid.           ------------------



    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- - - --------------------------------------------------------------------------------
- - - --------------------------------------------------------------------------------

                             CROSS REFERENCE SHEET

                              OHIO EDISON COMPANY

                         OHIO EDISON FINANCING TRUST II

                             CROSS REFERENCE SHEET
               PURSUANT TO ITEM 501(B) OF REGULATION S-K SHOWING
                  LOCATION IN PROSPECTUS OF ITEMS OF FORM S-4

                  FORM S-4 ITEM NO.                          CAPTION IN PROSPECTUS
     -------------------------------------------  --------------------------------------------
  1. Forepart of Registration Statement and
       Outside Front Cover Page of Prospectus...  Outside Front Cover Page; Inside Front Cover
                                                    Page
  2. Inside Front and Outside Back Cover Pages
       of Prospectus............................  Inside Front Cover Page; Available
                                                    Information; Incorporation of Certain
                                                    Documents by Reference; Table of Contents


  3. Risk Factors, Ratio of Earnings to Fixed
       Charges and Other Information............  Prospectus Summary; Risk Factors; Ohio
                                                    Edison Company; Certain Consolidated
                                                    Financial Information of Ohio Edison; Ohio
                                                    Edison Financing Trust II
  4. Terms of the Transaction...................  Prospectus Summary; Comparison of Preferred
                                                    Securities and Class A Shares; Certain
                                                    Consolidated Financial Information of Ohio
                                                    Edison; The Offer; Description of the
                                                    Preferred Securities; Description of the
                                                    Preferred Securities Guarantee;
                                                    Description of the Subordinated
                                                    Debentures; Taxation
  5. Pro Forma Financial Information............  Not Applicable
  6. Material Contacts with the Company Being
       Acquired.................................  Not Applicable
  7. Additional Information Required for
       Reoffering by Persons and Parties Deemed
       to be Underwriters.......................  Not Applicable
  8. Interests of Named Experts and Counsel.....  Legal Matters
  9. Disclosure of Commission Position on
       Indemnification for Securities Act
       Liabilities..............................  Not Applicable
 10. Information with Respect to S-3
       Registrants..............................  Incorporation of Certain Documents by
                                                    Reference
 11. Incorporation of Certain Information by
       Reference................................  Incorporation of Certain Documents by
                                                    Reference
 12. Information with Respect to S-2 or S-3
       Registrants..............................  Not Applicable
 13. Incorporation of Certain Information by
       Reference................................  Not Applicable
 14. Information with Respect to Registrants
       Other than S-3 or S-2 Registrants........  Not Applicable
 15. Information with Respect to S-3
       Companies................................  Not Applicable
 16. Information with Respect to S-2 or S-3
       Companies................................  Not Applicable
 17. Information with Respect to Companies Other
       Than S-3 or S-2 Companies................  Not Applicable
 18. Information if Proxies, Consents or
       Authorizations are to be Solicited.......  Not Applicable
 19. Information if Proxies, Consents or
       Authorizations are not to be Solicited or
       in
       an Exchange Offer........................  Incorporation of Certain Documents by
                                                    Reference

                             SUBJECT TO COMPLETION

                  PRELIMINARY PROSPECTUS DATED APRIL 12, 1996

PROSPECTUS
- - - ----------
                         OHIO EDISON FINANCING TRUST II
                             OFFER TO EXCHANGE ITS

        [   ]% TRUST ORIGINATED PREFERRED SECURITIES(SM) ("TOPRS(SM)")
               (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY AND
       GUARANTEED TO THE EXTENT SET FORTH HEREIN BY OHIO EDISON COMPANY)

                   FOR UP TO 3,600,000 OUTSTANDING SHARES OF
                 7.75% CLASS A PREFERRED STOCK, $25 PAR VALUE,
                                       OF

                              OHIO EDISON COMPANY
                        THE OFFER, THE PRORATION PERIOD
                       AND WITHDRAWAL RIGHTS WILL EXPIRE
       AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON [               ], 1996,
                         UNLESS THE OFFER IS EXTENDED.
                            ------------------------

     Ohio Edison Financing Trust II, a Delaware statutory business trust (the "Trust"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal" which, together with this Prospectus, constitute the "Offer"), to exchange its [ ]% Trust Originated Preferred SecuritiesSM ("TOPrSSM"), representing preferred undivided beneficial interests in the assets of the Trust (the "Preferred Securities"), for up to 3,600,000 of the outstanding shares of 7.75% Class A Preferred Stock, $25 par value, (the "Class A Shares") of Ohio Edison Company, an Ohio corporation ("Ohio Edison"). Exchanges will be made on the basis of one Preferred Security for each Class A Share validly tendered and accepted for exchange in the Offer. As of the date of this Prospectus, there are 4,000,000 Class A Shares outstanding. Class A Shares not accepted for exchange because of proration will be returned. Concurrent with the issuance of Preferred Securities in exchange for Class A Shares validly tendered in the Offer, Ohio Edison will deposit in the Trust as trust assets its [ ]% Junior Subordinated Debentures Due 2016 (the "Subordinated Debentures"), having an aggregate principal amount equal to the aggregate stated liquidation amount of the Preferred Securities and the Common Securities to be issued by the Trust.
                            ------------------------


SEE "RISK FACTORS" STARTING ON PAGE 18 FOR A DISCUSSION OF CERTAIN FACTORS RELATING TO THE PREFERRED SECURITIES THAT SHOULD BE CONSIDERED BY INVESTORS,
  INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENTS ON
     THE SUBORDINATED DEBENTURES AND THE PREFERRED SECURITIES MAY BE
       DEFERRED AND THE RELATED UNITED STATES FEDERAL INCOME TAX
        CONSEQUENCES.

                            ------------------------

APPLICATION WILL BE MADE TO HAVE THE PREFERRED SECURITIES APPROVED FOR LISTING,
   SUBJECT TO OFFICIAL NOTICE OF ISSUANCE, ON THE NEW YORK STOCK EXCHANGE,
   INC. (THE "NYSE"). IF SUCH APPROVAL IS RECEIVED, TRADING OF THE
     PREFERRED SECURITIES ON THE NYSE IS EXPECTED TO COMMENCE WITHIN A
       30-DAY PERIOD AFTER THE INITIAL DELIVERY OF THE PREFERRED
         SECURITIES. SEE "LISTING AND TRADING OF PREFERRED SECURITIES
           AND CLASS A SHARES."
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
         PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
           OFFENSE.
                            ------------------------

     Merrill Lynch & Co., has been retained as Dealer Manager to solicit exchanges of Class A Shares for Preferred Securities. See "The Offer -- Dealer Manager; Soliciting Dealers." The Bank of New York has been retained as Exchange Agent in connection with the Offer. Georgeson & Company Inc. has been retained to act as Information Agent to assist in connection with the Offer.
                            ------------------------

                      The Dealer Manager for the Offer is:
                              MERRILL LYNCH & CO.
                            ------------------------

              The date of this Prospectus is [            ], 1996.

SM "Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

     NEITHER THE BOARD OF DIRECTORS OF OHIO EDISON, OHIO EDISON, THE TRUSTEES NOR THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF CLASS A SHARES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING IN THE OFFER. HOLDERS OF CLASS A SHARES ARE URGED TO CONSULT THEIR FINANCIAL AND TAX ADVISORS IN MAKING THEIR DECISIONS ON WHAT ACTION TO TAKE IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

     IN ORDER TO PARTICIPATE IN THE OFFER, HOLDERS (AS DEFINED HEREIN) OF CLASS A SHARES MUST SUBMIT A LETTER OF TRANSMITTAL AND COMPLY WITH THE OTHER PROCEDURES FOR TENDERING IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED HEREIN AND IN THE LETTER OF TRANSMITTAL PRIOR TO THE EXPIRATION DATE (AS DEFINED HEREIN). SEE "THE OFFER -- PROCEDURES FOR TENDERING."

     For a description of the other terms of the Offer, see "The Offer -- Terms of the Offer", "-- Expiration Date; Extensions; Amendments; Termination",
"-- Withdrawal of Tenders" and "-- Acceptance of Shares and Proration." Consummation of the Offer is conditioned on, among other things, receipt of at least 1,200,000 validly tendered Class A Shares, which condition may be waived. Application will be made to have the Preferred Securities approved for listing
on the NYSE under the symbol "[     ]", subject to official notice of issuance.
In order to satisfy the NYSE listing requirements, acceptance of Class A Shares validly tendered in the Offer is subject to the condition that as of the Expiration Date there be at least 400 record or beneficial holders of at least 1,000,000 Preferred Securities to be issued in exchange for such Class A Shares (the "Minimum Distribution Condition"), which condition may not be waived. See "The Offer -- Expiration Date; Extensions; Amendments; Termination" and
"-- Conditions to the Offer."

     The Trust expressly reserves the right, in its sole discretion, subject to applicable law, to (i) terminate the Offer, and not accept for exchange any Class A Shares and promptly return all Class A Shares upon the failure of any of the conditions specified above or in "The Offer -- Conditions to the Offer",
(ii) waive any condition to the Offer (other than the Minimum Distribution Condition) and accept all Class A Shares previously tendered pursuant to the Offer, (iii) extend the Expiration Date of the Offer and retain all Class A Shares tendered pursuant to the Offer until the Expiration Date, subject, however, to all withdrawal rights of holders, see "The Offer -- Withdrawal of Tenders", (iv) amend the terms of the Offer or (v) modify the form of the consideration to be paid pursuant to the Offer. Any amendment applicable to the Offer will apply to all Class A Shares tendered pursuant to the Offer. The minimum period during which the Offer must remain open following material changes in the terms of the Offer or the information concerning the Offer, other than a change in the percentage of securities sought or the price, depends upon the facts and circumstances, including the relative materiality of such terms or information. See "The Offer -- Expiration Date; Extensions; Amendments; Termination."

     Ohio Edison will own all of the securities representing common undivided beneficial interests in the assets of the Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"). The Trust exists for the exclusive purposes of (a) (i) issuing its Preferred Securities in exchange for Class A Shares pursuant to the Offer and delivering such Class A Shares to Ohio Edison in consideration for the deposit by Ohio Edison in the Trust as trust assets of Subordinated Debentures having an aggregate principal amount equal to the aggregate par value of such Class A Shares so delivered, and
(ii) issuing and selling its Common Securities to Ohio Edison for cash and using the proceeds thereof to purchase as trust assets an equal aggregate principal amount of Subordinated Debentures, and (b) engaging in such other activities as are necessary, convenient or incidental thereto. The Subordinated Debentures will be unsecured obligations of Ohio Edison and will be subordinate and junior in right of payment to certain other indebtedness of Ohio Edison, as described herein. Upon an event of default under the Declaration (as defined herein), the holders of the Preferred Securities will have a preference over the holder of the Common Securities with respect to payments in respect of distributions and payments upon liquidation, redemption and otherwise. See "Prospectus
Summary -- Description of Preferred Securities and Subordinated Debentures."

     Cash distributions on the Preferred Securities will be cumulative from the first day following the Expiration Date (the "Accrual Date") at an annual rate
of [   ]% of the liquidation amount of $25 per

Preferred Security, and will be payable quarterly in arrears on the last day of
March, June, September and December of each year, commencing on [   ], 1996
("distributions"). In addition, holders of the Preferred Securities will be entitled to an additional cash distribution at the rate of 7.75% per annum of
the liquidation amount thereof from [   ], 1996 through the Expiration Date
("Pre-Issuance Accrued Distribution") in lieu of dividends accumulating and
unpaid after [   ], 1996 on their Class A Shares accepted for exchange, such
additional distribution to be made on [   ], 1996 to holders of the Preferred
Securities on the record date for such distribution.


     The distribution payable on [           ], 1996, which will be calculated
at the above rate and based on a period that is shorter than a full quarter,
will be in the amount of $[   ] per Preferred Security. The distribution rate
and the distribution and other payment dates for the Preferred Securities will correspond to the interest rate and interest and other payment dates on the Subordinated Debentures, which will be the sole assets of the Trust. As a result, if principal or interest is not paid on the Subordinated Debentures, no amounts will be paid on the Preferred Securities. The payment of distributions out of moneys held by the Trust, and payments on liquidation of the Trust or the redemption of Preferred Securities, as set forth below, are guaranteed by Ohio Edison (the "Preferred Securities Guarantee") if and to the extent the Trust has funds available therefor. Ohio Edison's obligations under the Preferred Securities Guarantee, taken together with its other obligations under the Subordinated Debentures and the Indenture and its obligations under the Declaration, including its obligation to pay all fees, expenses, debts and obligations (other than with respect to the Trust Securities) related to the Trust and the Offer, constitute a full and unconditional guarantee by Ohio Edison of payments due on the Preferred Securities (collectively, the obligations described in this sentence comprise the "Back-up Obligations"). See "Effect of Obligations Under the Subordinated Debentures and the Preferred Securities Guarantee" and "Description of the Preferred Securities Guarantee." The obligations of Ohio Edison under the Preferred Securities Guarantee are subordinate and junior in right of payment to all other liabilities of Ohio Edison and will rank pari passu with the most senior preferred stock issued by Ohio Edison from time to time and with any current or future guarantee entered into by Ohio Edison in respect of any preferred stock of any subsidiary or affiliate of Ohio Edison. If Ohio Edison does not make principal or interest payments on the Subordinated Debentures, the Trust will not have sufficient funds to redeem or make distributions on the Preferred Securities, in which event the Preferred Securities Guarantee will not apply to such redemptions or distributions until the Trust has sufficient funds available therefor. The obligations of Ohio Edison under the Subordinated Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined herein) of Ohio Edison. As of December 31, 1995, Ohio Edison had approximately $3.3 billion principal amount of indebtedness for borrowed money constituting Senior Indebtedness on a consolidated basis.


     Ohio Edison has the right to defer payments of interest on the Subordinated Debentures by extending the interest payment period on the Subordinated Debentures, at any time, for up to 20 consecutive quarters (each an "Extension Period"). If interest payments are so deferred, distributions on the Preferred Securities will also be deferred. Despite such deferral, during an Extension Period distributions will continue to accrue with interest thereon (to the
extent permitted by applicable law) at an annual rate of [   ]% per annum, and
the interest so accrued at the end of each quarter and remaining unpaid will itself bear interest (to the extent permitted by applicable law) thereafter until paid on the same basis, and holders of Preferred Securities will be required to include deferred interest income in their gross income for United States federal income tax purposes in advance of receipt of the cash interest payments attributable to such deferred income. There could be multiple Extension Periods of varying lengths throughout the term of the Subordinated Debentures. See "Description of the Subordinated Debentures -- Option to Extend Interest Payment Period," "Risk Factors -- Option to Extend Interest Payment Period" and "Taxation -- Original Issue Discount" and "-- Potential Extension of Payment Period on the Subordinated Debentures." In the event of any such deferral, the holders of the Preferred Securities do not have the right to appoint a special representative or trustee or otherwise act to protect their interests.

     The Subordinated Debentures are redeemable by Ohio Edison (in whole or in part) from time to time, after April 1, 1998, or at any time in certain circumstances upon the occurrence of a Tax Event (as defined herein). If Ohio Edison redeems Subordinated Debentures, the Trust must redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debentures so redeemed at $25 per Trust Security plus accrued and unpaid distributions thereon (the "Redemption Price") to the date fixed for redemption. See "Description of the Preferred Securities -- Mandatory Redemption." The Preferred Securities will be redeemed upon maturity of the
Subordinated Debentures. The Subordinated Debentures mature on [           ],
2016. In addition, upon the occurrence of a Special Event (as defined herein) arising from a change in law or a change in legal interpretation, unless the Subordinated Debentures are redeemed in the limited circumstances described below, the Trust shall be terminated with the result that the Subordinated Debentures will be distributed to the holders of the Trust Securities, on a pro rata basis, in lieu of any cash distribution. In the case of the occurrence of a Special Event that is a Tax Event, Ohio Edison will have the right in certain circumstances to redeem the Subordinated Debentures, which would result in the redemption by the Trust of the Trust Securities in the same amount on a pro rata basis. If the Subordinated Debentures are distributed to the holders of the Preferred Securities, Ohio Edison will use its best efforts to have the Subordinated Debentures listed on the NYSE or on such other exchange as the Preferred Securities are then listed. See "Description of the Preferred Securities -- Special Event Redemption or Distribution" and "Description of the Subordinated Debentures."

     In the event of the voluntary or involuntary dissolution, winding-up or termination of the Trust, the holders of the Preferred Securities will be entitled to receive, for each Preferred Security, a liquidation amount of $25 plus accrued and unpaid distributions thereon (including interest, if any, thereon) to the date of payment, unless in connection with such dissolution, winding-up or termination the Subordinated Debentures are distributed to the holders of the Preferred Securities. See "Description of the Preferred Securities -- Liquidation Distribution Upon Termination."

     Ohio Edison will be the sole obligor under the Subordinated Debentures and the Preferred Securities Guarantee and with respect to the other obligations of Ohio Edison described herein.


     The Class A Shares are listed and principally traded on the NYSE and the
Chicago Stock Exchange under the symbol "OECPrM". On [           ], 1996, the
last full day of trading prior to the first public announcement of the Offer, the closing sales price per Class A Share on the NYSE as reported on the
Composite Tape was $[       ]. HOLDERS ARE URGED TO OBTAIN CURRENT MARKET
QUOTATIONS FOR THE CLASS A SHARES. To the extent that Class A Shares are tendered and accepted in the Offer, the terms on which untendered Class A Shares could subsequently be sold could be adversely affected. See "Listing and Trading of Preferred Securities and Class A Shares."


     Ohio Edison will pay to Soliciting Dealers (as defined herein) designated by the record or beneficial owner, as appropriate, of Class A Shares a solicitation fee of $[ ] per Class A Share validly tendered and accepted for exchange pursuant to the Offer, subject to certain conditions. Soliciting Dealers are not entitled to a solicitation fee for Class A Shares beneficially owned by such Soliciting Dealer. See "The Offer -- Dealer Manager; Soliciting Dealers."

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY OHIO EDISON, THE TRUST, THE TRUSTEES OR THE DEALER MANAGER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY EXCHANGE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF OHIO EDISON OR THE TRUST SINCE THE RESPECTIVE DATES AS OF WHICH INFORMATION IS GIVEN HEREIN. THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS OF CLASS A SHARES IN ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. HOWEVER, OHIO EDISON AND THE TRUST MAY, AT THEIR DISCRETION, TAKE SUCH ACTION AS THEY MAY DEEM NECESSARY TO MAKE THE OFFER IN ANY SUCH JURISDICTION AND EXTEND THE OFFER TO HOLDERS OF CLASS A SHARES IN SUCH

JURISDICTION. IN ANY JURISDICTION THE SECURITIES LAWS OR BLUE SKY LAWS OF WHICH REQUIRE THE OFFER TO BE MADE BY A LICENSED BROKER OR DEALER, THE OFFER IS BEING MADE ON BEHALF OF THE TRUST BY THE DEALER MANAGER OR ONE OR MORE REGISTERED BROKERS OR DEALERS WHICH ARE LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

                             AVAILABLE INFORMATION

     Ohio Edison is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by Ohio Edison may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, New York, New York 10048. Copies of such materials can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such material may also be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which certain of Ohio Edison's securities are listed.

     Ohio Edison and the Trust have filed with the Commission a registration statement on Form S-4 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

     No separate financial statements of the Trust are included herein. Ohio Edison considers that such financial statements would not be material to holders of the Preferred Securities because (i) all of the Common Securities of the Trust are owned by Ohio Edison, a reporting company under the Exchange Act; (ii) the Trust has no independent operations, but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in the Subordinated Debentures (and engaging in those activities necessary, convenient or incidental thereto); and
(iii) the obligations of the Trust under the securities issued thereby, to the extent funds are available therefor, are fully and unconditionally guaranteed to the extent set forth herein by Ohio Edison.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The following document filed by Ohio Edison with the Commission pursuant to the Exchange Act is incorporated herein by reference:



     -- Ohio Edison's Annual Report on Form 10-K for the year ended December 31,
        1995.


     All other documents filed by Ohio Edison pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the Expiration Date shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of the filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Ohio Edison will provide without charge to each person, including a beneficial owner, to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the documents which are incorporated herein by reference, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to Ohio Edison Company, Investor Services, 76 South Main Street, Akron, Ohio 44308, telephone number 1-800-736-3402. The information relating to Ohio Edison contained in this document does not purport to be comprehensive and should be read together with the information contained in the incorporated documents.

     In order to assure timely delivery of the documents, any request should be made not later than five business days prior to the Expiration Date.
                            ------------------------

     THIS PROSPECTUS CONTAINS BRIEF SUMMARIES OF CERTAIN MORE DETAILED INFORMATION CONTAINED IN DOCUMENTS INCORPORATED HEREIN BY REFERENCE. SUCH SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY THE DETAILED INFORMATION CONTAINED IN THE INCORPORATED DOCUMENTS.
                            ------------------------

                               TABLE OF CONTENTS


                                                                                       PAGE
                                                                                       ----
Available Information................................................................    5
Incorporation of Certain Documents by Reference......................................    5
Prospectus Summary...................................................................    8
Risk Factors.........................................................................   18
Comparison of Preferred Securities and Class A Shares................................   23
Ohio Edison Company..................................................................   27
Certain Consolidated Financial Information of Ohio Edison............................   28
Ohio Edison Financing Trust II.......................................................   29
The Offer............................................................................   32
Listing and Trading of Preferred Securities and Class A Shares.......................   39
Transactions and Arrangements Concerning the Offer...................................   40
Fees and Expenses; Transfer Taxes....................................................   40
Price Range of Class A Shares........................................................   40
Description of the Preferred Securities..............................................   41
Description of the Preferred Securities Guarantee....................................   52
Description of the Subordinated Debentures...........................................   54
Effect of Obligations Under the Subordinated Debentures and the Preferred Securities
  Guarantee..........................................................................   61
Description of the Class A Shares....................................................   62
Taxation.............................................................................   65
Legal Matters........................................................................   68
Experts..............................................................................   69
ERISA Considerations.................................................................   69

                               PROSPECTUS SUMMARY

     The following summary does not purport to be complete and is qualified in its entirety by the detailed information contained elsewhere in, or incorporated by reference in, this Prospectus.

                         OHIO EDISON FINANCING TRUST II

     The Trust is a statutory business trust formed under the Delaware Business Trust Act, as amended (the "Business Trust Act"), on March 5, 1996. The Trust's business is defined in a Declaration of Trust which will be amended and restated in its entirety as of the date the Trust accepts Class A Shares in the Offer (see "The Offer -- Terms of the Offer") (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon issuance of the Preferred Securities, the holders thereof will own all of the issued and outstanding Preferred Securities. See "Description of the Preferred Securities -- Book-Entry; Delivery and Form." Ohio Edison will acquire all of the Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Trust. The Trust exists for the exclusive purposes of (a) (i) issuing its Preferred Securities in exchange for Class A Shares pursuant to the Offer and delivering such Class A Shares to Ohio Edison in consideration of the deposit by Ohio Edison in the Trust as trust assets of Subordinated Debentures having an aggregate principal amount equal to the aggregate par value of such Class A Shares so delivered, and (ii) issuing and selling its Common Securities to Ohio Edison for cash and using the proceeds thereof to purchase as trust assets an equal aggregate principal amount of Subordinated Debentures and (b) engaging in such other activities as are necessary, convenient or incidental thereto. The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Business Trust Act and the Trust Indenture Act. See "Description of the Preferred Securities."

     The Trust's business and affairs will be conducted by the trustees (the "Company Trustees") appointed by Ohio Edison, as holder of the Common Securities. The duties and obligations of the Company Trustees shall be governed by the Declaration and the Business Trust Act and, in the case of the Property Trustee (as defined below), the Trust Indenture Act. Pursuant to the Declaration, the number of Company Trustees will initially be four. Two of the Company Trustees (the "Regular Trustees") will be persons who are employees or officers of, or affiliated with, Ohio Edison. A third trustee will be a financial institution unaffiliated with Ohio Edison that will serve as property trustee (the "Property Trustee") under the Declaration and as indenture trustee for purposes of the Trust Indenture Act. The Bank of New York will act as the Property Trustee until removed or replaced by the holder of the Common Securities. The Bank of New York will also act as indenture trustee under the Preferred Securities Guarantee (the "Preferred Guarantee Trustee"). See "Description of the Preferred Securities Guarantee." The fourth trustee of the Trust will be a financial institution or an affiliate thereof which maintains a principal place of business in the State of Delaware (the "Delaware Trustee"). The Bank of New York (Delaware) will act as the Delaware Trustee.


     The Property Trustee will hold title to the Subordinated Debentures for the benefit of the Trust and holders of the Trust Securities and will have the power to exercise all rights, powers and privileges under the Indenture (as defined herein) as the holder of the Subordinated Debentures. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing trust account (the "Property Account") to hold all payments made in respect of the Subordinated Debentures for the benefit of the Trust and holders of the Trust Securities. The Property Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Preferred Guarantee Trustee will hold the Preferred Securities Guarantee for the benefit of the holders of the Preferred Securities. Ohio Edison, as the holder of all the Common Securities, will have the right to appoint, remove or replace any Company Trustee and to increase or decrease the number of Company Trustees, provided that the number of Company Trustees shall be at least three if the Property Trustee is not also the Delaware Trustee. The Declaration provides that Ohio Edison will pay all fees, expenses, debts and obligations (other than with respect to the Trust Securities) related to the Trust and the offering of the Trust Securities.

               CERTAIN POTENTIAL BENEFITS AND RISKS TO INVESTORS

     Prospective exchanging holders of Class A Shares who plan to participate in the Offer should carefully review the information contained elsewhere in this Prospectus prior to making a decision regarding the Offer and should particularly consider the following matters:

POTENTIAL BENEFITS TO EXCHANGING HOLDERS

     - The cash distributions rate on the Preferred Securities will be [   ]
basis points greater than the dividend rate on the Class A Shares. See "Comparison of Preferred Securities and Class A Shares."

     - Although the obligations of Ohio Edison under the Subordinated Debentures and the Preferred Securities Guarantee are unsecured and will be subordinated and junior in right of payment to all Senior Indebtedness (as herein defined) of Ohio Edison, they will be senior to all capital stock of Ohio Edison now or hereafter issued by Ohio Edison (including the Class A Shares), except that Ohio Edison's obligations under the Preferred Securities Guarantee will rank pari passu with the most senior preferred or preference stock issued by Ohio Edison from time to time and with any current or future guarantee by Ohio Edison in respect of any preferred or preference stock of any subsidiary or affiliate of Ohio Edison.

     - While no dividends are required to be paid with respect to the Class A Shares, interest payments on the Subordinated Debentures and therefore distributions on the Preferred Securities may not be deferred for more than 20 consecutive quarterly interest periods. Any Extension Period with respect to payment of interest on the Subordinated Debentures will also apply to distributions with respect to the Preferred Securities. Moreover, Ohio Edison may defer interest payments on the Subordinated Debentures only if it does not declare or pay dividends on, or redeem, purchase or make a distribution or liquidation payment with respect to, any of its capital stock (except under certain circumstances). See "Description of the Preferred Securities." However, to date, Ohio Edison has made each quarterly dividend payment with respect to the Class A Shares on the scheduled dividend payment date. In addition, such dividends accrue whether or not they are declared. See "Description of the Class A Shares -- Dividends."

     - The Offer will allow Ohio Edison to achieve certain tax efficiencies because, in contrast to dividend payments with respect to the Class A Shares which are not deductible by Ohio Edison, Ohio Edison will be able to deduct interest payments on the Subordinated Debentures for United States federal income tax purposes. See "The Offer -- Purpose of the Offer."


     - So long as payments of interest and other payments are made when due on the Subordinated Debentures, such payments will be sufficient to cover cash distributions and other payments made on the Trust Securities because (i) the aggregate principal amount of Subordinated Debentures will be equal to the sum of (x) the aggregate stated liquidation amount of the Preferred Securities issued by the Trust in exchange for the Class A Shares accepted in the Offer and
(y) the amount of proceeds received by the Trust from the issuance of the Common Securities to Ohio Edison, which proceeds will be used by the Trust to purchase an equal principal amount of Subordinated Debentures, (ii) the interest rate and interest and other payment dates on the Subordinated Debentures will match the distribution rate and distribution and other payment dates for the Trust Securities, (iii) Ohio Edison is obligated under the Declaration to pay for all costs, expenses, debts and obligations of the Trust (other than with respect to the Trust Securities), and (iv) the Declaration further provides that the Regular Trustees shall not take any action that is inconsistent with the purposes of the Trust. See "Ohio Edison Financing Trust II," "Description of the Preferred Securities," "Description of the Subordinated Debentures" and "Effect of Obligations Under the Subordinated Debentures and the Preferred Securities Guarantee."


     - The Trust will have no independent operations and will exist for the sole purposes of effecting the Offer and issuing the Trust Securities as described herein and owning and holding the Subordinated Debentures. See "Ohio Edison Financing Trust II."

     - The Property Trustee will have the power to exercise all rights, powers and privileges under the Indenture (as defined herein) as the holder of the Subordinated Debentures, including its rights to enforce Ohio Edison's obligations under the Subordinated Debentures upon the occurrence of an Indenture Event of

Default (as defined herein). Upon the occurrence of an Event of Default under the Preferred Securities Guarantee, the Preferred Guarantee Trustee shall enforce the Preferred Securities Guarantee on behalf of the holders of the Preferred Securities. In addition, the holders of the Preferred Securities will have certain rights to direct the Property Trustee and the Preferred Guarantee Trustee with respect to certain matters under the Declaration and the Preferred Securities Guarantee, respectively. If the Preferred Guarantee Trustee fails to enforce the Preferred Securities Guarantee, any holder of Preferred Securities may institute a legal proceeding against Ohio Edison to enforce the Preferred Securities Guarantee. See "Description of the Preferred Securities" and "Description of the Preferred Securities Guarantee."

POTENTIAL RISKS TO EXCHANGING HOLDERS


     - Participation in the Offer will be a taxable event for holders of Class A Shares. See "Risk Factors -- Exchange of Class A Shares for Preferred Securities Is a Taxable Event."



     - The obligations of Ohio Edison under (i) the Subordinated Debentures and the Preferred Securities Guarantee are subordinate in right of payment to all Senior Indebtedness (as defined herein) of Ohio Edison, and (ii) the Preferred Securities Guarantee is also subordinate in right of payment to the Subordinated Debentures. See "Risk Factors -- Ranking of Subordinated Obligations Under Preferred Securities Guarantee and Subordinated Debentures"; and "-- Trust Distributions Dependent on Ohio Edison's Payments on Subordinated Debentures."



     - If Ohio Edison were to default in its obligation to pay amounts payable on the Subordinated Debentures, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Preferred Securities or otherwise. In addition, the interest payment period on the Subordinated Debentures may be extended from time to time under certain circumstances by Ohio Edison, in its sole discretion, for up to 20 consecutive quarterly interest periods. See "Risk Factors -- Ranking of Subordinated Obligations Under Preferred Securities Guarantee and Subordinated Debentures"; "-- Rights Under the Preferred Securities Guarantee"; "-- Enforcement of Certain Rights by Holders of Preferred Securities"; "-- Option to Extend Interest Payment Period"; and "-- Trading Price of Preferred Securities."



     - Should Ohio Edison not make interest or other payments on the Subordinated Debentures for any reason, including as a result of Ohio Edison's election to defer payments of interest on the Subordinated Debentures by extending the interest payment period on the Subordinated Debentures, the Trust will not make distributions or other payments on the Trust Securities. In such an event, holders of the Preferred Securities would not be able to rely on the Preferred Securities Guarantee since the Preferred Securities Guarantee covers distributions and other payments on the Preferred Securities only if and to the extent that Ohio Edison has made a payment to the Trust of interest or principal on the Subordinated Debentures deposited in the Trust as trust assets. See "Risk Factors -- Rights Under the Preferred Securities Guarantee"; and "-- Enforcement of Certain Rights by Holders of Preferred Securities."



     - If Ohio Edison elects to defer payments of interest on the Subordinated Debentures by extending the interest period on the Subordinated Debentures, distributions on the Preferred Securities would also be deferred but the Trust would continue to accrue interest income (as original issue discount) in respect of such Subordinated Debentures which would be taxable to beneficial owners of Preferred Securities. As a result, beneficial owners of Preferred Securities during an Extension Period would include their pro rata share of the interest in gross income in advance of the receipt of cash. See "Risk Factors -- Option to Extend Interest Payment Period"; and "Taxation -- Original Issue Discount."



     - Holders of Preferred Securities will have limited voting rights and will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, Company Trustees, which voting rights are vested exclusively in the holder of the Common Securities. See "Risk Factors -- Limited Voting Rights" and "Description of the Preferred Securities -- Voting Rights." Holders of Class A Shares also have limited voting rights. However, if four quarterly dividends payable on the Class A Shares or any series of Ohio Edison's Preferred Stock, $100 Par Value (the "$100 Preferred Stock") shall be in default, in whole or in part, and thereafter until all defaults have been cured, the holders of the Class A Shares and the $100 Preferred Stock shall have the exclusive right, voting separately and as a single class, each share of $100 Preferred Stock being counted as one and each Class A Share being counted as one-quarter, (i) to elect the smallest number of directors which shall constitute a majority of the directors of Ohio Edison, and (ii) to vote in all matters with respect to the governing of the affairs of Ohio Edison other than the election of directors. See "Risk Factors -- Limited Voting Rights."



     - While the Class A Shares are not redeemable on or prior to April 1, 1998, the Subordinated Debentures (and thus the Preferred Securities), though generally not redeemable on or prior to April 1, 1998 as well, in certain circumstances will be redeemable at any time prior to their maturity upon the occurrence of a Tax Event (as defined herein). See "Risk Factors -- Special Event Redemption or Distribution."


     - While dividends with respect to Class A Shares are eligible for the dividends received deduction for corporate holders, distributions on the Preferred Securities are not eligible for the dividends received deduction for corporate holders.


     - While the Preferred Securities are expected to be approved for listing on the NYSE, subject to official notice of issuance, the Preferred Securities are a new issue of securities with no established trading market. In addition, liquidity of the Preferred Securities will be affected by the number of Class A Shares exchanged in the Offer. See "Risk Factors -- Lack of Established Trading Market for Preferred Securities."



     - Under certain circumstances, Subordinated Debentures could be distributed to holders of Trust Securities. In such event, the Trust would be dissolved and the holders would become holders of Subordinated Debentures. While Ohio Edison will use its best efforts in such a situation to have the Subordinated Debentures listed on the NYSE, there is no guarantee that such listing will take place or that a market will exist for such Subordinated Debentures. See "Risk Factors -- Special Event Redemption or Distribution."


POTENTIAL RISKS TO NON-EXCHANGING HOLDERS


     - The liquidity and trading market for untendered Class A Shares could be adversely affected to the extent Class A Shares are tendered and accepted in the Offer. See "Risk Factors -- Reduced Trading Market for Class A Shares."



     - The Subordinated Debentures will rank senior in right of payment to the untendered Class A Shares. See "Risk Factors -- Ranking of Subordinated Obligations Under Preferred Securities Guarantee and Subordinated Debentures."


                                   THE OFFER

PURPOSE OF THE OFFER

     The purpose of the Offer is to refinance the Class A Shares with the Preferred Securities to achieve certain tax efficiencies while preserving Ohio Edison's flexibility with respect to future financings. This refinancing will permit Ohio Edison to deduct interest payable on the Subordinated Debentures for United States federal income tax purposes; dividends payable on the Class A Shares are not deductible. See "The Offer -- Purpose of the Offer."

TERMS OF THE OFFER

     Upon the terms and subject to the conditions set forth herein and in the Letter of Transmittal, the Trust hereby offers to exchange its Preferred Securities for up to 3,600,000 of the outstanding Class A Shares of Ohio Edison. Exchanges will be made on the basis of one Preferred Security for each Class A Share validly tendered and accepted for exchange in the Offer. See "The
Offer -- Terms of the Offer."

EXPIRATION DATE; WITHDRAWALS

     Upon the terms and conditions of the Offer, including the provisions relating to proration described herein, the Trust will accept for exchange up to 3,600,000 Class A Shares validly tendered and not withdrawn prior to 12:00
Midnight, New York City time, on [           ], 1996, or if the Offer is
extended by the Trust,
in its sole discretion, the latest date and time to which the Offer has been extended (the "Expiration Date"). Tenders of Class A Shares pursuant to the Offer may be withdrawn at any time prior to the Expiration Date and, unless accepted for exchange by the Trust, may be withdrawn at any time after 40 Business Days (as defined herein) after the date of this Prospectus. Class A Shares not accepted because of proration will be returned to the tendering holders at the Trust's expense as promptly as practicable following the Expiration Date. A "Business Day" shall mean any day other than a day on which banking institutions in The City of New York are authorized or required by law to close. See "The Offer -- Expiration Date; Extensions; Amendments; Termination", "-- Withdrawal of Tenders" and "-- Acceptance of Shares and Proration." Tenders must be made to the Exchange Agent in order to be valid.

CONDITIONS TO THE OFFER; EXTENSIONS; AMENDMENTS; TERMINATION

     Consummation of the Offer is conditioned on, among other things, (i) receipt of at least 1,200,000 validly tendered Class A Shares, which condition may be waived by the Trust, and (ii) tenders by a sufficient number of holders of Class A Shares to meet the Minimum Distribution Condition, which condition may not be waived. See "The Offer -- Conditions to the Offer" and "-- Expiration Date; Extensions; Amendments; Termination."

     The Trust expressly reserves the right, in its sole discretion, subject to applicable law, to (i) terminate the Offer, and not accept for exchange any Class A Shares and promptly return all Class A Shares, upon the failure of any of the conditions referred to above, (ii) waive any condition to the Offer (other than the Minimum Distribution Condition) and accept all Class A Shares previously tendered pursuant to the Offer, (iii) extend the Expiration Date of the Offer and retain all Class A Shares tendered pursuant to the Offer until the Expiration Date, subject, however, to all withdrawal rights of holders, see "The Offer -- Withdrawal of Tenders", (iv) amend the terms of the Offer or (v) modify the form of the consideration to be paid pursuant to the Offer. Any amendment applicable to the Offer will apply to all Class A Shares tendered pursuant to the Offer. The minimum period during which the Offer must remain open following material changes in the terms of the Offer or the information concerning the Offer, other than a change in the percentage of securities sought or the price, depends upon the facts and circumstances, including the relative materiality of such terms or information. See "The Offer -- Conditions to the Offer" and "-- Expiration Date; Extensions; Amendments; Termination."

PROCEDURES FOR TENDERING

     Each holder of Class A Shares wishing to participate in the Offer must (i) properly complete and sign the Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) in accordance with the instructions contained herein and in the Letter of Transmittal, together with any required signature guarantees, and deliver the same to The Bank of New York, as Exchange Agent, at one of its addresses set forth on the back cover page hereof, prior to the Expiration Date and either (a) certificates for the Class A Shares must be received by the Exchange Agent at such address or (b) such Class A Shares must be transferred pursuant to the procedures for book-entry transfer described herein and a confirmation of such book-entry transfer must be received by the Exchange Agent, in each case prior to the Expiration Date, or (ii) comply with the guaranteed delivery procedures described herein. See "The
Offer -- Procedures for Tendering."

     IN ORDER TO PARTICIPATE IN THE OFFER, HOLDERS OF CLASS A SHARES MUST SUBMIT A LETTER OF TRANSMITTAL AND COMPLY WITH THE OTHER PROCEDURES FOR TENDERING IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED HEREIN AND IN THE LETTER OF TRANSMITTAL PRIOR TO THE EXPIRATION DATE.

     LETTERS OF TRANSMITTAL, CLASS A SHARES AND ANY OTHER REQUIRED DOCUMENTS SHOULD BE SENT ONLY TO THE EXCHANGE AGENT -- NOT TO OHIO EDISON, THE TRUST, THE TRUSTEES, THE DEALER MANAGER OR THE INFORMATION AGENT.

SPECIAL PROCEDURE FOR BENEFICIAL OWNERS

     Any beneficial owner whose Class A Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Class A Shares should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on its own behalf, such owner must, prior to completing and executing a Letter of Transmittal and delivering its Class A Shares, either make appropriate arrangements to register ownership of the Class A Shares in such owner's name or obtain a properly completed stock power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date. See "The Offer -- Procedures for Tendering -- Special Procedure for Beneficial Owners."

GUARANTEED DELIVERY PROCEDURES

     If a holder of Class A Shares desires to accept the Offer and time will not permit a Letter of Transmittal or Class A Shares to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected in accordance with the guaranteed delivery procedures set forth in "The Offer -- Procedures for Tendering -- Guaranteed Delivery."

ACCEPTANCE OF SHARES AND PRORATION

     Upon the terms and subject to the conditions of the Offer, including the Minimum Distribution Condition, if 3,600,000 or fewer Class A Shares have been validly tendered and not withdrawn prior to the Expiration Date, the Trust will accept for exchange all such Class A Shares. Upon the terms and subject to the conditions of the Offer, if more than 3,600,000 Class A Shares (or, if decreased as described herein, such lesser number as the Trust may elect to purchase pursuant to the Offer) have been validly tendered and not withdrawn prior to the Expiration Date, the Trust will accept for exchange Class A Shares from each tendering holder on a pro rata basis, subject to adjustment to avoid the acceptance for exchange of fractional shares.

     If the Trust decides, in its sole discretion, to increase or decrease the number of Class A Shares sought in the Offer or to increase or decrease the consideration offered to holders of Class A Shares, and if the Offer is scheduled to expire less than ten Business Days from and including the date that notice of such increase or decrease is first published, sent or given in the manner specified in "The Offer -- Terms of the Offer" and "-- Expiration Date; Extensions; Amendments; Termination," then the Offer will remain open for a minimum of ten Business Days from and including the date of such notice.

     All Class A Shares not accepted pursuant to the Offer, including shares not purchased because of proration, will be returned to the tendering holders at the Trust's expense as promptly as practicable following the Expiration Date.

DELIVERY OF PREFERRED SECURITIES

     Subject to the terms and conditions of the Offer, the delivery of the Preferred Securities to be issued pursuant to the Offer will occur as promptly as practicable following the Expiration Date. See "The Offer -- Terms of the Offer" and "-- Expiration Date; Extensions; Amendments; Termination."

     If proration of tendered Class A Shares is required, because of the difficulty in determining the number of Class A Shares validly tendered (including shares tendered by the guaranteed delivery procedures described in "The Offer -- Procedures for Tendering"), the Trust does not expect that it would be able to announce the final proration factor or to commence the exchange for any shares of Class A Shares pursuant to the Offer until approximately five Business Days after the Expiration Date. Preliminary results of the proration will be announced by press release as promptly as practicable after the Expiration Date. Holders of Class A Shares may obtain such preliminary information from the Dealer Manager or the Information Agent and may also be able to obtain such information from their brokers.

     Until the final proration factors are known, the Trust will not issue any Preferred Securities in exchange for any Class A Shares accepted for exchange pursuant to the Offer or return Class A Shares delivered to the Exchange Agent but not tendered or return Class A Shares tendered but not accepted for exchange because of proration.

                    DESCRIPTION OF PREFERRED SECURITIES AND
                            SUBORDINATED DEBENTURES

PREFERRED SECURITIES OFFERED

     3,600,000 [     ]% Trust Originated Preferred Securities evidencing
preferred undivided beneficial interests in the assets of the Trust are offered hereby. Holders of the Preferred Securities are entitled to receive cumulative
cash distributions at an annual rate of [     ]% of the liquidation amount of
$25 per Preferred Security, accruing from [            ], 1996 and payable
quarterly in arrears on March 31, June 30, September 30 and December 31 of each
year, commencing on [            ], 1996. [The distribution payable on
[            ], 1996, which will be calculated at the above rate and based on a period that is shorter than a full quarter, will be in the amount of
$[          ] per Preferred Security.] In addition, holders of Preferred
Securities will be entitled to an additional cash distribution at the rate of
7.75% per annum of the liquidation amount thereof from [            ], 1996
through the Expiration Date in lieu of dividends accumulating and unpaid after
[            ], 1996 on their Class A Shares accepted for exchange, such
additional distribution to be made on [            ], 1996 to holders of the
Preferred Securities on the record date for such distribution. The distribution rate and the distribution and other payment dates for the Preferred Securities will correspond to the interest rate and interest and other payment dates on the Subordinated Debentures, which will be the sole assets of the Trust. As a result, if principal or interest is not paid on the Subordinated Debentures, no amounts will be paid on the Preferred Securities. See "Description of the Preferred Securities."

SUBORDINATED DEBENTURES

     There will be deposited in the Trust as trust assets (i) Subordinated Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of the Preferred Securities issued by the Trust in exchange for the Class A Shares accepted in the Offer and (ii) Subordinated Debentures having an aggregate principal amount equal to the amount of proceeds received by the Trust from the sale of the Common Securities to Ohio Edison. The Subordinated Debentures will be subordinate and junior in right of payment to all Senior Indebtedness of Ohio Edison. See "Description of the Subordinated Debentures -- Subordination."

PREFERRED SECURITIES GUARANTEE


     Payment of distributions out of moneys held by the Trust, and payments on liquidation of the Trust or the redemption of Preferred Securities, are guaranteed by Ohio Edison if and to the extent the Trust has funds available therefor. If Ohio Edison does not make principal or interest payments on the Subordinated Debentures, the Trust will not have sufficient funds to redeem or make distributions on the Preferred Securities, in which event the Preferred Securities Guarantee will not apply to such redemptions or distributions until the Trust has sufficient funds available therefor. Ohio Edison's obligations under the Preferred Securities Guarantee, together with the other Back-up Obligations, constitute a full and unconditional guarantee by Ohio Edison of payments due on the Preferred Securities. See "Effect of Obligations Under the Subordinated Debentures and the Preferred Securities Guarantee" and "Description of the Preferred Securities Guarantee." The obligations of Ohio Edison under the Preferred Securities Guarantee are subordinate and junior in right of payment to all other liabilities of Ohio Edison and will rank pari passu with the most senior preferred stock issued by Ohio Edison from time to time and with any guarantee that may be entered into by Ohio Edison in respect of any preferred stock of any subsidiary or affiliate of Ohio Edison. See "Risk
Factors -- Ranking of Obligations Under the Preferred Securities Guarantee and the Subordinated

Debentures" and "-- Rights under the Preferred Securities Guarantee" and "Description of the Preferred Securities Guarantee."

INTEREST DEFERRAL

     Ohio Edison has the right to defer payments of interest on the Subordinated Debentures by extending the interest payment period on the Subordinated Debentures, at any time and from time to time, for up to 20 consecutive quarters. If interest payments on the Subordinated Debentures are so deferred, distributions on the Preferred Securities will also be deferred. However, the right to defer payments of interest will not apply to Pre-Issuance Accrued Distribution. During any deferral, distributions will continue to accrue
interest at the rate per annum of [     ]% and the interest so accrued at the
end of each quarter and remaining unpaid will itself bear interest (to the extent permitted by law) thereafter until paid on the same basis. There could be multiple Extension Periods of varying lengths throughout the term of the Subordinated Debentures. During an Extension Period, holders of Preferred Securities will be required to include deferred interest income in their gross income in advance of receipt of the cash interest payments attributable thereto. See "Description of the Preferred Securities -- Voting Rights," "Description of the Subordinated Debentures -- Option to Extend Interest Payment Period" and "Taxation -- Original Issue Discount."

MANDATORY REDEMPTION OF PREFERRED SECURITIES

     Unless previously redeemed pursuant to the optional or special redemption provisions described below, each of the outstanding Preferred Securities will be
redeemed by the Trust, in cash, on [            ], 2016, which is the maturity
date of the Subordinated Debentures, at the Redemption Price, which is equal to
(a) $25 per Preferred Security plus (b) accrued and unpaid distributions thereon to the date of redemption. See "Description of the Preferred
Securities -- Mandatory Redemption."

OPTIONAL AND SPECIAL REDEMPTION

     The Subordinated Debentures are redeemable by Ohio Edison in whole or in part, from time to time, after April 1, 1998, or at any time in certain circumstances upon the occurrence of a Tax Event, in each case at a price equal to (a) 100% of the principal amount of Subordinated Debentures to be redeemed plus (b) accrued and unpaid interest thereon to the date of redemption. If Ohio Edison redeems Subordinated Debentures, the Trust must redeem Trust Securities, including the Preferred Securities, having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debentures so redeemed at the Redemption Price. See "Description of the Preferred Securities -- Mandatory Redemption" and "-- Special Event Redemption or Distribution."

VOTING RIGHTS

     Holders of Preferred Securities will have limited voting rights and will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, Company Trustees, which voting rights are vested exclusively in the holder of the Common Securities. See "Description of the Preferred Securities -- Voting Rights."

LISTING


     Application has been made to have the Preferred Securities approved for listing, subject to official notice of issuance, on the NYSE under the symbol
"[          ]." Trading of the Preferred Securities on the NYSE is expected to commence within a 30-day period after the initial delivery of the Preferred Securities.


            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The exchange of Class A Shares for Preferred Securities pursuant to the Offer will be a taxable event. Generally, gain or loss will be recognized by an exchanging holder in an amount equal to the difference between the fair market value on the Expiration Date of the Preferred Securities received in the exchange

(which will reflect the Pre-Issuance Accrued Distribution) and the holder's tax basis in the Class A Shares exchanged therefor. See "Taxation -- Exchange of Class A Shares for Preferred Securities."

     The Subordinated Debentures will be treated as having been issued with "original issue discount" ("OID") for United States federal income tax purposes. Because the Trust will be classified as a grantor trust for United States federal income tax purposes, each holder will be considered the owner of a pro rata portion of the Subordinated Debentures held by the Trust. As a result, holders of Preferred Securities will be required to include their pro rata share of OID in gross income as it accrues on the Subordinated Debentures in advance of the receipt of cash. Generally, all of a holder's taxable interest income with respect to the Subordinated Debentures will be accounted for as OID and actual distributions of stated interest will not be separately reported as taxable income. See "Taxation -- Classification of the Trust," "-- Original Issue Discount" and "-- Potential Extension of Payment Period on the Subordinated Debentures."

     While dividends on the Class A Shares are eligible for the dividends-received deduction for corporate holders, distributions on the Preferred Securities are not eligible for the dividends-received deduction for corporate holders.

     The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Subordinated Debentures. A holder who disposes of Preferred Securities between record dates for payments of distributions thereon (and consequently does not receive a cash distribution from the Trust for the period prior to such disposition) will nevertheless be required to include as ordinary income accrued but unpaid interest on the Subordinated Debentures through the date of disposition and to add such amount to such holder's adjusted tax basis in the Preferred Securities disposed of. Accordingly, such a holder will recognize a capital loss to the extent the selling price of the Preferred Securities (which may not fully reflect the amount of accrued but unpaid interest) is less than the holder's adjusted tax basis in the Preferred Securities (which will reflect accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Taxation -- Original Issue Discount" and
"-- Disposition of the Preferred Securities."


                 ACCOUNTING TREATMENT FOR PREFERRED SECURITIES



     The financial statements of the Trust will be included in the consolidated financial statements of Ohio Edison. The Preferred Securities will be disclosed in Ohio Edison's consolidated balance sheet between the liabilities and stockholders' equity sections as "Company obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely Company subordinated debentures", and supplemented by certain disclosures in Ohio Edison's notes to the financial statements.


                               UNTENDERED SHARES

     Holders of Class A Shares who do not tender their Class A Shares in the Offer or whose Class A Shares are not accepted for exchange will continue to hold such Class A Shares and will be entitled to all the rights and preferences, and will be subject to all of the limitations, applicable thereto.


     To the extent that Class A Shares are tendered and accepted in the Offer, the terms on which untendered Class A Shares could subsequently be sold could be adversely affected. See "Risk Factors -- Reduced Trading Market for Class A Shares."


                      EXCHANGE AGENT AND INFORMATION AGENT

     The Bank of New York has been appointed as Exchange Agent in connection with the Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to Georgeson & Company Inc., which has been retained by Ohio Edison and the Trust to act as Information Agent for the Offer. The addresses and telephone numbers of the Exchange Agent and the Information Agent are set forth in "The Offer -- Exchange Agent and Information Agent" and on the outside back cover of this Prospectus.

                                 DEALER MANAGER

     Merrill Lynch & Co. has been retained as Dealer Manager in connection with the Offer. For information regarding fees payable to the Dealer Manager and Soliciting Dealers (as defined herein), see "The Offer -- Dealer Manager; Soliciting Dealers."

                                  RISK FACTORS


     Prospective exchanging holders of Class A Shares who plan to participate in the Offer should carefully consider, in addition to the other information set forth elsewhere in this Prospectus, the following:


RANKING OF OBLIGATIONS UNDER THE PREFERRED SECURITIES GUARANTEE AND THE SUBORDINATED DEBENTURES


     Ohio Edison's obligations under the Preferred Securities Guarantee are subordinate and junior in right of payment to all liabilities of Ohio Edison and pari passu with the most senior preferred stock issued by Ohio Edison from time to time and with any current or future guarantee entered into by Ohio Edison in respect of any preferred stock of any subsidiary or affiliate of Ohio Edison. The obligations of Ohio Edison under the Subordinated Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined herein) of Ohio Edison but senior to all of Ohio Edison's capital stock (including the Class A Shares). No payment of principal of (including redemption payments), premium, if any, or interest on the Subordinated Debentures may be made if (a) any Senior Indebtedness of Ohio Edison is not paid when due and any applicable grace period with respect to such default has ended with such default not being cured or waived or ceasing to exist, or (b) the maturity of any Senior Indebtedness has been accelerated because of a default. At December 31, 1995, Ohio Edison had approximately $3.3 billion principal amount of indebtedness for borrowed money constituting Senior Indebtedness on a consolidated basis. There are no terms in the Preferred Securities, the Subordinated Debentures or the Preferred Securities Guarantee that limit Ohio Edison's ability to incur additional indebtedness, including indebtedness that ranks senior to the Subordinated Debentures or the Preferred Securities Guarantee. See "Description of the Preferred Securities Guarantee" and "Description of the Subordinated Debentures -- Subordination."

RIGHTS UNDER THE PREFERRED SECURITIES GUARANTEE


     The Preferred Securities Guarantee guarantees to the holders of the Preferred Securities the payment of (i) any accrued and unpaid distributions which are required to be paid on the Preferred Securities, to the extent the Trust shall have funds available therefor, (ii) the Redemption Price, which includes all accrued and unpaid distributions to the date of the redemption, to the extent the Trust has funds available therefor, with respect to any Preferred Securities called for redemption by the Trust and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Subordinated Debentures to the holders of Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of payment thereof, to the extent the Trust has funds available therefor, and
(b) the amount of assets of the Trust remaining available for distribution to holders of Preferred Securities in liquidation of the Trust. Holders of the Preferred Securities have the right to proceed directly against Ohio Edison to enforce Ohio Edison's obligations to make payments under the Preferred Securities Guarantee, without first instituting a legal proceeding against the Trust, the Preferred Guarantee Trustee or any other person or entity. If Ohio Edison were to default in its obligation to pay amounts payable on the Subordinated Debentures, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Preferred Securities or otherwise, and in such event holders of the Preferred Securities would not be able to rely upon the Preferred Securities Guarantee for payment of such amounts. Instead, a holder of Preferred Securities could either rely on the enforcement by the Property Trustee of its rights as registered holder of the Subordinated Debentures against Ohio Edison, pursuant to the terms of the Subordinated Debentures, or institute a legal proceeding directly against Ohio Edison in respect of such amounts due it. See "Description of the Preferred Securities Guarantee -- Status of the Preferred Securities Guarantee" and "Description of the Subordinated Debentures -- Subordination." The Declaration provides that each holder of Preferred Securities by acceptance thereof agrees to the provisions of the Preferred Securities Guarantee and the Indenture (as defined herein).


ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

     If a Declaration Event of Default (as defined herein) occurs and is continuing, then the holders of Preferred Securities would rely on the enforcement by the Property Trustee of its rights as the holder of the

Subordinated Debentures against Ohio Edison. In addition, the holders of a majority in aggregate liquidation amount of the Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Subordinated Debentures. If a Declaration Event of Default occurs that results from the failure of Ohio Edison to pay principal of or interest on the Subordinated Debentures when due, during the continuance of such an event of default a holder of Preferred Securities may institute a legal proceeding directly against Ohio Edison to obtain payment of such principal or interest on Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities owned of record by such holder. The holders of Preferred Securities will not be able to exercise directly against Ohio Edison any other remedy available to the Property Trustee unless the Property Trustee first fails to do so. See "Description of the Preferred Securities -- Voting Rights."

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     Ohio Edison has the right under the Indenture (as defined herein) to defer payments of interest on the Subordinated Debentures by extending the interest payment period at any time, and from time to time, on the Subordinated Debentures. As a consequence of such an extension, quarterly distributions on the Preferred Securities would be deferred (but despite such deferral would continue to accrue with interest, and the interest so accrued at the end of each quarter and remaining unpaid would itself bear interest (to the extent permitted by applicable law) thereafter until paid on the same basis) by the Trust during any such Extension Period. Such right to extend the interest payment period for the Subordinated Debentures is limited to a period not exceeding 20 consecutive quarters for any such extension. In the event that Ohio Edison exercises this right to defer payments of interest, then during such Extension Period (a) Ohio Edison shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, (b) Ohio Edison shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Ohio Edison which rank pari passu with or junior to the Subordinated Debentures and (c) Ohio Edison shall not make any guarantee payments (other than pursuant to the Preferred Securities Guarantee) with respect to the foregoing; provided, however, that the foregoing restriction (a) does not apply to any stock dividends paid by Ohio Edison where the dividend stock is the same as that on which the dividend is paid. Prior to the termination of any such Extension Period, Ohio Edison may further defer payments of interest by further extending the interest payment period, provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the maturity of the Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, Ohio Edison may select a new Extension Period, as if no Extension Period had previously been declared, subject to the above requirements. See "Description of the Preferred
Securities -- Distributions" and "-- Voting Rights" and "Description of the Subordinated Debentures -- Option to Extend Interest Payment Period."

     Should Ohio Edison exercise its right to defer payments of interest by extending the interest payment period, each holder of Preferred Securities will continue to accrue interest income (as OID) for United States federal income tax purposes in respect of the deferred interest allocable to its Preferred Securities, which deferred interest will be allocated, but not distributed, to holders of record of Preferred Securities. As a result, holders of Preferred Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive cash from the Trust related to such income if such holder disposes of its Preferred Securities prior to the record date for the date on which distributions of such amounts are made. See "Taxation -- Original Issue Discount." Ohio Edison has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Subordinated Debentures. However, should Ohio Edison determine to exercise such right in the future, the market price of the Preferred Securities is likely to be affected. A holder that disposes of its Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Preferred Securities. In addition, as a result of the existence of Ohio Edison's right to defer interest payments, the market price of the Preferred Securities (which represent a preferred undivided beneficial interest in the

Subordinated Debentures) may be more volatile than other securities on which OID accrues that are not subject to such right.

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

     Upon the occurrence of a Special Event, the Trust will be terminated, except in the limited circumstances described below, with the result that the Subordinated Debentures would be distributed to the holders of the Trust Securities in connection with the liquidation of the Trust. In the case of a Special Event that is a Tax Event, in certain circumstances Ohio Edison shall have the right to redeem the Subordinated Debentures, in whole or in part, in which event the Trust will redeem the Trust Securities on a pro rata basis to the same extent as the Subordinated Debentures are redeemed. See "Description of the Preferred Securities -- Special Event Redemption or Distribution" and "Taxation."

     Under current United States federal income tax law, a distribution of the Subordinated Debentures upon the termination of the Trust would not be a taxable event to holders of the Preferred Securities. However, a termination of the Trust in which holders of the Preferred Securities received cash would be a taxable event to such holders. See "Taxation -- Receipt of Subordinated Debentures or Cash upon Liquidation of the Trust."

     If Subordinated Debentures are distributed to the holders of the Preferred Securities, Ohio Edison will use its best efforts to have the Subordinated Debentures listed on the NYSE or on such other exchange as the Preferred Securities are then listed.

     There can be no assurance as to the market prices for the Preferred Securities, nor for the Subordinated Debentures that may be distributed in exchange for Preferred Securities if a termination of the Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, or the Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price of the Class A Shares exchanged. Because holders of Preferred Securities may receive Subordinated Debentures upon the occurrence of a Special Event, prospective exchanging holders of Class A Shares who plan to participate in the Offer of Preferred Securities are also making an investment decision with regard to the Subordinated Debentures and should carefully review all the information regarding the Subordinated Debentures and Ohio Edison contained herein. See "Description of the Preferred Securities -- Special Event Redemption or Distribution" and "Description of the Subordinated Debentures."

PROPOSED TAX LAW CHANGES


     On March 19, 1996, President Clinton announced a 1997 balanced budget proposal containing, among other things, an amendment that would classify a debt instrument issued on or after December 7, 1995 as equity if the instrument had a maximum term exceeding 20 years and was not classified as indebtedness on the issuer's applicable balance sheet. On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued a joint statement indicating their intent that certain legislative proposals initiated by President Clinton, including the 1997 balanced budget proposal, that may be adopted by either of the tax-writing committees of Congress would have an effective date that is no earlier than the date of "appropriate Congressional action." Because the Subordinated Debentures will have a maximum term not exceeding 20 years, the provisions of the proposed amendment are not applicable to the Subordinated Debentures. Ohio Edison cannot predict whether this proposed amendment may be modified or other legislation may be enacted that might affect the character or treatment for United States federal income tax purposes of the Subordinated Debentures or otherwise affect the Preferred Securities offered hereby. If legislation were enacted limiting, in whole or in part, the deductibility by Ohio Edison of interest on the Subordinated Debentures for United States federal income tax purposes, such enactment would be a Tax Event. Depending upon the circumstances following a Tax Event, Ohio Edison could either cause the Trust to be dissolved and the Subordinated Debentures to be distributed to the holders of Preferred Securities, or cause the Subordinated Debentures to be redeemed, which would result in a redemption by the Trust of the Preferred Securities. See "Description of the Preferred Securities -- Special Event Redemption or Distribution." It is expected that the 1997 balanced budget proposal, even if enacted in a manner that would affect the Subordinated Debentures, would not alter the United States federal income tax consequences of the exchange of Class A Shares for Preferred Securities and the ownership and disposition of Preferred Securities. See "Taxation."

LIMITED VOTING RIGHTS

     Holders of Preferred Securities will have limited voting rights, primarily in connection with directing the activities of the Property Trustee as the holder of the Subordinated Debentures. Such holders will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, Company Trustees, which voting rights are vested exclusively in Ohio Edison as the holder of the Common Securities. See "Description of the Preferred
Securities -- Voting Rights." Holders of Class A Shares also have limited voting rights. However, if four quarterly dividends payable on the $100 Preferred Stock shall be in default, in whole or in part, and thereafter until all defaults have been cured, the holders of the Class A Shares and the $100 Preferred Stock shall have the exclusive right, voting separately and as a single class, each share of $100 Preferred Stock being counted as one and each Class A Share being counted as one-quarter, (i) to elect the smallest number of directors which shall constitute a majority of the directors of Ohio Edison, and (ii) to vote in all matters with respect to the governing of the affairs of Ohio Edison other than the election of directors. In addition, certain actions may not be effected without the consent or vote of a specified percentage of the Class A Shares and the $100 Preferred Stock, voting as a single class and calculating votes as described above. See "Description of the Class A Shares -- Voting Rights."

TRADING PRICE OF PREFERRED SECURITIES

     The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Subordinated Debentures. A holder who disposes of Preferred Securities between record dates for payments of distributions thereon (and consequently does not receive a cash distribution from the Trust for the period prior to such disposition) will nevertheless be required to include as ordinary income accrued but unpaid interest on the Subordinated Debentures through the date of disposition and to add such amount to such holder's adjusted tax basis in the Preferred Securities disposed of. Accordingly, such a holder will recognize a capital loss to the extent the selling price of the Preferred Securities (which may not fully reflect the amount of accrued but unpaid interest) is less than the holder's adjusted tax basis in the Preferred Securities (which will reflect accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Taxation -- Original Issue Discount" and
"-- Disposition of the Preferred Securities."

LACK OF ESTABLISHED TRADING MARKET FOR PREFERRED SECURITIES

     The Preferred Securities constitute a new issue of securities of the Trust with no established trading market. While the Preferred Securities are expected to be approved for listing on the NYSE, subject to official notice of issuance, there can be no assurance that an active market for the Preferred Securities will develop or be sustained in the future on such exchange. Although the Dealer Manager has indicated to Ohio Edison and the Trust that it intends to make a market in the Preferred Securities following the Expiration Date, as permitted by applicable laws and regulations prior to the commencement of trading on the NYSE, it is not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Preferred Securities. In order to satisfy the NYSE listing requirements, acceptance of Class A Shares validly tendered in the Offer is subject to the Minimum Distribution Condition, which condition may not be waived by Ohio Edison or the Trust. In addition, liquidity of the Preferred Securities will be affected by the number of Class A Shares exchanged in the Offer. See "Listing and Trading of Preferred Securities and Class A Shares."

REDUCED TRADING MARKET FOR CLASS A SHARES

     To the extent Class A Shares are tendered and accepted in the Offer, the liquidity and trading market for the Class A Shares to be outstanding following the Offer, and the terms upon which such Class A Shares could be sold, could be adversely affected. In addition, if the Offer is substantially subscribed or oversub-scribed, there would be a significant risk that round lot holdings of Class A Shares outstanding following the Offer would be limited. In addition, liquidity of the Preferred Securities will be affected by the number of Class A Shares exchanged in the Offer. See "Listing and Trading of Preferred Securities and Class A Shares."

     The Offer is for up to 3,600,000 Class A Shares (or 90% of the 4,000,000 Class A Shares outstanding), rather than for all the outstanding Class A Shares, to reduce the risk that the Class A Shares would be subject to delisting following consummation of the Offer.

     Under the rules of the NYSE, preferred securities such as the Class A Shares are subject to delisting if (i) the aggregate value of publicly-held shares is less than $2 million and (ii) the number of publicly-held shares is less than 100,000. Since at least 400,000 Class A Shares will remain outstanding following consummation of the Offer, the number of outstanding Class A Shares will exceed the delisting criteria set forth in clause (ii) above. In addition,
based on the market price of the Class A Shares on the NYSE ($[          ] on
[            ], the closing sales price of the Class A Shares on the NYSE on the last full trading day immediately prior to Ohio Edison's first public
announcement of the Offer, and $[          ] on [            ]), Ohio Edison
believes that the aggregate value of the minimum number (400,000) of Class A Shares which will be outstanding following consummation of the Offer should exceed the delisting criteria set forth in clause (i) above. See "Price Range of Class A Shares." If less than 3,600,000 Class A Shares are validly tendered, then the number of Class A Shares remaining outstanding, and the market value thereof, will be even greater.


EXCHANGE OF CLASS A SHARES FOR PREFERRED SECURITIES IS A TAXABLE EVENT



     The exchange of Class A Shares for Preferred Securities pursuant to the Offer will be a taxable event. Generally, gain or loss will be recognized by an exchanging holder in an amount equal to the difference between the fair market value on the Expiration Date of the holder's Preferred Securities received in the exchange (which will reflect the Pre-Issuance Accrued Distribution) and the holder's tax basis in the Class A Shares exchanged therefor. See
"Taxation -- Exchange of Class A Shares for Preferred Securities." All holders of Class A Shares are advised to consult their tax advisors regarding the United States federal, state, local and foreign tax consequences of the exchange of Class A Shares for Preferred Securities and the ownership and disposition of Preferred Securities.



CORPORATE HOLDERS OF PREFERRED SECURITIES NOT ENTITLED TO DIVIDENDS RECEIVED DEDUCTION



     While dividends with respect to the Class A Shares are eligible for the dividends-received deduction for corporate holders, distributions on the Preferred Securities are not eligible for the dividends-received deduction for corporate holders.

                     COMPARISON OF PREFERRED SECURITIES AND
                                 CLASS A SHARES

     The following is a brief summary of certain terms of the Preferred Securities and the Class A Shares. For a more complete description of the Preferred Securities, see "Description of the Preferred Securities." For a description of the Subordinated Debentures which will be deposited in the Trust as trust assets and will represent the sole source for the payment of distributions and other payments on the Preferred Securities, see "Description of the Subordinated Debentures." For a description of Class A Shares, see "Description of the Class A Shares."

     Ohio Edison's $100 Preferred Stock and Class A Shares are herein collectively referred to as the "Preferred Stock."

                                   PREFERRED SECURITIES                   CLASS A SHARES
                         ----------------------------------------  ----------------------------
Issuer.................  The Trust. Payment of distributions and   Ohio Edison
                         on liquidation or redemption is
                         guaranteed on a subordinated basis, as
                         and to the extent described herein, by
                         Ohio Edison.
Distribution/Dividend
  Rate.................  [     ]% per annum distribution payable   7.75% per annum dividend
                         quarterly in arrears on the last day of   payable on the first day of
                         March, June, September and December of    January, April, July and
                         each year, commencing [            ],     October of each year, when
                         1996, from and including the Accrual      and as declared by Ohio
                         Date, but only if, and to the extent      Edison's Board of Directors
                         that, interest payments are made in       out of funds legally
                         respect of the Subordinated Debentures    available therefor.
                         held by the Trust. During any Extension   Dividends must be paid on
                         Period on the Subordinated Debentures,    all shares of Preferred
                         distribution payments on the Preferred    Stock if paid on the shares
                         Securities will not be made but would     of any series of Preferred
                         continue to accrue, and, in the case of   Stock. Dividends are
                         distributions in arrears, would bear      cumulative whether or not
                         interest at the rate of [     ]% per      there are funds legally
                         annum, with the interest so accrued at    available for the payment of
                         the end of each quarter and remaining     such dividends.
                         unpaid itself bearing interest (to the    Accumulations of dividends
                         extent permitted by applicable law)       do not bear interest. Ohio
                         thereafter until paid on the same basis.  Edison has made each quarterly dividend payment
                                                                   with respect to the Class A
                                                                   Shares on the scheduled
                                                                   dividend payment date.
Maturity/Mandatory and
  Optional
  Redemption...........  The Preferred Securities will be          No maturity or mandatory
                         redeemed upon the maturity or earlier     redemption. The Class A
                         redemption of the Subordinated            Shares are redeemable at the
                         Debentures, at a redemption price equal   option of Ohio Edison after
                         to $25 per Preferred Security to be       April 1, 1998, in whole or
                         redeemed, plus accrued and unpaid         in part, at a redemption
                         distributions, if any, to the redemption  price of $25 per share plus date, including distributions accrued as  accumulated and unpaid
                         a result of Ohio Edison's election to     dividends
                         defer payments of interest on the
                         Subordinated Debentures. The
                         Subordinated Debentures are redeemable
                         at the option of Ohio Edison, in whole
                         or in part, after April 1, 1998, at a
                         redemption price equivalent to $25 per
                         Subordinated Debenture to be redeemed,
                         plus accrued and unpaid interest
                         thereon, to the redemption date. In

                         the event that the Subordinated
                         Debentures are redeemed, upon the
                         repayment of the Subordinated
                         Debentures, upon maturity, upon
                         redemption or otherwise, the proceeds
                         thereof will be promptly applied to
                         redeem the Preferred Securities and the
                         Common Securities. The Subordinated
                         Debentures have a final maturity of
                         [            ], 2016. See "Description
                         of the Preferred Securities -- Special
                         Event Redemption or Distribution" and
                         "-- Mandatory Redemption." See
                         "Prospectus Summary -- Potential Risk to
                         Non-Exchanging Holders." Holders of
                         Preferred Securities have no right to
                         require Ohio Edison to redeem the
                         Preferred Securities at the option of
                         the holders.

Subordination..........  Subordinated to claims of creditors of    As capital stock, the Class
                         the Trust, if any. The Common Securities  A Shares are junior to all
                         rank pari passu, and payments will be     of the debt of Ohio Edison,
                         made thereon on a pro rata basis with     including the claims of
                         the Preferred Securities, except that     creditors of Ohio Edison and
                         (i) if an Event of Default under the      the Subordinated Debentures,
                         Declaration occurs and is continuing,     but senior to the common
                         the holders of Preferred Securities will  stock of Ohio Edison and
                         have a priority over holders of the       pari passu with all other
                         Common Securities with respect to         outstanding series of
                         payments in respect of distributions and  preferred stock of Ohio payments upon liquidation, redemption or  Edison.
                         otherwise and (ii) holders of Common
                         Securities have the exclusive right to
                         appoint, remove or replace any Company
                         Trustee and to increase or decrease (to
                         a minimum of three, unless the Property
                         Trustee and the Delaware Trustee are the
                         same entity) the number of Company
                         Trustees. The Trust is not permitted to
                         incur any indebtedness for borrowed
                         money. The Declaration provides that
                         Ohio Edison shall pay for all debts and
                         other obligations (other than with
                         respect to the Trust Securities) and all
                         costs and expenses of the Trust,
                         including any income taxes, duties and
                         other governmental charges, and all
                         costs and expenses with respect thereto,
                         to which the Trust may become subject,
                         except for United States withholding
                         taxes.
                         The Subordinated Debentures will rank
                         subordinate and junior to all Senior
                         Indebtedness (as defined herein) of Ohio
                         Edison and senior to all capital stock
                         now or hereafter issued by Ohio Edison.
                         Ohio Edison's obligations under the
                         Preferred Securities Guarantee will rank
                         (i) subordinate and junior in right of
                         payment to all other liabilities of Ohio
                         Edison, including the Subordinated
                         Debentures, (ii) pari passu with the
                         most senior preferred or preference
                         stock

                         issued from time to time by Ohio Edison
                         and with any guarantee now or hereafter
                         entered into by Ohio Edison in respect
                         of any preferred or preference stock of
                         any subsidiary or affiliate of Ohio
                         Edison and (iii) senior to Ohio Edison's
                         common stock.
                         At December 31, 1995, Ohio Edison had
                         approximately $3.3 billion principal
                         amount of indebtedness for borrowed
                         money constituting Senior Indebtedness
                         on a consolidated basis. Assuming
                         3,600,000 Class A Shares are tendered,
                         there will be $[          ] in
                         Subordinated Debentures senior to the
                         Preferred Securities Guarantee in
                         addition to the other obligations of
                         Ohio Edison set forth above.

Listing................  The Preferred Securities are expected to  The Class A Shares are
                         be approved for listing on the NYSE,      listed on the NYSE and the
                         subject to official notice of issuance,   Chicago Stock Exchange under
                         under the symbol "[          ]." In       the symbol "OECPrM."
                         order to satisfy the NYSE listing
                         requirements, acceptance of Class A
                         Shares validly tendered in the Offer is
                         subject to the Minimum Distribution
                         Condition, which condition may not be
                         waived.

Dividends Received
  Deduction............  Distributions on the Preferred            Dividends are eligible for
                         Securities are not eligible for the       the dividends received
                         dividends received deduction for          deduction for corporate
                         corporate holders.                        holders.

Voting
  Rights/Enforcement...  Holders of Preferred Securities have no   Whenever and as often as
                         voting rights other than as provided      four quarterly dividends
                         under the Business Trust Act or the       payable on the Preferred
                         Trust Indenture Act, except in the        Stock of any series shall be
                         limited circumstances discussed below.    in default, in whole or in
                         The Property Trustee has the power to     part, and thereafter until
                         exercise all rights under the Indenture   all defaults have been
                         with respect to the Subordinated          cured, the holders of
                         Debentures and is also authorized to      Preferred Stock shall have
                         enforce the Preferred Securities          the exclusive right, voting
                         Guarantee on behalf of holders of the     separately and as a single
                         Preferred Securities. If the Trust's      class, each share of $100
                         failure to make distributions is a        Preferred Stock being
                         consequence of Ohio Edison's exercise of  counted as one and each its right to extend the interest payment  Class A Share being counted
                         period for the Subordinated Debentures    as one-quarter, (i) to elect
                         as described under                        the smallest number of
                         "Distribution/Dividend Rate", the         directors which shall
                         Property Trustee will have no right to    constitute a majority of the
                         enforce the payment of distributions      directors of Ohio Edison,
                         until an Event of Default under the       and (ii) to vote in all
                         Declaration shall have occurred. The      matters with respect to the
                         holders of at least a majority in         governing of the affairs of
                         liquidation amount of the Preferred       Ohio Edison other than the
                         Securities will have the right to direct  election of directors. In
                         the Property Trustee with respect to      addition, certain actions
                         certain matters under the Preferred       may not be effected without
                         Securities Guarantee and, upon a          the consent or vote of a
                         Declaration Event of Default, the         specified percentage of the
                         Declaration. If the Property Trustee      Preferred Stock, voting as a
                         fails to enforce the Preferred            single class and calculating
                         Securities Guarantee,                     votes

                         any holder of Preferred Securities may    as described above.
                         institute a legal proceeding against
                         Ohio Edison to enforce the Preferred
                         Securities Guarantee. In addition, any
                         record holder of Preferred Securities
                         will have the right, which is absolute
                         and unconditional, to proceed directly
                         against Ohio Edison to obtain Guarantee
                         Payments, without first waiting to
                         determine if the Preferred Guarantee
                         Trustee has enforced the Preferred
                         Securities Guarantee or instituting a
                         legal proceeding against the Trust, the
                         Preferred Guarantee Trustee or any other
                         person or entity. See "Description of
                         the Preferred Securities" and
                         "Description of the Preferred Securities
                         Guarantee."

                              OHIO EDISON COMPANY

     Ohio Edison was organized under the laws of the State of Ohio in 1930 and owns property and does business as an electric public utility in that state. Ohio Edison also has ownership interests in certain facilities located in the Commonwealth of Pennsylvania. Ohio Edison's principal executive offices are located at 76 South Main Street, Akron, Ohio 44308, telephone number 1-800-736-3402.

     Ohio Edison furnishes electric service to communities in a 7,500 square mile area of central and northeastern Ohio. It also provides transmission services and electric energy for resale to certain municipalities in the Company's service area and transmission services to certain rural cooperatives. Ohio Edison also engages in the sale, purchase and interchange of electric energy with other electric companies. The area it serves has a population of approximately 2,530,000.

     Ohio Edison owns all of the outstanding common stock of Pennsylvania Power Company ("Penn Power"), a Pennsylvania corporation, which furnishes electric service to communities in a 1,500 square mile area of western Pennsylvania. Penn Power also provides transmission services and electric energy for resale to certain municipalities in Pennsylvania. The area served by Penn Power has a population of approximately 342,000.

     Sources of generation for Ohio Edison and Penn Power (the "Companies") during the twelve months ended December 31, 1995 were 74.0% coal and 26.0% nuclear.

           CERTAIN CONSOLIDATED FINANCIAL INFORMATION OF OHIO EDISON (THOUSANDS, EXCEPT PER SHARE AMOUNTS, RATIOS AND PERCENTAGES)

                                                         YEAR ENDED DECEMBER 31,(1)
                                       --------------------------------------------------------------
                                          1991         1992       1993(2)        1994         1995
                                       ----------   ----------   ----------   ----------   ----------
Income Summary:
  Operating Revenues.................  $2,358,946   $2,332,378   $2,369,940   $2,368,191   $2,465,846
  Net Income.........................  $  264,823   $  276,986   $   82,724   $  303,531   $  317,241
  Earnings on Common Stock...........  $  240,069   $  253,060   $   59,017   $  281,852   $  294,747
  Earnings per share of Common
     Stock...........................  $     1.60   $     1.70   $      .39   $     1.97   $     2.05
  Ratio of Earnings to Fixed
     Charges(3)......................        1.95         2.01         1.12         2.24         2.32
  Ratio of Earnings to Fixed Charges
     plus Preferred and Preference
     Stock Dividend Requirements
     (pre-income tax basis)(3).......        1.79         1.85       0.99(4)        2.06         2.12


                                                              DECEMBER 31, 1995
                                     -------------------------------------------------------------------
                                                                           AS ADJUSTED(5)
                                                             -------------------------------------------
                                           ACTUAL                  MAXIMUM                 MINIMUM
                                     -------------------     -------------------     -------------------
                                     OUTSTANDING   RATIO     OUTSTANDING   RATIO     OUTSTANDING   RATIO
                                     -----------   -----     -----------   -----     -----------   -----
Capitalization Summary:
  Common Stockholders' Equity......  $ 2,407,871    43.3%    $ 2,407,871    43.3%    $ 2,407,871    43.3%
  Preferred Stock Not Subject to
     Mandatory Redemption..........      211,870     3.8%        121,870     2.2%        181,870     3.3%
  Preferred Stock Subject to
     Mandatory Redemption..........       40,000     0.7%         40,000     0.7%         40,000     0.7%
  Company obligated mandatorily
     redeemable preferred
     securities of subsidiary
     trusts holding solely Company
     subordinated debentures(6)....      120,000     2.2%        210,000     3.8%        150,000     2.7%
  Long-Term Debt(7)................    2,786,256    50.0%      2,786,256    50.0%      2,786,256    50.0%
                                      ----------   -----      ----------   -----      ----------   -----
Total Capitalization...............  $ 5,565,997   100.0%    $ 5,565,997   100.0%    $ 5,565,997   100.0%
                                      ==========   =====      ==========   =====      ==========   =====


- - - ---------------


(1) Derived from audited financial information.



(2) Includes net after tax charges of $218,377,000 ($1.43 per share) relating primarily to the termination of Perry Unit 2, partially offset by the cumulative effect of a change in accounting for unbilled revenues.



(3) "Earnings" for purposes of these calculations have been computed by adding to "income before extraordinary items" all taxes based on income or profits, total interest charges and the estimated interest element of rentals charged to income. "Fixed charges" include total interest charges, the estimated interest element of rentals and subsidiaries' preferred stock dividend requirements, determined on a "pre-income tax" basis (computed, where applicable, at the effective income tax rates for the applicable periods). These ratios exclude fixed charges applicable to the guarantee of the debt of a coal supplier aggregating $13,298,000, $9,762,000, $8,565,000,
    $7,424,000 and $6,315,000 for each of the five years in the period ended December 31, 1995, respectively.



(4) Earnings, as defined, were deficient in 1993 by $5,018,000 to cover fixed charges plus preferred stock dividend requirements (pre-income tax basis).



(5) The maximum and minimum "As Adjusted" capitalization columns described in the table below assume that holders of a maximum of 3,600,000 Class A Shares and a minimum of 1,200,000 Class A Shares (which minimum condition may be waived by the Trust), respectively, elect to participate in the Offer. To the extent a different number of holders of Class A Shares elect to participate in the Offer, Preferred Securities of the Trust and Class A Shares would be increased or decreased, as the case may be, by equal and offsetting amounts.



(6) As described in this Prospectus, all of the assets of the Trust will be the [ ]% Junior Subordinated Debentures Due 2016 of Ohio Edison. Assuming 3,600,000 Preferred Securities are issued in the Offer, the Trust will hold approximately $92,800,000 principal amount of Subordinated Debentures. All of the assets of Ohio Edison Financing Trust are approximately $124,000,000 principal amount of 9% Junior Subordinated Debentures, Series A, Due 2025 of Ohio Edison.



(7) Excludes $376,716,000 of long-term debt due to be repaid or subject to put options within one year.

                         OHIO EDISON FINANCING TRUST II


     The Trust is a statutory business trust formed under the Business Trust Act pursuant to the filing of a certificate of trust dated March 1, 1996, filed with the Delaware Secretary of State on March 5, 1996. The Trust's business is defined in a Declaration of Trust, dated as of March 1, 1996, executed by Ohio Edison, as sponsor (the "Sponsor"), and the Company Trustees as of that date. The Declaration of Trust will be amended and restated in its entirety as of the date the Trust accepts Class A Shares in the Offer (see "The Offer -- Terms of the Offer") (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Declaration will be qualified as an indenture under the Trust Indenture Act. Upon issuance of the Preferred Securities, the holders thereof will own all of the issued and outstanding Preferred Securities. See "Description of the Preferred Securities -- Book-Entry; Delivery and Form." Ohio Edison will acquire all of the Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Trust. The Preferred Securities and the Common Securities will have equivalent terms; provided that (i) if an Event of Default under the Declaration occurs and is continuing, the holders of Preferred Securities will have a priority over holders of the Common Securities with respect to payments in respect of distributions and payments upon liquidation, redemption or otherwise and (ii) holders of Common Securities have the exclusive right (subject to the terms of the Declaration) to appoint, remove or replace Company Trustees and to increase or decrease the number of Company Trustees. The Common Securities will not be transferable by Ohio Edison except under certain circumstances to related parties, as defined in the Declaration. The Trust exists for the exclusive purposes of (a)(i) issuing its Preferred Securities in exchange for Class A Shares pursuant to the Offer and delivering such Class A Shares to Ohio Edison in consideration of the deposit by Ohio Edison in the Trust as trust assets of Subordinated Debentures having an aggregate principal amount equal to the aggregate par value of such Class A Shares so delivered, and (ii) issuing and selling its Common Securities to Ohio Edison for cash and using the proceeds thereof to purchase as trust assets an equal aggregate principal amount of Subordinated Debentures and (b) engaging in such other activities as are necessary, convenient or incidental thereto. The Trust has a term of approximately 55 years, but may terminate earlier as provided in the Declaration. The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Business Trust Act and the Trust Indenture Act. See "Description of the Preferred Securities."


     The Trust's business and affairs will be conducted by the Company Trustees appointed by Ohio Edison, as holder of the Common Securities. The duties and obligations of the Company Trustees shall be governed by the Declaration and the Business Trust Act and, in the case of the Property Trustee, the Trust Indenture Act. Pursuant to the Declaration, the number of Company Trustees will initially be four. Two of the Company Trustees, the Regular Trustees, will be persons who are employees or officers of, or affiliated with, Ohio Edison. A third trustee will be a financial institution unaffiliated with Ohio Edison that will serve as the Property Trustee under the Declaration and as indenture trustee for purposes of the Trust Indenture Act. The Bank of New York will act as the Property Trustee until removed or replaced by the holder of the Common Securities. The Bank of New York will also act as Preferred Guarantee Trustee under the Preferred Securities Guarantee. See "Description of the Preferred Securities Guarantee." The fourth trustee, the Delaware Trustee, will be a financial institution or an affiliate thereof which maintains a principal place of business or residence in the State of Delaware. The Bank of New York (Delaware) will act as the Delaware Trustee.

     The Property Trustee will hold title to the Subordinated Debentures for the benefit of the Trust and holders of the Trust Securities and will have the power to exercise all rights, powers and privileges under the Indenture (as defined herein) as the holder of the Subordinated Debentures. In addition, the Property Trustee will maintain exclusive control of the Property Account to hold all payments made in respect of the Subordinated Debentures for the benefit of the Trust and holders of the Trust Securities. The Property Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Preferred Guarantee Trustee will hold the Preferred Securities Guarantee for the benefit of the holders of the Preferred Securities. Ohio Edison, as the holder of all the Common Securities, will have the right to appoint, remove or replace any Company

Trustee and to increase or decrease the number of Company Trustees, provided that the number of Company Trustees shall be at least three if the Property Trustee is not also the Delaware Trustee.



     Under the Declaration, the Trust shall not, and the Company Trustees (including the Property Trustee) shall cause the Trust not to, engage in any activity other than in connection with the purposes of the Trust or other than as required or authorized by the Declaration. In particular, the Trust shall not and the Company Trustees (including the Property Trustee) shall not (a) invest any proceeds received by the Trust from holding the Subordinated Debentures but shall promptly distribute all such proceeds to holders of Trust Securities pursuant to the terms of the Declaration and of the Trust Securities; (b) acquire any assets other than as expressly provided in the Declaration; (c) possess Trust property for other than a Trust purpose; (d) make any investments, other than investments represented by the Subordinated Debentures; (e) possess any power or otherwise act in such a way as to vary the Trust assets or the terms of the Trust Securities in any way whatsoever; (f) issue any securities or other evidences of beneficial ownership of, or beneficial interests in, the Trust other than the Trust Securities; (g) incur any indebtedness for borrowed money or (h)(1) direct the time, method and place of exercising any trust or power conferred upon the Indenture Trustee with respect to the Subordinated Debentures, (2) waive any past default that is waivable under Section 6.04 of the Indenture, (3) exercise any right to rescind or annul any declaration that the principal of all of the Subordinated Debentures shall be due and payable or
(4) consent to any amendment, modification or termination of the Indenture or the Subordinated Debentures where such consent shall be required unless the Trust shall have received an opinion of counsel to the effect that such modification or amendment will not cause more than an insubstantial risk that for United States federal income tax purposes the Trust will not be classified as a grantor trust.


     The books and records of the Trust will be maintained at the principal office of the Trust and will be open for inspection by a holder of Preferred Securities or the duly authorized representative of such holder for any purpose reasonably related to its interest in the Trust during normal business hours. The Trust anticipates that it will not be required to file with the Commission or distribute to holders of Preferred Securities periodic reports regarding the Trust.

     Except as provided below or under the Business Trust Act and the Trust Indenture Act, holders of Preferred Securities will have no voting rights. See "Description of the Preferred Securities -- Voting Rights".


     The Property Trustee, for the benefit of the holders of the Trust Securities, is authorized under the Declaration to exercise all rights under the Indenture with respect to the Subordinated Debentures and to enforce Ohio Edison's obligations under the Subordinated Debentures upon the occurrence of an Indenture Event of Default. The Property Trustee, as the Guarantee Trustee, shall also be authorized to enforce the rights of holders of Preferred Securities under the Preferred Securities Guarantee. If the Trust's failure to make distributions on the Preferred Securities is a consequence of Ohio Edison's exercise of its right to extend the interest payment period for the Subordinated Debentures, the Property Trustee will have no right to enforce the payment of distributions on the Preferred Securities until an Event of Default shall have occurred. Holders of at least a majority in liquidation amount of the Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration and the Preferred Securities Guarantee. Any holder of Preferred Securities may institute a legal proceeding against Ohio Edison to enforce the Preferred Securities Guarantee. See "Description of the Preferred Securities -- Voting Rights".


     If an Indenture Event of Default occurs and is continuing with respect to Subordinated Debentures, an Event of Default under the Declaration will occur and be continuing with respect to the Trust Securities. In such event, the Declaration provides that the holders of Common Securities will be deemed to have waived any such Event of Default with respect to the Common Securities until all Events of Default with respect to the Preferred Securities have been cured or waived. Until all such Events of Default with respect to the Preferred Securities have been so cured or waived, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities and only the holders of the Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration and consequently under the Indenture. If any Event of Default with respect to the Preferred Securities is waived by the holders of the Preferred Securities as provided in the Declaration, the holders of Common Securities pursuant to the

Declaration have agreed that such waiver also constitutes a waiver of such Event of Default with respect to the Common Securities for all purposes under the Declaration without any further act, vote or consent of the holders of the Common Securities. See "Description of the Preferred Securities".

     The Declaration provides that the Company Trustees may treat the person in whose name a Preferred Security is registered on the books and records of the Trust as the sole holder thereof and of the Preferred Securities represented thereby for purposes of receiving distributions and for all other purposes and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such certificate or in the Preferred Securities represented thereby on the part of any person, whether or not the Trust shall have actual or other notice thereof. Preferred Securities will be issued in fully registered form. Investors may elect to hold their Preferred Securities directly or, subject to the rules and procedures of The Depository Trust Company and Philadelphia Depository Trust Company (each a "Depository Institution") described under "Description of the Preferred Securities -- Book-Entry; Delivery and Form", hold interests in a global certificate registered on the books and records of the Trust in the name of a Depository Institution or its nominee. Under the
Declaration:

     (i) the Trust and the Company Trustees shall be entitled to deal with a Depository Institution (or any successor depositary) for all purposes, including the payment of distributions and receiving approvals, votes or consents under the Declaration, and except as set forth in the Declaration, shall have no obligation to persons owning Preferred Securities ("Preferred Security Beneficial Owners") registered in the name of and held by a Depository Institution or its nominee; and

     (ii) the rights of Preferred Security Beneficial Owners shall be exercised only through a Depository Institution (or any successor depository) and shall be limited to those established by law and agreements between such Preferred Security Beneficial Owners and a Depository Institution and/or its participants. See "Description of the Preferred Securities -- Book-Entry; Delivery and Form". With respect to Preferred Securities registered in the name of and held by a Depository Institution or its nominee, all notices and other communications required under the Declaration shall be given to, and all distributions on such Preferred Securities shall be given or made to, a Depository Institution (or its successor).


     In the Declaration, Ohio Edison has agreed to pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust, including the fees and expenses of the Company Trustees and any taxes and all costs and expenses with respect thereto, to which the Trust may become subject, except for United States withholding taxes. See "Risk Factors -- Trust Distributions Dependent on Ohio Edison's Payments on Subordinated Debentures". The foregoing obligations of Ohio Edison under the Declaration, which are a part of the Back-up Obligations, are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of Ohio Edison directly against Ohio Edison and Ohio Edison has irrevocably waived any right or remedy to require that any such Creditor take any action against the Trust or any other person before proceeding against Ohio Edison. Ohio Edison has agreed in the Declaration to execute such additional agreements as may be necessary or desirable in order to give full effect to the foregoing.


     THE FOREGOING SUMMARY OF CERTAIN PROVISIONS OF THE DECLARATION IS A DISCUSSION OF ALL MATERIAL TERMS OF THE DECLARATION, BUT DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DECLARATION WHICH HAS BEEN FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART.

     The principal place of business of the Trust shall be c/o Ohio Edison Company, 76 South Main Street, Akron, Ohio 44308, telephone number (330) 384-5100.

                                   THE OFFER

PURPOSE OF THE OFFER

     The purpose of the Offer is to refinance the Class A Shares with the Preferred Securities and to achieve certain tax efficiencies while preserving Ohio Edison's flexibility with respect to future financings. This refinancing will permit Ohio Edison to deduct interest payable on the Subordinated Debentures for United States federal income tax purposes; dividends payable with regard to the Class A Shares are not deductible.

GENERAL

     PARTICIPATION IN THE OFFER IS VOLUNTARY AND HOLDERS OF CLASS A SHARES SHOULD CAREFULLY CONSIDER WHETHER TO ACCEPT. NEITHER THE BOARD OF DIRECTORS OF OHIO EDISON, OHIO EDISON, THE TRUSTEES NOR THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING IN THE OFFER. HOLDERS OF CLASS A SHARES ARE URGED TO CONSULT THEIR FINANCIAL AND TAX ADVISORS IN MAKING THEIR DECISIONS ON WHAT ACTION TO TAKE IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES. SEE "PRICE RANGE OF CLASS A SHARES."

     Unless the context requires otherwise, the term "Holder" with respect to the Offer means (i) any person in whose name any Class A Shares are registered on the books of Ohio Edison or (ii) any other person who has obtained a properly completed stock power from the registered holder, or (iii) any person whose Class A Shares are held of record by a Depository Institution.

TERMS OF THE OFFER

     Upon the terms and subject to the conditions set forth herein and in the Letter of Transmittal, the Trust will exchange its Preferred Securities for up to 3,600,000 of the outstanding Class A Shares. The Offer will be effected on a basis of one Preferred Security for each Class A Share validly tendered and accepted for exchange. See "-- Procedures for Tendering." Upon the terms and subject to the conditions set forth herein and in the Letter of Transmittal, the Trust will accept up to 3,600,000 Class A Shares validly tendered and not withdrawn prior to the Expiration Date and, unless the Offer has been withdrawn or terminated, will deliver Preferred Securities in exchange therefor to tendering Holders of Class A Shares as promptly as practicable following the Expiration Date. The Trust expressly reserves the right, in its sole discretion, to delay acceptance for exchange of Class A Shares tendered under the Offer and the delivery of the Preferred Securities with respect to the Class A Shares accepted for exchange (subject to Rules 13e-4 and 14e-1 under the Exchange Act, which require that the Trust consummate the Offer or return the Class A Shares deposited by or on behalf of the Holders thereof promptly after the termination or withdrawal of the Offer), or to amend, withdraw or terminate the Offer at any time prior to the Expiration Date for any of the reasons set forth in "-- Conditions to the Offer" and "-- Expiration Date; Extensions; Amendments; Termination."

     In all cases, except to the extent waived by the Trust, delivery of Preferred Securities issued with respect to the Class A Shares accepted for exchange pursuant to the Offer will be made only after timely receipt by the Exchange Agent of Class A Shares (or confirmation of book-entry transfer thereof), a properly completed and duly executed Letter of Transmittal and any other documents required thereby.

     As of the date of this Prospectus, there are 4,000,000 Class A Shares outstanding. This Prospectus, together with the Letter of Transmittal, is being sent to all registered Holders commencing on or about the date of this Prospectus.

     The Trust shall be deemed to have accepted validly tendered Class A Shares (or defectively tendered Class A Shares with respect to which the Trust has waived such defect) when, as and if the Trust has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders for the purpose of receiving Class A Shares from, and remitting Preferred Securities to, tendering

Holders who are participating in the Offer. Upon the terms and subject to the conditions of the Offer, delivery of Preferred Securities to tendering Holders will be made as promptly as practicable following the Expiration Date.

     If proration of tendered Class A Shares is required, because of the difficulty in determining the number of Class A Shares validly tendered (including shares tendered by the guaranteed delivery procedures described in "-- Procedures for Tendering"), the Trust does not expect that it would be able to announce the final proration factor or to commence the exchange for any Class A Shares pursuant to the Offer until approximately five Business Days after the Expiration Date. Preliminary results of the proration will be announced by press release as promptly as practicable after the Expiration Date. Holders of Class A Shares may obtain such preliminary information from the Dealer Manager, the Information Agent or the Exchange Agent and may also be able to obtain such information from their brokers.

     Until the final proration factors are known, the Trust will not issue any Preferred Securities in exchange for any Class A Shares accepted for exchange pursuant to the Offer or return Class A Shares delivered to the Exchange Agent but not tendered or return Class A Shares tendered but not accepted for exchange because of proration.

     If any tendered Class A Shares are not accepted for exchange because of an invalid tender, proration, the occurrence of certain other events set forth herein or otherwise, unless otherwise requested by the Holder under "Special Delivery Instructions" in the Letter of Transmittal, such Class A Shares will be returned, without expense, to the tendering Holder thereof (or in the case of Class A Shares tendered by book-entry transfer into the Exchange Agent's account at a Depository Institution, such Class A Shares will be credited to an account maintained at the Depository Institution designated by the participant therein who so delivered such Class A Shares), as promptly as practicable after the Expiration Date or the withdrawal or termination of the Offer.

     Holders of Class A Shares will not have any appraisal or dissenters' rights under the Ohio General Corporation Law in connection with the Offer. The Trust intends to conduct the Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

     Holders who tender Class A Shares in the Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Class A Shares pursuant to the Offer. See "Fees and Expenses; Transfer Taxes."

     Holders tendering Class A Shares held in global form shall receive Preferred Securities in global form and holders tendering Class A Shares held directly in certificated form shall receive Preferred Securities in certificated form, in each case unless otherwise specified in the Letter of Transmittal. See "-- Procedures for Tendering."

CONDITIONS TO THE OFFER

     Notwithstanding any other provisions of the Offer, or any extension of the Offer, the Trust will not be required to deliver Preferred Securities in respect of any properly tendered Class A Shares and may terminate the Offer by oral or written notice to the Exchange Agent and the holders of Class A Shares, or, at its option, may modify or otherwise amend the Offer (other than with respect to the Minimum Distribution Condition) with respect to such Class A Shares if any of the following conditions are not satisfied at or prior to the Expiration Date in the case of clauses (a) and (b) below or if any of the events specified in clauses (c) through (e) occurs at or prior to the exchange date for the Class A
Shares:

          (a) receipt of at least 1,200,000 validly tendered Class A Shares in the Offer;

          (b) tenders by a sufficient number of holders of Class A Shares to satisfy the Minimum Distribution Condition;

          (c) any action has been taken or threatened, or any statute, rule, regulation, judgment, order, stay, decree or injunction has been promulgated, enacted, entered, enforced or deemed applicable to the Offer, by or before any court or governmental regulatory or administrative agency or authority or tribunal, domestic or foreign, which (i) challenges the making of the Offer, or might directly or indirectly prohibit, prevent, restrict or delay consummation of the Offer, or otherwise and adversely affect in any material manner the Offer or (ii) could materially adversely affect the business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects of Ohio Edison and its subsidiaries, taken as a whole or materially impair the contemplated benefits of the Offer to Ohio Edison;

          (d) any event has occurred or is likely to occur affecting the business or financial affairs of Ohio Edison that would or might prohibit, prevent, restrict or delay consummation of the Offer or that will, or is reasonably likely to, materially impair the contemplated benefits of the Offer or might be material to holders of Class A Shares in deciding whether to accept the Offer; and

          (e) any of the following events shall have occurred (i) any general suspension of or limitation on trading in securities on the NYSE or in the over-the-counter market (whether or not mandatory), (ii) any significant adverse change in the price of the Class A Shares or in the United States securities or financial markets, (iii) a material impairment in the trading market for debt or equity securities, (iv) a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States (whether or not mandatory), (v) a commencement of a war, armed hostilities or other national or international crisis directly or indirectly relating to the United States, (vi) any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States, (vii) any significant adverse change in United States securities or financial markets generally or in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof.

     The foregoing conditions are for the sole benefit of the Trust and Ohio Edison and, except for the Minimum Distribution Condition, may be waived by the Trust and Ohio Edison, in whole or in part, in their sole discretion. Any determination made by Ohio Edison or the Trust concerning an event, development or circumstance described or referred to above will be final and binding on all parties.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS; TERMINATION

     The Offer will expire on the Expiration Date. The Trust expressly reserves the right, in its sole discretion, subject to applicable law, to (i) terminate the Offer, and not accept for exchange any Class A Shares and promptly return all Class A Shares upon the failure of any of the conditions specified above in "-- Conditions to the Offer", (ii) waive any condition to the Offer (other than the Minimum Distribution Condition) and accept all Class A Shares previously tendered pursuant to the Offer, (iii) extend the Expiration Date of the Offer and retain all Class A Shares tendered pursuant to the Offer until the Expiration Date, subject, however, to all withdrawal rights of holders, see
"-- Withdrawal of Tenders," (iv) amend the terms of the Offer or (v) modify the form of the consideration to be paid pursuant to the Offer. Any amendment applicable to the Offer will apply to all Class A Shares tendered pursuant to the Offer. During any extension of the Offer, all Class A Shares previously tendered pursuant to the Offer and not withdrawn will remain subject to the Offer.

     If the Trust makes a material change in the terms of the Offer, the Trust will extend the Offer. The minimum period for which the Offer will be extended following a material change, other than a change in the amount of Class A Shares sought for exchange or an increase or decrease in the consideration offered to Holders of Class A Shares, will depend upon the facts and circumstances, including the relative materiality of the change. With respect to an increase or decrease in the number of Class A Shares sought in the Offer or an increase or decrease in the consideration offered to Holders of Class A Shares, if required, the Offer will remain open for a minimum of ten Business Days following public announcement of such change. In the case of any amendment, withdrawal or termination of the Offer, a public announcement will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date of the Offer subject to such extension. If the Trust withdraws or terminates the Offer, it will give immediate notice to the Exchange Agent, and all Class A Shares theretofore tendered pursuant to the Offer will be returned promptly to the tendering Holders thereof. See "-- Withdrawal of Tenders." In order to satisfy the

NYSE listing requirements, acceptance of Class A Shares validly tendered in the Offer is subject to the Minimum Distribution Condition, which condition may not be waived.

PROCEDURES FOR TENDERING

     The tender of Class A Shares by a Holder thereof pursuant to one of the procedures set forth below will constitute an agreement between such Holder and the Trust in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     Each Holder of Class A Shares wishing to participate in the Offer must (i) properly complete and sign the Letter of Transmittal in accordance with the instructions contained herein and in the Letter of Transmittal, together with any required signature guarantees, and deliver the same to the Exchange Agent, at one of its addresses set forth on the back cover page hereof prior to the Expiration Date and either (a) certificates for the Class A Shares must be received by the Exchange Agent at such address or (b) such Class A Shares must be transferred pursuant to the procedures for book-entry transfer described below and a confirmation of such book-entry transfer must be received by the Exchange Agent, in each case prior to the Expiration Date, or (ii) comply with the guaranteed delivery procedures described below.

     IN ORDER TO PARTICIPATE IN THE OFFER, HOLDERS OF CLASS A SHARES MUST SUBMIT A LETTER OF TRANSMITTAL AND COMPLY WITH THE OTHER PROCEDURES FOR TENDERING IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED HEREIN AND IN THE LETTER OF TRANSMITTAL PRIOR TO THE EXPIRATION DATE. LETTERS OF TRANSMITTAL, CLASS A SHARES AND ANY OTHER REQUIRED DOCUMENTS SHOULD BE SENT ONLY TO THE EXCHANGE
AGENT -- NOT TO THE TRUST, OHIO EDISON, THE DEALER MANAGER OR THE INFORMATION AGENT.

     Special Procedure for Beneficial Owners. Any beneficial owner whose Class A Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on its own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Class A Shares, either make appropriate arrangements to register ownership of the Class A Shares in such owner's name or obtain a properly completed stock power from the registered Holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date.

     THE METHOD OF DELIVERY OF CLASS A SHARES AND ALL OTHER DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SENT BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, RETURN RECEIPT REQUESTED, BE USED, INSURANCE BE OBTAINED, AND THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT ON OR BEFORE THE EXPIRATION DATE.

     Signature Guarantees. If tendered Class A Shares are registered in the name of the signer of the Letter of Transmittal and the Preferred Securities to be issued in exchange therefor are to be issued (and any untendered Class A Shares are to be reissued) in the name of the registered Holder, the signature of such signer need not be guaranteed. If the tendered Class A Shares are registered in the name of someone other than the signer of the Letter of Transmittal, or if Preferred Securities issued in exchange therefor are to be issued in the name of any person other than the signer of the Letter of Transmittal, such tendered Class A Shares must be endorsed or accompanied by written instruments of transfer in form satisfactory to the Trust and duly executed by the registered Holder, and the signature on the endorsement or instrument of transfer must be guaranteed by a financial institution (including most banks, savings and loans associations and brokerage houses) that is a participant in the Security Transfer Agents Medallion Program or the Stock Exchange Medallion Program (any of the foregoing hereinafter referred to as an "Eligible Institution"). If the Preferred Securities (and/or any tendered Class A Shares not exchanged) are to be delivered to an address other than that of the registered Holder appearing on the register for the Class A Shares, the signature in the Letter of Transmittal must be guaranteed by an Eligible Institution.

     Book-Entry Transfer. The Trust understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Class A Shares at a Depository Institution for the purpose of facilitating the Offer, and subject to the establishment thereof, any financial institution that is a participant in a Depository Institution's system may make book-entry delivery of Class A Shares by causing the Depository Institution to transfer such Class A Shares into the Exchange Agent's account with respect to the Class A Shares in accordance with such Depository Institution's Automated Tender Offer Program ("ATOP") procedures for such book-entry transfers. However, the exchange for the Class A Shares so tendered will only be made after timely confirmation (a "Book-Entry Confirmation") of such Book-Entry Transfer of Class A Shares into the Exchange Agent's account, and timely receipt by the Exchange Agent of an Agent's Message (as such term is defined in the next sentence) and any other documents required by the Letter of Transmittal. The term "Agent's Message" means a message, transmitted by a Depository Institution and received by the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that such Depository Institution has received an express acknowledgment from a participant tendering Class A Shares that is the subject of such Book-Entry Confirmation, that such participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that the Trust may enforce such agreement against such participant.

     Guaranteed Delivery. If a Holder desires to participate in the Offer and time will not permit a Letter of Transmittal or Class A Shares to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at one of its addresses on the back cover page hereof prior to the Expiration Date, a letter, telegram or facsimile transmission from an Eligible Institution setting forth the name and address of the tendering Holder, the name(s) in which the Class A Shares are registered and, if the Class A Shares are held in certificated form, the certificate numbers of the Class A Shares to be tendered, and stating that the tender is being made thereby and guaranteeing that within three NYSE trading days after the date of execution of such letter, telegram or facsimile transmission by the Eligible Institution, the Class A Shares in proper form for transfer together with a properly completed and duly executed Letter of Transmittal (and any other required documents), or a confirmation of book-entry transfer of such Class A Shares into the Exchange Agent's account at a Depository Institution, will be delivered by such Eligible Institution. Unless the Class A Shares being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents) or a confirmation of book-entry transfer of such Class A Shares into the Exchange Agent's account at the Depository Institution in accordance with such Depository Institution's ATOP procedures is received, the Trust may, at its option, reject the tender. In addition to the copy being transmitted herewith, copies of a Notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent and the Information Agent.

     Miscellaneous. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Class A Shares will be determined by the Trust, whose determination will be final and binding. The Trust reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of the Trust's counsel, be unlawful. The Trust also reserves the absolute right to waive any defect or irregularity in the tender of any Class A Shares, and the Trust's interpretation of the terms and conditions of the Offer (including the instructions in the Letter of Transmittal) will be final and binding. None of the Trust, the Exchange Agent, the Dealer Manager, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

     Tenders of Class A Shares involving any irregularities will not be deemed to have been made until such irregularities have been cured or waived. Class A Shares received by the Exchange Agent that are not validly tendered and as to which the irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holder (or in the case of Class A Shares tendered by book-entry transfer into the Exchange Agent's account at a Depository Institution, such Class A Shares will be credited to an account maintained at the Depository Institution designated by the participant therein who so delivered such Class A

Shares), unless otherwise requested by the Holder in the Letter of Transmittal, as promptly as practicable after the Expiration Date or the withdrawal or termination of the Offer.

LETTER OF TRANSMITTAL

     The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Offer.

     The party tendering Class A Shares for exchange (the "Transferor") exchanges, assigns and transfers the Class A Shares to the Trust, and irrevocably constitutes and appoints the Exchange Agent as the Transferor's agent and attorney-in-fact to cause the Class A Shares to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Class A Shares and to acquire Preferred Securities issuable upon the exchange of such tendered Class A Shares and that, when such Transferor's Class A Shares are accepted for exchange, the Trust will acquire good and unencumbered title to such tendered Class A Shares, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by the Trust to be necessary or desirable to complete the exchange, assignment and transfer of tendered Class A Shares or transfer ownership of such Class A Shares on the account books maintained by the Depository Institution. All authority conferred by the Transferor will survive the death, bankruptcy or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor.

WITHDRAWAL OF TENDERS

     Tenders of Class A Shares pursuant to the Offer may be withdrawn at any time prior to the Expiration Date and, unless accepted for exchange by the Trust, may be withdrawn at any time after 40 Business Days after the date of this Prospectus.

     To be effective, a written notice of withdrawal delivered by mail, hand delivery or facsimile transmission must be timely received by the Exchange Agent at one of its addresses set forth on the back cover page hereof. The method of notification is at the risk and election of the Holder. Any such notice of withdrawal must specify (i) the Holder named in the Letter of Transmittal as having tendered Class A Shares to be withdrawn, (ii) if the Class A Shares are held in certificated form, the certificate numbers of the Class A Shares to be withdrawn, (iii) that such Holder is withdrawing his election to have such Class A Shares exchanged and (iv) the name of the registered Holder of such Class A Shares, and must be signed by the Holder in the same manner as the original signature on the Letter of Transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to the Trust that the person withdrawing the tender has succeeded to the beneficial ownership of the Class A Shares being withdrawn. The Exchange Agent will return the properly withdrawn Class A Shares promptly following receipt of notice of withdrawal. If Class A Shares have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at a Depository Institution to be credited with the withdrawn Class A Shares and otherwise comply with such Depository Institution procedures. All questions as to the validity of notice of withdrawal, including time of receipt, will be determined by the Trust, and such determination will be final and binding on all parties. Withdrawals of tenders of Class A Shares may not be rescinded and any Class A Shares withdrawn will thereafter be deemed not validly tendered for purposes of the Offer. Properly withdrawn Class A Shares, however, may be retendered by following the procedures therefor described elsewhere herein at any time prior to the Expiration Date. See "-- Procedures for Tendering."

ACCEPTANCE OF SHARES AND PRORATION

     Upon the terms and subject to the conditions of the Offer, including the Minimum Distribution Condition, if 3,600,000 or fewer Class A Shares have been validly tendered and not withdrawn prior to the Expiration Date, the Trust will accept for exchange all such Class A Shares. Upon the terms and subject to the conditions of the Offer, if more than 3,600,000 Class A Shares have been validly tendered and not withdrawn prior to the Expiration Date, the Trust will accept for exchange Class A Shares from each tendering Holder on a pro rata basis, subject to adjustment to avoid the acceptance for exchange of fractional shares.

     If the Trust decides, in its sole discretion, to increase or decrease the number of Class A Shares sought in the Offer or to increase or decrease the consideration offered to Holders of Class A Shares, and if the Offer is scheduled to expire less than ten Business Days from and including the date that notice of such increase or decrease is first published, sent or given in the manner specified in "-- Expiration Date; Extensions; Amendments; Termination", then the Offer will be extended for a minimum of ten Business Days from and including the date of such notice.

     All Class A Shares not accepted pursuant to the Offer, including shares not accepted because of proration, will be returned to the tendering Holders at the Trust's expense as promptly as practicable following the Expiration Date.

EXCHANGE AGENT AND INFORMATION AGENT

     The Bank of New York has been appointed as Exchange Agent for the Offer.

                             The Exchange Agent Is:

                              THE BANK OF NEW YORK
                               101 Barclay Street
                            New York, New York 10286
                                 (800) 507-9357

     Georgeson & Company Inc. has been retained as the Information Agent to assist in connection with the Offer. Questions and requests for assistance regarding the Offer, requests for additional copies of this Prospectus, the Letter of Transmittal and requests for Notice of Guaranteed Delivery may be directed to the Information Agent.

                           The Information Agent Is:

                                     (LOGO)
                               Wall Street Plaza
                            New York, New York 10005
                           (800) 223-2064 (Toll-Free)

                        Banks and Brokers Call Collect:
                                 (212) 440-9800

     Ohio Edison will pay the Exchange Agent and Information Agent reasonable and customary fees for their services and will reimburse them for all their reasonable out-of-pocket expenses in connection therewith.

DEALER MANAGER; SOLICITING DEALERS

     Merrill Lynch & Co., as Dealer Manager, has agreed to solicit exchanges of Class A Shares for Preferred Securities. Ohio Edison will pay the Dealer Manager
a fee of $[          ] per Class A Share accepted pursuant to the Offer. The
maximum fee payable to the Dealer Manager is approximately $[          ] plus
any amount that the Dealer Manager may be entitled to pursuant to the next paragraph. Ohio Edison will also reimburse the Dealer Manager for certain reasonable out-of-pocket expenses in connection with the Offer and will indemnify the Dealer Manager against certain liabilities, including liabilities under the Securities Act. The Dealer Manager engages in transactions with, and from time to time has performed services for, Ohio Edison.

     Ohio Edison will pay to a Soliciting Dealer a solicitation fee of
$[          ] per Class A Share validly tendered and accepted for exchange pursuant to the Offer. As used in this Prospectus, "Soliciting Dealer" includes
(i) any broker or dealer in securities, including the Dealer Manager in its capacity as a broker or dealer, who is a member of any national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD"), (ii) any foreign broker or dealer not eligible for membership in the NASD who agrees to conform to the NASD's Rules of Fair Practice in soliciting tenders outside the United States to the same extent as though it were an NASD member, or (iii) any bank or trust company, any one of whom has solicited and obtained a tender pursuant to the Offer. No solicitation fee shall be payable to a Soliciting Dealer with respect to the tender of Class A Shares by a Holder unless the Letter of Transmittal accompanying such tender designates such Soliciting Dealer as such in the box captioned "Solicited Tenders."

     If tendered Class A Shares are being delivered by book-entry transfer made to an account maintained by the Exchange Agent with Depository Institutions, the Soliciting Dealer must return a Notice of Solicited Tenders (included in the materials provided to brokers and dealers) to the Exchange Agent within three trading days after the Expiration Date in order to receive a solicitation fee. No solicitation fee shall be payable to a Soliciting Dealer in respect of Class A Shares (i) beneficially owned by such Soliciting Dealer or (ii) registered in the name of such Soliciting Dealer unless such Class A Shares are held by such Soliciting Dealer as nominee and such Class A Shares are being tendered for the benefit of one or more beneficial owners identified on the Letter of Transmittal or the Notice of Solicited Tenders. No solicitation fee shall be payable to the Soliciting Dealer with respect to the tender of Class A Shares by the Holder of record, for the benefit of the beneficial owner, unless the beneficial owner has designated such Soliciting Dealer.

     No solicitation fee shall be payable to a Soliciting Dealer if such Soliciting Dealer is required for any reason to transfer any portion of such fee to a tendering Holder (other than itself). No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of Ohio Edison, the Trust, the trustees, the Exchange Agent, the Information Agent or the Dealer Manager for purposes of the Offer.

     Other than as described above, Ohio Edison will not pay any solicitation fees to any broker, dealer, bank, trust company or other person for any Class A Shares exchanged in connection with the Offer. Ohio Edison will reimburse such persons for customary handling and mailing expenses incurred in connection with the Offer.

     Additional solicitations may be made by telephone, in person or otherwise by officers and regular employees of Ohio Edison and its affiliates. No additional compensation will be paid to any such officers and employees who engage in soliciting tenders.

         LISTING AND TRADING OF PREFERRED SECURITIES AND CLASS A SHARES

     The Preferred Securities constitute a new issue of securities with no established trading market. While the Preferred Securities are expected to be approved for listing on the NYSE, subject to official notice of issuance, there can be no assurance that an active market for the Preferred Securities will develop or be sustained in the future on such exchange. Although the Dealer Manager has indicated to the Trust that it intends to make a market in the Preferred Securities following the Expiration Date as permitted by applicable laws and regulations prior to the commencement of trading on the NYSE, it is not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Preferred Securities. In order to satisfy the NYSE listing requirements, acceptance of Class A Shares validly tendered in the Offer is subject to the Minimum Distribution Condition, which condition may not be waived.


     To the extent that Class A Shares are tendered and accepted in the Offer, the terms on which untendered Class A Shares could subsequently be sold could be adversely affected. In addition, if the Offer is substantially subscribed or oversubscribed, there would be a significant risk that round lot holdings of Class A Shares outstanding following the Offer would be limited. See "Risk Factors -- Lack of Established Trading Market for Preferred Securities" and
"-- Reduced Trading Market for Class A Shares."

               TRANSACTIONS AND ARRANGEMENTS CONCERNING THE OFFER

     Except as described herein, there are no contracts, arrangements, understandings or relationships in connection with the Offer between Ohio Edison or any of its directors or executive officers, the Trust or the Trustees and any person with respect to any securities of Ohio Edison or the Trust, including the Subordinated Debentures, the Class A Shares and the Preferred Securities.

                       FEES AND EXPENSES; TRANSFER TAXES

     The expenses of soliciting tenders of the Class A Shares will be borne by Ohio Edison. For compensation to be paid to the Dealer Manager and Soliciting Dealers, see "The Offer -- Dealer Manager; Soliciting Dealers." The total cash expenditures to be incurred by Ohio Edison in connection with the Offer, other than fees payable to the Dealer Manager and Soliciting Dealers, but including the expenses of the Dealer Manager, printing, accounting and legal fees, and the fees and expenses of the Exchange Agent, the Information Agent, the Property Trustee, the Delaware Trustee and the Indenture Trustee, are estimated to be
approximately [          ].

     Ohio Edison will pay all transfer taxes, if any, applicable to the exchange of Class A Shares pursuant to the Offer. If, however, certificates representing Preferred Securities or Class A Shares not tendered or accepted for exchange, are to be delivered to, or are to be issued in the name of, any person other than the registered Holder of the Class A Shares tendered or if a transfer tax is imposed for any reason other than the exchange of Class A Shares pursuant to the Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

                         PRICE RANGE OF CLASS A SHARES

     The Class A Shares are listed and principally traded on the NYSE and the Chicago Stock Exchange. The following table sets forth, for each period shown, the high and low closing sales prices of the Class A Shares as reported on the NYSE Composite Tape.


                                                                      HIGH       LOW
                                                                     ------     ------
        Year Ended December 31, 1993
          1st Quarter..............................................      --         --
          2nd Quarter..............................................  25.750     24.500
          3rd Quarter..............................................  26.500     25.375
          4th Quarter..............................................  26.375     24.750
        Year Ended December 31, 1994
          1st Quarter..............................................  25.625     22.750
          2nd Quarter..............................................  23.250     21.875
          3rd Quarter..............................................  23.000     21.250
          4th Quarter..............................................  22.000     19.750
        Year Ending December 31, 1995
          1st Quarter..............................................  23.500     21.250
          2nd Quarter..............................................  25.250     22.875
          3rd Quarter..............................................  24.875     24.125
          4th Quarter..............................................  26.125     24.875
        Year Ending December 31, 1996
          1st Quarter..............................................  25.625     24.000


     On [            ], 1996, the last full day of trading prior to the first
public announcement of the Offer, the closing sales price of Class A Shares on
the NYSE as reported on the Composite Tape was $[          ] per share.
Stockholders are urged to obtain a current market quotation for Class A Shares.

                    DESCRIPTION OF THE PREFERRED SECURITIES

     The Preferred Securities will be issued pursuant to the terms of the Declaration. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Property Trustee will act as the indenture trustee for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Preferred Securities will include those stated in the Declaration and those made part of the Declaration by the Business Trust Act and the Trust Indenture Act. The following summary of the principal terms and provisions of the Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration (a copy of which is filed as an exhibit to the Registration Statement, of which this Prospectus forms a part), the Business Trust Act and the Trust Indenture Act.

GENERAL

     The Declaration authorizes the Regular Trustees, on behalf of the Trust, to issue the Preferred Securities, which represent preferred undivided beneficial interests in the assets of the Trust, and the Common Securities, which represent common undivided beneficial interests in the assets of the Trust. Upon issuance of the Preferred Securities, the holders thereof will own all of the issued and outstanding Preferred Securities. All of the Common Securities will be owned by Ohio Edison. The Common Securities rank pari passu, and payments will be made thereon on a pro rata basis with the Preferred Securities, except that upon the occurrence and during the continuation of a Declaration Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights to payment of the holders of the Preferred Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Declaration, the Property Trustee will own and hold the Subordinated Debentures for the benefit of the Trust and the holders of the Trust Securities. The payment of distributions out of money held by the Trust, and payments upon redemption of the Preferred Securities or liquidation of the Trust, are guaranteed by Ohio Edison to the extent described under "Description of the Preferred Securities Guarantee."

     The Preferred Guarantee Trustee will hold the Preferred Securities Guarantee for the benefit of the holders of the Preferred Securities. The Preferred Securities Guarantee does not cover payment of distributions on the Preferred Securities when the Trust does not have sufficient available funds in the Property Account to make such distributions.

DISTRIBUTIONS

     Distributions on the Preferred Securities will be fixed at a rate per annum
of [     ]% of the stated liquidation amount of $25 per Preferred Security
(equivalent to $[     ] per Preferred Security). Distributions in arrears for
more than one quarter will accrue interest at the rate of [     ]% per annum and
the interest so accrued at the end of each quarter and remaining unpaid will itself bear interest (to the extent permitted by applicable law) thereafter until paid on the same basis. The term "distributions" as used herein includes any such interest payable unless otherwise stated.

     Distributions on the Preferred Securities will be cumulative, will accrue
from [            ], 1996, and will be payable quarterly in arrears on March 31,
June 30, September 30 and December 31 of each year, commencing [            ],
1996, to the holders of record on the applicable record date, which will be 15 calendar days prior to the relevant distribution payment date when, as and if available for payment by the Property Trustee, except as otherwise described below. The amount of distributions payable for any full quarterly period will be computed on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarter, on the basis of the actual number of days elapsed in such a 90-day quarter. The initial distribution, payable on
[            ], 1996, will be based on a period shorter than a full quarter
([            ] to [            ], 1996) and will be in the amount of
$[          ] per Preferred Security. In addition, holders of Preferred
Securities will be entitled to an additional cash distribution at the rate 7.75%
per annum of the liquidation amount thereof from [            ], 1996 through
the Expiration Date in lieu of dividends accumulating after [            ], 1996
on their Class A Shares accepted for exchange, such
additional distribution to be made on [            ], 1996 to holders of the
Preferred Securities on the record date for such distribution.

     Ohio Edison has the right under the Indenture to defer payments of interest on the Subordinated Debentures by extending the interest payment period from time to time on the Subordinated Debentures which, if exercised, would defer quarterly distributions on the Preferred Securities (though such distributions would continue to accrue interest since interest would continue to accrue on the Subordinated Debentures) during any such extended interest payment period. In the event that Ohio Edison exercises this right, then (a) Ohio Edison shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, (b) Ohio Edison shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Ohio Edison which rank pari passu with or junior to the Subordinated Debentures, and (c) Ohio Edison shall not make any guarantee payments (other than pursuant to the Preferred Securities Guarantee) with respect to the foregoing; provided, however, that the foregoing restriction (a) does not apply to any stock dividends paid by Ohio Edison where the dividend stock is the same as that on which the dividend is paid. Prior to the termination of any such Extension Period, Ohio Edison may further extend the interest payment period, provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the maturity of the Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, Ohio Edison may select a new Extension Period as if no Extension Period had previously been declared, subject to the above requirements. See "-- Voting Rights" below and "Description of the Subordinated Debentures -- Interest" and "-- Option to Extend Interest Payment Period." If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid to holders of record of the Preferred Securities, if funds are available therefor, as they appear on the books and records of the Trust on the record date next following the termination of such Extension Period.

     Distributions on the Preferred Securities must be paid on the dates payable to the extent that the Trust has funds available for the payment of such distributions in the Property Account. The Trust's funds available for distribution to the holders of the Preferred Securities will be limited to payments received under the Subordinated Debentures. See "Description of the Subordinated Debentures." The payment of distributions out of moneys held by the Trust is guaranteed by Ohio Edison to the extent set forth under "Description of the Preferred Securities Guarantee."

     Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which will be 15 calendar days prior to the relevant distribution payment date, which record dates and payment dates correspond to the record dates and interest payment dates on the Subordinated Debentures. Such distributions will be paid through the Property Trustee, who will hold amounts received in respect of the Subordinated Debentures in the Property Account for the benefit of the Trust and the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made at the office or agency maintained therefore pursuant to the provisions of the Declaration; provided that payment of Distributions may be made at the option of the Regular Trustees on behalf of the Trust by check mailed to the address of the persons entitled thereto. In the event that any date on which distributions are to be made on the Preferred Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

MANDATORY REDEMPTION

     The Subordinated Debentures will mature on [            ], 2016 and may be
redeemed, in whole or in part, at any time after April 1, 1998, or at any time in certain circumstances upon the occurrence of a Tax Event. Upon the repayment of the Subordinated Debentures, whether at maturity or upon acceleration, redemption or otherwise, the proceeds from such repayment or payment shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debentures so repaid or redeemed at the Redemption Price; provided, that except in the case of payments upon maturity, holders of Trust Securities shall be given not less than 30 nor more than 60 days' notice of such redemption. See "Description of the Subordinated Debentures." In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed pro rata from each holder of Trust Securities.

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

     A "Tax Event" means the receipt by the Regular Trustees of an opinion of a nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that, on or after the date of this Prospectus, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, in each case which amendment or change is enacted, promulgated, issued or announced on or after the date of this Prospectus, there is more than an insubstantial risk that (i) the Trust is or will be, within 90 days of the date thereof, subject to United States federal income tax with respect to interest accrued or received on the Subordinated Debentures, (ii) interest payable by Ohio Edison to the Trust on the Subordinated Debentures is not or, within 90 days of the date thereof, will not be deductible, in whole or in part, by Ohio Edison for United States federal income tax purposes, or (iii) the Trust is or will be, within 90 days of the date thereof, subject to more than a de minimis amount of taxes, duties or other governmental charges.

     An "Investment Company Event" means that the Regular Trustees shall have received an opinion of a nationally recognized independent counsel experienced in practice under the 1940 Act (as hereinafter defined) (an "Investment Company Event Opinion") to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), which Change in 1940 Act Law becomes effective on or after the date of this Prospectus.

     If, at any time, a Tax Event or an Investment Company Event (each, as defined above, a "Special Event") shall occur and be continuing, the Regular Trustees shall, except in the circumstances described below, dissolve the Trust and, after satisfaction of creditors, cause Subordinated Debentures, having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, and having the same record date for payment as, the Trust Securities, to be distributed to the holders of the Trust Securities, in liquidation of such holders' interests in the Trust on a pro rata basis, within 90 days following the occurrence of such Special Event; provided, however, that in the case of the occurrence of a Tax Event, as a condition of such dissolution and distribution, the Regular Trustees shall have received an opinion of a nationally recognized independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion may rely on published revenue rulings of the Internal Revenue Service, to the effect that neither the Trust nor the holders of the Preferred Securities will recognize any gain or loss for United States federal income tax purposes as a result of the dissolution of the Trust and the distribution of the Subordinated Debentures; and, provided, further, that, if at the time there is available to the Trust the opportunity to eliminate, within such 90-day period, the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure that has no adverse effect on the Trust, Ohio Edison or the holders of the Preferred Securities, the Trust will pursue such measure in lieu of dissolution. Furthermore, if in the case of the occurrence of a Tax Event (i) Ohio Edison has received an opinion of a nationally recognized independent tax counsel experienced in such matters (a "Redemption Tax Opinion") that, as a result of a Tax Event, there is more than an insubstantial risk that Ohio Edison would be precluded from deducting the interest on the Subordinated Debentures for United States federal income tax purposes even if the Subordinated Debentures were distributed to the holders of Preferred Securities in liquidation of such holders' interests in the Trust as described above, or (ii) in the event of any Special Event, after receipt of a Dissolution Tax Opinion or Investment Company Event Opinion, as the case may be, the Regular Trustees shall have been informed by such tax counsel that a No Recognition Opinion cannot be delivered, Ohio Edison shall have the right at any time, upon not less than 30 nor more than 60 days' notice, to redeem the Subordinated Debentures in whole or in part for cash within 90 days following the occurrence of such Special Event, and, following such redemption, Trust Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debentures so redeemed shall be redeemed by the Trust at the Redemption Price on a pro rata basis; provided, however, that, if there is available to the Trust the opportunity to eliminate, within such 90-day period, the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure that has no adverse effect on the Trust, Ohio Edison or the holders of the Preferred Securities, Ohio Edison or the Trust will pursue such measure in lieu of redemption.


     If Subordinated Debentures are distributed to the holders of the Preferred Securities, Ohio Edison will use its best efforts to have the Subordinated Debentures listed on the NYSE or on such other exchange as the Preferred Securities are then listed.


     After the date for any distribution of Subordinated Debentures upon dissolution of the Trust, (i) the Preferred Securities and Preferred Securities Guarantee will no longer be deemed to be outstanding and (ii) any certificates representing Preferred Securities and the Preferred Securities Guarantee will be deemed to represent Subordinated Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, such Preferred Securities, until such certificates are presented to Ohio Edison or its agent for transfer or reissue.

     There can be no assurance as to the market prices for the Preferred Securities or the Subordinated Debentures that may be distributed in exchange for the Preferred Securities if a termination and liquidation of the Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, whether pursuant to the offer hereby or in the secondary market, or the Subordinated Debentures that the investor may receive on termination and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.


     On May 19, 1996, President Clinton announced a 1997 balanced budget proposal containing, among other things, an amendment that would classify a debt instrument issued on or after December 7, 1995 as equity if the instrument had a maximum term exceeding 20 years and was not classified as indebtedness on the issuer's applicable balance sheet. On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued a joint statement indicating their intent that certain legislative proposals initiated by President Clinton, including the 1997 balanced budget proposal, that may be adopted by either of the tax-writing committees of Congress would have an effective date that is no earlier than the date of "appropriate Congressional action." Because the Subordinated Debentures will have a maximum term not exceeding 20 years, the provisions of the proposed amendment are not applicable to the Subordinated Debentures. Ohio Edison cannot predict whether this proposed amendment may be modified or other legislation may be enacted that might affect the character or treatment for United States federal income tax purposes of the Subordinated Debentures or otherwise affect the Preferred Securities offered hereby. If legislation were enacted limiting, in whole or in part, the deductibility by Ohio Edison of interest on the Subordinated Debentures for United States federal income tax purposes, such enactment would be a Tax Event. Depending upon the circumstances following a Tax Event, Ohio Edison could either cause the Trust to be dissolved and the Subordinated Debentures to be distributed to the holders of Preferred Securities, or cause the Subordinated Debentures to be redeemed, which would result in a redemption by the Trust of the Preferred Securities. It is expected that the 1997 balanced budget proposal, even if enacted in a manner that would affect the Subordinated Debentures, would not alter the United States federal income tax consequences of the exchange of Class A Shares for Preferred Securities and the ownership and disposition of Preferred Securities. See "Taxation."

REDEMPTION PROCEDURES

     The Trust may not redeem fewer than all of the outstanding Preferred Securities unless all accrued and unpaid distributions have been paid on all Trust Securities for all quarterly distribution periods terminating on or prior to the date of redemption.


     If the Trust gives a notice of redemption in respect of Preferred Securities (which notice will be irrevocable), then immediately prior to the close of business on the redemption date, provided that Ohio Edison has paid to the Trust a sufficient amount of cash in connection with the related redemption or maturity of the Subordinated Debentures, distributions will cease to accrue on the Preferred Securities called for redemption, such Preferred Securities shall no longer be deemed to be outstanding and all rights of holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price. Neither the Company Trustees nor the Trust shall be required to register or cause to be registered the transfer of any Preferred Securities which have been so called for redemption or during the 15-day period prior to the mailing of notice of redemption in respect thereof. If any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If Ohio Edison fails to repay Subordinated Debentures on maturity or on the date fixed for a redemption or if payment of the Redemption Price in respect of Preferred Securities is improperly withheld or refused and not paid by the Trust or by Ohio Edison pursuant to the Preferred Securities Guarantee described under "Description of the Preferred Securities Guarantee", distributions on such Preferred Securities will continue to accrue from the original redemption date of the Preferred Securities to the date of payment in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.


     In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed pro rata as described under "-- Book-Entry; Delivery and Form" below.

     Subject to the foregoing and to applicable law (including, without limitation, United States federal securities laws), Ohio Edison or its affiliates may, at any time and from time to time, purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON TERMINATION

     In the event of any voluntary or involuntary termination, dissolution or winding-up of the Trust, the holders of the Preferred Securities at that time will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $25 per Preferred Security plus accrued and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such termination, dissolution or winding-up Subordinated Debentures in an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Preferred Securities, have been distributed on a pro rata basis to the holders of Preferred Securities in exchange for such Preferred Securities.

     If, upon any such termination, dissolution or winding-up the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Preferred Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities with regard to such distributions.


     Pursuant to the Declaration, the Trust shall terminate (i) on March 5, 2025, the expiration of the term of the Trust, (ii) upon the bankruptcy of Ohio Edison or the holder of the Common Securities, (iii) upon the filing of a certificate of dissolution or its equivalent with respect to Ohio Edison or the holder of the Common Securities, the filing of a certificate of cancellation with respect to the Trust, or the revocation of the charter of Ohio Edison or the holder of the Common Securities and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) upon the distribution of the Subordinated Debentures following the occurrence of a Special Event, (v) upon the entry of a decree of a judicial dissolution of Ohio Edison or the holder of the Common Securities or the Trust, (vi) upon the redemption of all of the Trust Securities or (vii) before the issuance of any Trust Securities, with the consent of all of the Regular Trustees and the Sponsor.


DECLARATION EVENTS OF DEFAULT

     An event of default under the Indenture (an "Indenture Event of Default") (see "Description of the Subordinated Debentures -- Indenture Events of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"); provided, that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities or its consequences until all Declaration Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities and only the holders of the Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration, and therefore the Indenture.

     Upon the occurrence of a Declaration Event of Default, the Property Trustee, as the sole holder of the Subordinated Debentures, will have the right under the Indenture to declare the principal of, and interest on, the Subordinated Debentures to be immediately due and payable.

     If a Declaration Event of Default occurs that results from the failure of Ohio Edison to pay principal of or interest on the Subordinated Debentures when due, during the continuance of such an event of default a holder of Preferred Securities may institute a legal proceeding directly against Ohio Edison to obtain payment of such principal or interest on Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities owned of record by such holder. The holders of Preferred Securities will not be able to exercise directly against Ohio Edison any other remedy available to the Property Trustee unless the Property Trustee first fails to do so. See "-- Voting Rights."

VOTING RIGHTS

     Except as provided below and except as provided under the Business Trust Act, the Trust Indenture Act and under "Description of the Preferred Securities Guarantee -- Amendments and Assignment" below, and except as otherwise required by law and the Declaration, the holders of the Preferred Securities will have no voting rights. In the event that Ohio Edison elects to defer payments of interest on the Subordinated Debentures as described above under "-- Distributions," the holders of the Preferred Securities do not have the right to appoint a special representative or trustee or otherwise act to protect their interests.

     Subject to the requirement of the Property Trustee obtaining a tax opinion as set forth in the last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including to
(i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee (as hereinafter defined) under the Indenture with respect to the Subordinated Debentures or exercising any trust or power conferred on the Debenture Trustee, (ii) waive any past Indenture Event of Default which is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Subordinated Debentures shall be due and payable, or (iv) consent to any amendment, modification or termination of the Indenture or the Subordinated Debentures, where such consent shall be required, provided that where a consent under the Indenture would require the consent of the holders of greater than a majority in principal amount of Subordinated Debentures affected thereby (a "Super-Majority"), only the holders of at least the proportion in liquidation amount of the Preferred Securities which the relevant Super-Majority represents of the aggregate principal amount of the Subordinated Debentures may direct the Property Trustee to give such consent. If the Property Trustee fails to enforce its rights under the Declaration (including, without limitation, its rights, powers and privileges as the holder of the Subordinated Debentures under the Indenture), a holder of Preferred Securities may, to the extent permitted by law, institute a legal proceeding directly against any person to enforce the Property Trustee's rights under the Declaration without first instituting any legal proceeding against the Property Trustee or any other person or entity. Following and during the continuance of a Declaration Event of Default that results from the failure of Ohio Edison to pay principal of or interest on the Subordinated Debentures when due, a holder may also proceed directly against Ohio Edison, without first waiting to determine if the Property Trustee has enforced its rights under the Indenture, to obtain payment of such principal or interest on Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities owned of record by such holder. The Property Trustee shall notify all holders of the Preferred Securities of any notice of default received from the Debenture Trustee with respect to the Subordinated Debentures. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. The Property Trustee shall not take any action described in clause (ii), (iii) or (iv) above unless the Property Trustee has obtained an opinion of independent tax counsel to the effect that, as a result of such action, the Trust will not be classified as other than a grantor trust for United States federal income tax purposes.


     In the event the consent of the Property Trustee, as the holder of the Subordinated Debentures, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, the Property Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination. The Property Trustee shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Preferred Securities and, if no Declaration Event of Default has occurred and is continuing, a majority in liquidation amount of the Common Securities, voting together as a single class, provided that where a consent under the Indenture would require the consent of a Super-Majority, the Property Trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of the Preferred Securities and Common Securities, respectively, which the relevant Super-Majority represents of the aggregate principal amount of the Subordinated Debentures outstanding. The Property Trustee shall not take any such action in accordance with the directions of the holders of the Trust Securities unless the Property Trustee has obtained an opinion of independent tax counsel to the effect that, as a result of such action, the Trust will not be classified as other than a grantor trust for United States federal income tax purposes.

     A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

     Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Preferred Securities will be required for the Trust to redeem and cancel Preferred Securities or distribute Subordinated Debentures in accordance with the Declaration.

     Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at such time by Ohio Edison or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, Ohio Edison, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

     The procedures by which holders of Preferred Securities registered in the name of and held by a Depository Institution or its nominee may exercise their voting rights are described below. See "-- Book-Entry; Delivery and Form."

     Holders of the Preferred Securities will have no rights to appoint or remove the Company Trustees, who may be appointed, removed or replaced solely by Ohio Edison, as the holder of all the Common Securities.

MODIFICATION OF THE DECLARATION

     The Declaration may be amended or modified if approved and executed by a majority of the Regular Trustees, provided that if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities affected thereby. In the event any amendment or proposal referred to in clause
(i) above would adversely affect only the Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Trust Securities.

     Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified for purposes of United States federal income taxation as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Property Trustee or (iii) cause the Trust to be deemed to be an "investment company" which is required to be registered under the 1940 Act.

EXPENSES AND TAXES


     In the Declaration, Ohio Edison has agreed to pay for all debts and other obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust (including costs and expenses relating to the organization of the Trust, the fees and expenses of the Company Trustees and the costs and expenses relating to the operation of the Trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which the Trust might become subject. The foregoing obligations of the Trust under the Declaration, which are a part of the Back-up Obligations, are for the benefit of, and shall be enforceable by, the Property Trustee and any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. The Property Trustee and any such Creditor may enforce such obligations of the Trust directly against Ohio Edison, and Ohio Edison has irrevocably waived any right or remedy to require that the Property Trustee or any such Creditor take any action against the Trust or any other person before proceeding against Ohio Edison. Ohio Edison has also agreed in the Declaration to execute such additional agreements as may be necessary or desirable to give full effect to the foregoing agreement of Ohio Edison.


MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

     The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described below. The Trust may, with the consent of a majority of the Regular Trustees and without the consent of the holders of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State; provided, that (i) such successor entity either (x) expressly assumes all of the obligations of the Trust with respect to the Trust Securities or (y) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor

Securities") so long as the Successor Securities rank the same as the Trust Securities rank in priority with respect to distributions and payments upon termination, liquidation, redemption, maturity and otherwise, (ii) Ohio Edison expressly acknowledges a trustee of such successor entity which possesses the same powers and duties as the Property Trustee as the holder of the Subordinated Debentures, (iii) the Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed, (iv) such merger, consolidation, amalgamation or replacement does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation or replacement, Ohio Edison has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), and (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (viii) Ohio Edison guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Preferred Securities Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified for United States federal income tax purposes as other than a grantor trust.

BOOK-ENTRY; DELIVERY AND FORM

     Preferred Securities will be issued in fully registered form. Investors may elect to hold their Preferred Securities directly or, subject to the rules and procedures of a Depository Institution described below, hold interests in a global certificate (the "Preferred Securities Global Certificate") registered in the name of a Depository Institution or its nominee. However, tendering holders of Depositary Shares held in global form shall initially receive an interest in the Preferred Securities Global Certificate and tendering holders of Depositary Shares held directly in certificated form shall initially receive Preferred Securities in certificated form, in each case unless otherwise specified in the Letter of Transmittal. See "The Offer -- Procedures for Tendering".

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global Preferred Security. A Depository Institution holds securities that its participants ("Participants") deposit with the Depository Institution. A Depository Institution also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations ("Direct Participants"). A Depository Institution is owned by a number of its Direct Participants and by the NYSE, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the Depository Institution's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to a Depository Institution and its Participants are on file with the Commission.

     Upon issuance of a Preferred Securities Global Certificate, the Depository Institution will credit on its book-entry registration and transfer system the number of Preferred Securities represented by such Preferred Securities Global Certificate to the accounts of institutions that have accounts with the Depository Institution.

Ownership of beneficial interests in a Preferred Securities Global Certificate will be limited to Participants or persons that may hold interests through Participants. The ownership interest of each actual purchaser of each Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depository Institution of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners.

     A Depository Institution has no knowledge of the actual Beneficial Owners of the Preferred Securities; a Depository Institution's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers. So long as a Depository Institution, or its nominee, is the owner of a Preferred Securities Global Certificate, a Depository Institution or such nominee, as the case may be, will be considered the sole owner and holder of record of the Preferred Securities represented by such Preferred Securities Global Certificate for all purposes.

     Conveyance of notices and other communications by a Depository Institution to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to the Depository Institution. If less than all of the Preferred Securities are being redeemed, the Depository Institution will reduce pro rata (subject to adjustment to eliminate fractional Preferred Securities) the amount of interest of each Direct Participant in the Preferred Securities to be redeemed.

     Although voting with respect to the Preferred Securities is limited, in those instances in which a vote is required, the Depository Institution will not consent or vote with respect to Preferred Securities. Under its usual procedures, the Depository Institution would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns the Depository Institution's consenting or voting rights to those Direct Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Distribution payments on the Preferred Securities represented by a Preferred Securities Global Certificate will be made by the Trust to the Depository Institution. The Depository Institution's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on a Depository Institution's records unless the Depository Institution has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participants and not of a Depository Institution, the Trust or Ohio Edison, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to a Depository Institution is the responsibility of the Trust, disbursement of such payments to Direct Participants is the responsibility of the Depository Institution, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     A Depository Institution may discontinue providing its services as securities depository with respect to the Preferred Securities at any time by giving reasonable notice to the Trust. Under such circumstances, if a successor securities depository is not obtained, Preferred Security certificates will be required to be printed and delivered. Additionally, the Trust may decide to discontinue use of the system of book-entry transfers through the Depository Institution (or a successor depository). In that event, certificates for the Preferred Securities will be printed and delivered.

     The information in this section concerning the Depository Institution and the Depository Institution's book-entry system has been obtained from sources that the Trust and Ohio Edison believe to be reliable, but the Trust and Ohio Edison take no responsibility for the accuracy thereof.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee, prior to the occurrence of a default with respect to the Trust Securities and after the curing of all such defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby; but the foregoing shall not relieve the Property Trustee, upon the occurrence of a Declaration Event of Default, from exercising the rights and powers vested in it by the Declaration. The Property Trustee also serves as the Debenture Trustee under the Indenture and as the Preferred Guarantee Trustee under the Preferred Securities Guarantee.

     Ohio Edison and certain of its subsidiaries maintain deposit accounts and conduct other banking transactions with the Property Trustee in the ordinary course of their businesses. The Property Trustee also acts as trustee under certain indentures relating to borrowings by or for the benefit of the lessors to finance their acquisition of Ohio Edison's interest in the Perry Nuclear Power Plant and Beaver Valley Power Station in connection with the sale and leaseback of certain undivided interests in those plants. Under the sale/leaseback documents, Ohio Edison is ultimately responsible for the payment of this indebtedness. The Property Trustee also acts as trustee under the trust agreement, guarantee and indenture relating to a series of preferred securities issued by another Ohio Edison trust subsidiary.

REGISTRAR AND TRANSFER AGENT

     The Property Trustee will act as initial paying agent and initial transfer agent and registrar and may designate an additional paying agent at any time. The Regular Trustees have the right to appoint and replace any paying agent or transfer agent and registrar. Registration of transfers of Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Regular Trustees may require) in respect of any tax or other government charges which may be imposed in relation to it. The Trust will not be required to register or cause to be registered the transfer of Preferred Securities after such Preferred Securities have been called for redemption.

GOVERNING LAW

     The Declaration and the Preferred Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

     The Regular Trustees are authorized and directed to operate the Trust in such a way so that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act or characterized for United States federal income tax purposes as other than a grantor trust. Ohio Edison is authorized and directed to conduct its affairs so that the Subordinated Debentures will be treated as indebtedness of Ohio Edison for United States federal income tax purposes. In this connection, the Regular Trustees and Ohio Edison are authorized to take any action, not inconsistent with applicable law, the Declaration or the Restated Articles of Incorporation of Ohio Edison, that each of the Regular Trustees and Ohio Edison determines in their discretion to be necessary or desirable for such purposes, as long as such action does not materially and adversely affect the interests of the holders of the Preferred Securities.

     Holders of the Preferred Securities will have no preemptive rights.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEE

     Set forth below is a summary of information concerning the Preferred Securities Guarantee that will be executed and delivered by Ohio Edison for the benefit of the holders from time to time of the Preferred Securities. The Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as the Preferred Guarantee Trustee. The terms of the Preferred Securities Guarantee will be those set forth therein and those made part thereof by the Trust Indenture Act. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Preferred Securities Guarantee (which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part) and the Trust Indenture Act. The Preferred Securities will be held by the Preferred Guarantee Trustee for the benefit of the holders of the Preferred Securities.

GENERAL

     Pursuant to the Preferred Securities Guarantee, Ohio Edison will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full to the holders of the Preferred Securities the Guarantee Payments (as defined herein) (without duplication of amounts theretofore paid by the Trust), to the extent not paid by the Trust, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert. The following payments or distributions with respect to the Preferred Securities to the extent not paid or made by the Trust (the "Guarantee Payments") will be subject to the Preferred Securities Guarantee (without duplication): (i) any accrued and unpaid distributions that are required to be paid on the Preferred Securities, to the extent the Trust has funds available therefor, (ii) the Redemption Price, which includes all accrued and unpaid distributions to the date of the redemption, to the extent the Trust has funds available therefor, with respect to any Preferred Securities called for redemption by the Trust and (iii) upon a voluntary or involuntary termination, dissolution or winding-up of the Trust (other than in connection with the distribution of Subordinated Debentures to the holders of Preferred Securities in exchange for Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of payment, to the extent the Trust has funds available therefor, and (b) the amount of assets of the Trust remaining available for distribution to holders of Preferred Securities in liquidation of the Trust. Ohio Edison's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by Ohio Edison to the holders of Preferred Securities or by causing the Trust to pay such amounts to such holders.


     The Preferred Securities Guarantee will be a full and unconditional guarantee of the Guarantee Payments with respect to the Preferred Securities from the time of issuance of the Preferred Securities, but will not apply to the payment of distributions and other payments on the Preferred Securities when the Property Trustee does not have sufficient funds in the Property Account to make such distributions or other payments. If Ohio Edison does not make interest payments on the Subordinated Debentures held by the Property Trustee, the Trust will not make distributions on the Preferred Securities issued by the Trust and will not have funds available therefor. See "Risk Factors -- Rights Under the Preferred Securities Guarantee" and "Description of the Subordinated
Debentures -- Certain Covenants."


     Ohio Edison has also agreed separately to guarantee the obligations of the Trust with respect to the Common Securities (the "Common Securities Guarantee") to the same extent as the Preferred Securities Guarantee, except that upon the occurrence and during the continuation of an Indenture Event of Default, holders of Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF OHIO EDISON

     In the Preferred Securities Guarantee, Ohio Edison will covenant that, so long as the Preferred Securities remain outstanding, if there shall have occurred and is continuing any event that would constitute an event of default under the Preferred Securities Guarantee or the Declaration, then (a) Ohio Edison shall not declare or pay any dividend on, or make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, (b) Ohio Edison shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Ohio Edison which rank pari passu with or junior to the Subordinated Debentures and (c) Ohio Edison shall not make any guarantee payments (other than pursuant to the Preferred Securities Guarantee) with respect to the foregoing. However, neither the foregoing restriction (a) nor any other language in the Preferred Securities Guarantee shall prevent Ohio Edison from paying stock dividends where the dividend stock is the same as that on which the dividend is paid.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes which do not materially adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), the Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Preferred Securities. The manner of obtaining any such approval of holders of the Preferred Securities is set forth under "Description of the Preferred Securities -- Voting Rights." All guarantees and agreements contained in the Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of Ohio Edison and shall inure to the benefit of the Preferred Guarantee Trustee and the holders of the Preferred Securities then outstanding.

TERMINATION OF THE PREFERRED SECURITIES GUARANTEE

     The Preferred Securities Guarantee will terminate and be of no further force and effect as to the Preferred Securities upon full payment of the Redemption Price of all Preferred Securities, or upon distribution of the Subordinated Debentures to the holders of the Preferred Securities, and will terminate completely upon full payment of the amounts payable upon liquidation of the Trust. The Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities must repay to the Trust or Ohio Edison, or their successors, any sums paid to them under such Preferred Securities or the Preferred Securities Guarantee.

EVENTS OF DEFAULT

     An event of default under the Preferred Securities Guarantee will occur upon the failure of Ohio Edison to perform any of its payment or other obligations thereunder.


     The holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of the Preferred Securities Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Guarantee Trustee under the Preferred Securities Guarantee. If the Preferred Guarantee Trustee fails to enforce the Preferred Securities Guarantee, any holder of Preferred Securities may institute a legal proceeding directly against Ohio Edison to enforce the Preferred Guarantee Trustee's rights under the Preferred Securities Guarantee, without first instituting a legal proceeding against the Trust, the Preferred Guarantee Trustee or any other person or entity. In addition, any record holder of Preferred Securities shall have the right, which is absolute and unconditional, to proceed directly against Ohio Edison to obtain Guarantee Payments, without first waiting to determine if the Preferred Guarantee Trustee has enforced the Preferred Securities Guarantee or instituting a legal proceeding against the Trust, the Preferred Guarantee Trustee or any other person or entity.


STATUS OF THE PREFERRED SECURITIES GUARANTEE


     Ohio Edison's obligations under the Preferred Securities Guarantee to make the Guarantee Payments will constitute an unsecured obligation of Ohio Edison and will rank (i) subordinate and junior in right of payment to all other liabilities of Ohio Edison, including the Subordinated Debentures, (ii) pari passu with the most senior preferred or preference stock issued from time to time by Ohio Edison and with any current or future guarantee entered into by Ohio Edison in respect of any preferred or preference stock of any subsidiary or affiliate of Ohio Edison and (iii) senior to Ohio Edison's common stock. The terms of the Preferred

Securities provide that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Preferred Securities Guarantee.

     The Preferred Securities Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity). The Preferred Securities Guarantee will be deposited with the Preferred Guarantee Trustee to be held for the benefit of the holders of the Preferred Securities. Except as otherwise noted herein, the Preferred Guarantee Trustee has the right to enforce the Preferred Securities Guarantee on behalf of the holders of the Preferred Securities. The Preferred Securities Guarantee will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Trust).


     Ohio Edison's obligations under the Preferred Securities Guarantee, together with the other Back-up Obligations, in the aggregate provide a full and unconditional guarantee by Ohio Edison of payments due on the Preferred Securities.


INFORMATION CONCERNING THE PREFERRED GUARANTEE TRUSTEE

     The Preferred Guarantee Trustee, prior to the occurrence of a default with respect to the Preferred Securities Guarantee and after the curing of all such defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the Preferred Securities Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Preferred Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Preferred Securities Guarantee at the request of any holder of Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby; but the foregoing shall not relieve the Preferred Guarantee Trustee, upon the occurrence of an event of default under the Preferred Securities Guarantee, from exercising the rights and powers vested in it by the Preferred Securities Guarantee. The Preferred Guarantee Trustee also serves as Property Trustee under the Declaration and as Debenture Trustee under the Indenture.

GOVERNING LAW

     The Preferred Securities Guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York.

                   DESCRIPTION OF THE SUBORDINATED DEBENTURES

     Set forth below is a description of the terms of the Subordinated Debentures. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, to
be dated as of [           ], 1996, as supplemented by a First Supplemental
Indenture (as so supplemented, the "Indenture"), between Ohio Edison and The Bank of New York, as Trustee (the "Debenture Trustee"), the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The terms of the Subordinated Debentures will include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act. Certain capitalized terms used herein are defined in the Indenture.

     Under certain circumstances involving the termination of the Trust following the occurrence of a Special Event, Subordinated Debentures may be distributed to the holders of Trust Securities in liquidation of the Trust. See "Description of the Preferred Securities -- Special Event Redemption or Distribution."


     If the Subordinated Debentures are distributed to the holders of the Trust Securities, Ohio Edison will use its best efforts to have the Subordinated Debentures listed on the NYSE or on such other exchange as the Preferred Securities are then listed.

GENERAL

     The Subordinated Debentures will be issued as unsecured subordinated debt securities under the Indenture. The Subordinated Debentures will be limited in aggregate principal amount to (i) the aggregate liquidation preference of the Preferred Securities issued by the Trust in the Offer and (ii) the proceeds received by the Trust upon issuance of the Common Securities to Ohio Edison (which proceeds will be used to purchase an equal principal amount of Subordinated Debentures).

     The Subordinated Debentures are not subject to any sinking fund provision. The entire principal amount of the Subordinated Debentures will mature and become due and payable, together with any accrued and unpaid interest thereon,
including Additional Interest (as defined herein), if any, on [           ],
2016.

     If Subordinated Debentures are distributed to holders of Trust Securities in dissolution of the Trust, such Subordinated Debentures will be so issued in fully registered certificated form without coupons in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

     Payments of principal and interest on Subordinated Debentures will be payable, the transfer of the Subordinated Debentures will be registrable, and Subordinated Debentures will be exchangeable for Subordinated Debentures of other denominations of a like aggregate principal amount, at the corporate trust office of the Debenture Trustee in The City of New York; provided that payments of interest may be made at the option of Ohio Edison by check mailed to the address of the persons entitled thereto and that the payment of principal with respect to any Subordinated Debenture will be made only upon surrender of such Subordinated Debenture to the Indenture Trustee.

     The Indenture does not contain provisions that afford holders of the Subordinated Debentures protection in the event of a highly leveraged transaction involving Ohio Edison or a decline in the credit quality of Ohio Edison resulting from a change of control transaction.

SUBORDINATION


     The Indenture provides that the Subordinated Debentures are subordinated and junior in right of payment to all Senior Indebtedness of Ohio Edison, whether now existing or hereafter incurred. No payment of principal of (including redemption payments, if any), premium, if any, or interest on, the Subordinated Debentures may be made if (a) any Senior Indebtedness of Ohio Edison is not paid when due and any applicable grace period with respect to such default has ended with such default not being cured or waived or ceasing to exist, or (b) the maturity of any Senior Indebtedness has been accelerated because of a default. Upon any distribution of assets of Ohio Edison to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal of, premium, if any, and interest due or to become due on, all Senior Indebtedness must be paid in full before the holders of the Subordinated Debentures are entitled to receive or retain any payment. Subject to the payment in full of all Senior Indebtedness, the rights of the holders of the Subordinated Debentures will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to such Senior Indebtedness until all amounts owing on the Subordinated Debentures are paid in full.


     The term "Senior Indebtedness" shall mean the principal of, premium, if any, interest on and any other payment due pursuant to any of the following, whether outstanding at the date of execution of the Indenture or thereafter incurred, created or assumed:

          (a) all indebtedness of Ohio Edison on a consolidated basis (other than any obligations to trade creditors) evidenced by notes, debentures, bonds, other securities or other instruments issued by Ohio Edison for money borrowed and capitalized lease obligations;

          (b) all indebtedness of others of the kinds described in the preceding clause (a) assumed or guaranteed in any manner by Ohio Edison or in effect guaranteed by Ohio Edison; and

          (c) all renewals, extensions or refundings of indebtedness of the kinds described in either of the preceding clauses (a) or (b), unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to or is pari passu with the Subordinated Debentures.

     The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued. At December 31, 1995, Ohio Edison had approximately $3.3 billion principal amount of indebtedness for borrowed money constituting Senior Indebtedness on a consolidated basis.

CERTAIN COVENANTS

     If (i) there shall have occurred any event that would constitute an Indenture Event of Default or (ii) Ohio Edison shall be in default with respect to its payment of any obligations under the Preferred Securities Guarantee, then
(a) Ohio Edison shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, (b) Ohio Edison shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Ohio Edison which rank pari passu with or junior to the Subordinated Debentures and (c) Ohio Edison shall not make any guarantee payments (other than pursuant to the Preferred Securities Guarantee) with respect to the foregoing.

     If Ohio Edison shall have given notice of its election of an Extension Period as provided in the Indenture and such period, or any extension thereof, shall be continuing, then (a) Ohio Edison shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, (b) Ohio Edison shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Ohio Edison which rank pari passu with or junior to the Subordinated Debentures and (c) Ohio Edison shall not make any guarantee payments (other than pursuant to the Preferred Securities Guarantee) with respect to the foregoing.

     Notwithstanding the foregoing restrictions, Ohio Edison will be permitted, in any event, to pay any stock dividend where the dividend stock is the same as that on which the dividend is paid.


     For so long as the Trust Securities remain outstanding, Ohio Edison will covenant (i) to directly or indirectly maintain 100% direct or indirect ownership of the Common Securities of the Trust; provided, however, that any permitted successor of Ohio Edison under the Indenture may succeed to Ohio Edison's ownership of such Common Securities, (ii) not to cause, as sponsor of the Trust, or to permit, as holder of the Common Securities, the termination, dissolution or winding-up of the Trust, except in connection with a distribution of the Subordinated Debentures as provided in the Declaration and in connection with certain mergers, consolidations or amalgamations, (iii) to use its reasonable efforts to cause the Trust (a) to remain a statutory business trust, except in connection with the distribution of Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes and (iv) to use reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Subordinated Debentures.


OPTIONAL REDEMPTION

     Ohio Edison shall have the right to redeem the Subordinated Debentures, in whole or in part, from time to time, after April 1, 1998, or at any time in certain circumstances upon the occurrence of a Tax Event as described under "Description of the Preferred Securities -- Special Event Redemption or Distribution," upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest, including Additional Interest, if any, to the redemption date. If a partial redemption of the Preferred Securities resulting from a partial redemption of the Subordinated Debentures would result in the delisting of the Preferred Securities, Ohio Edison may only redeem the Subordinated Debentures in whole.

INTEREST


     Each Subordinated Debt Security shall bear interest at the rate of [   ]%
per annum from [           ], 1996, payable quarterly in arrears on March 31,
June 30, September 30, December 31 of each year (each, an "Interest Payment
Date"), commencing [           ], 1996, to the person in whose name such
Subordinated Debenture is registered on the relevant record date, which shall be fifteen calendar days prior to each Interest Payment Date. In addition, holders of the Subordinated Debentures will be entitled to Pre-Issuance Accrued Distribution at the rate of 7.75% per annum of the principal amount thereof from
[           ], 1996 through the Expiration Date, payable on [           ], 1996
to holders of the Preferred Securities on the record date for such distributions.


     The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period will be computed on the basis of the actual number of days elapsed in such 90-day quarter. In the event that any date on which interest is payable on the Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD


     Ohio Edison shall have the right at any time, and from time to time, during the term of the Subordinated Debentures to defer payments of interest by extending the interest payment period for a period not exceeding 20 consecutive quarters, at the end of which Extension Period Ohio Edison shall pay all interest then accrued and unpaid (including any Additional Interest), together with interest thereon at the rate specified for the Subordinated Debentures to the extent permitted by applicable law; provided, that, during any such Extension Period, (a) Ohio Edison shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, (b) Ohio Edison shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Ohio Edison which rank pari passu with or junior to the Subordinated Debentures and (c) Ohio Edison shall not make any guarantee payments (other than pursuant to the Preferred Securities Guarantee) with respect to the foregoing; provided, however, the foregoing restrictions will not prevent Ohio Edison, in any event, from paying any stock dividend where the dividend stock is the same as that on which the dividend is paid. Prior to the termination of any such Extension Period, Ohio Edison may further defer payments of interest by extending the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarters or extend beyond the maturity of the Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, Ohio Edison may select a new Extension Period, as if no Extension Period had previously been declared, subject to the above requirements. No interest during an Extension Period, except at the end thereof, shall be due and payable. Ohio Edison has no present intention of exercising its rights to defer payments of interest by extending the interest payment period on the Subordinated Debentures. The right to defer payments of interest will not apply to the Pre-Issuance Accrued Distribution. If the Property Trustee shall be the sole holder of the Subordinated Debentures, Ohio Edison shall give the Regular Trustees and the Property Trustee notice of its selection of an Extension Period one Business Day prior to the earlier of
(i) the next succeeding date on which distributions on the Preferred Securities are payable or (ii) the date the Trust is required to give notice to the NYSE or other applicable self-regulatory organization or to holders of the Preferred Securities of the record date or the date such distribution is payable, but in any event not less than one Business Day prior to such record date. The Regular Trustees shall give notice of Ohio Edison's selection of such Extension Period to the holders of the Preferred Securities. If the Property Trustee shall not be the sole holder of the Subordinated Debentures, Ohio Edison shall give the holders of the Subordinated Debentures notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the relevant Interest Payment Date or (ii) the date Ohio Edison is required to give notice to the NYSE or other applicable self-regulatory organization or to holders of the Subordinated Debentures of the record or payment date of such related interest payment.

ADDITIONAL INTEREST

     If at any time the Trust shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, Ohio Edison will pay as additional interest ("Additional Interest") such additional amounts as shall be required so that the net amounts received and retained by the Trust after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed.

INDENTURE EVENTS OF DEFAULT

     In case any Indenture Event of Default shall occur and be continuing, the Property Trustee, as the holder of the Subordinated Debentures, may declare the principal of and the interest on the Subordinated Debentures (including Additional Interest, if any) to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Subordinated Debentures.

     The Indenture provides that any one or more of the following described events constitutes an "Event of Default" with respect to the Subordinated
Debentures:

          (a) failure for 30 days to pay interest on the Subordinated Debentures, including any Additional Interest in respect thereof, when due; provided, however, that a valid extension of the interest payment period by Ohio Edison shall not constitute a default in the payment of interest for this purpose; or

          (b) failure to pay principal on the Subordinated Debentures when due whether at maturity, upon earlier redemption or otherwise; or

          (c) failure to comply with any of its other agreements (other than those specifically relating to another series of subordinated debt securities) contained in the Indenture for 90 days after written notice to Ohio Edison from the Debenture Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Subordinated Debentures; or

          (d) certain events of bankruptcy, insolvency or reorganization of Ohio Edison; or

          (e) the voluntary or involuntary dissolution, winding-up or termination of the Trust, except in connection with the distribution of Subordinated Debentures to holders of Preferred Securities in liquidation or redemption of their interests in the Trust, the redemption of all outstanding Preferred Securities or certain mergers, consolidations or amalgamations permitted by the Declaration.

     The holders of a majority in aggregate outstanding principal amount of the Subordinated Debentures may direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Subordinated Debentures may declare the principal due and payable immediately on default, but the holders of a majority in aggregate outstanding principal amount may rescind such acceleration if all existing Events of Default (other than the non-payment of the principal of and accrued interest, if any, due solely by such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree.

     The holders of a majority in aggregate outstanding principal amount of the Subordinated Debentures may, on behalf of the holders of all the Subordinated Debentures, waive certain past defaults, which shall not include (i) a default in the payment of principal of or accrued interest on the Subordinated Debentures (unless a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee), or (ii) a default that arises out of a breach by Ohio Edison of any of the covenants described in the first two paragraphs of "-- Certain Covenants," above. An Indenture Event of Default also constitutes a Declaration Event of Default. The holders of Preferred Securities in certain circumstances have the right to direct the Property Trustee to exercise its rights as the holder of the Subordinated Debentures. See "Description of the Preferred Securities -- Declaration Events of Default" and "-- Voting Rights."


     In addition, if an Indenture Event of Default results from the failure of Ohio Edison to pay principal of or interest on the Subordinated Debentures when due, during the continuance of such an event of default a holder of Preferred Securities may directly institute proceedings against Ohio Edison, without first waiting to determine if the Property Trustee has enforced its rights under the Indenture, to obtain payment of such principal or interest on Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities owned by such holder.


BOOK-ENTRY AND SETTLEMENT

     If any Subordinated Debentures are distributed to holders of Trust Securities (see "Description of the Preferred Securities"), such Subordinated Debentures will be issued in fully registered form without coupons. In such event, investors may elect to hold their Subordinated Debentures directly or, subject to the rules and procedures of a Depository Institution, hold interests in a book-entry certificate registered in the name of a Depository Institution or its nominee.

     For a description of a Depository Institution's book-entry system, see "Description of the Preferred Securities -- Book-Entry; Delivery and Form." As of the date of this Prospectus, the description herein of a Depository Institution's book-entry system and a Depository Institution's practices as they relate to purchases, transfers, notices and payments with respect to the Preferred Securities apply in all material respects to any Subordinated Debentures registered in the name of and held by a Depository Institution or its nominee.

PAYMENT AND PAYING AGENTS

     Payment of principal of and premium, if any, on the Subordinated Debentures will be made only against surrender to the Paying Agent (as defined in the Indenture) of the Subordinated Debentures. Principal of and premium, if any, and interest on Subordinated Debentures will be payable, subject to any applicable laws and regulations, at the office of the Paying Agent (as defined in the Indenture) or such additional paying agents as Ohio Edison may designate, except that (i) at the option of Ohio Edison payment of any interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the security register with respect to the Subordinated Debentures and
(ii) so long as the registered Holder (as defined in the Indenture) of any Subordinated Debentures is the Property Trustee, the payment of the principal of and interest (including Additional Interest, if any) on such Subordinated Debentures will be made at such place and to such account as the Property Trustee may designate. Payment of interest on the Subordinated Debentures on any Interest Payment Date will be made to the person in whose name the Subordinated Debenture (or predecessor security) is registered at the close of business on the relevant record date for such interest payment.

     The Debenture Trustee will initially act as Paying Agent with respect to the Subordinated Debentures. Ohio Edison may at any time have one or more additional paying agents, except that if Ohio Edison fails to maintain a Paying Agent, the Debenture Trustee shall act as such.

     The Debenture Trustee and the Paying Agent shall pay to Ohio Edison upon written request any money or securities held by them for the payment of principal or interest, if any, that remains unclaimed for two years. After that, Holders entitled to the money or securities must look to Ohio Edison for payment unless an applicable abandoned property law dictates otherwise.

MODIFICATION OF THE INDENTURE

     The Indenture contains provisions permitting Ohio Edison and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of the Subordinated Debentures, to amend, supplement or waive compliance with any provision of the Indenture or any supplemental indenture affecting that series or the rights of the holders of the Subordinated Debentures; provided that no such amendment, supplement or waiver may, without the consent of the holder of each outstanding Subordinated Debenture affected thereby, (i) extend the fixed maturity of the Subordinated Debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, (ii) waive a default in the payment of the principal of, or interest, if any, on any Subordinated Debenture, unless Ohio Edison has paid or deposited with the Debenture Trustee a sum sufficient to pay all matured installments of interest upon all of the Subordinated Debentures and the principal of the Subordinated Debentures that shall have become due otherwise than by acceleration, (iii) make any Subordinated Debenture payable in money or securities other than that stated in the terms thereof, or (iv) reduce the percentage of Subordinated Debentures the holders of which are required to consent to any such amendment, supplement or waiver.

     In addition, Ohio Edison and the Debenture Trustee may execute, without the consent of or notice to holders of the Subordinated Debentures, any amendment or supplemental indenture for certain other usual purposes including the creation of any new series of subordinated debt securities.

SUCCESSOR CORPORATION

     Ohio Edison may not consolidate with or merge into, or transfer its properties and assets substantially as an entirety to, another corporation unless (i) the successor corporation, which shall be a corporation organized and existing under the laws of the United States or a State thereof, assumes by supplemental indenture all the obligations of Ohio Edison under the Subordinated Debentures and the Indenture, and (ii) immediately after giving effect to such transaction, no Indenture Event of Default shall have occurred and be continuing. The Indenture does not otherwise contain any covenant which restricts the ability of Ohio Edison to merge or consolidate with or into any other corporation, sell or convey all or substantially all of its assets to any person, firm or corporation or otherwise engage in restructuring transactions.

DEFEASANCE AND DISCHARGE

     Under the terms of the Indenture, Ohio Edison will be discharged from any and all obligations in respect of the Subordinated Debentures (except in each case for certain obligations with respect to provisions for payment of the Subordinated Debentures and obligations to maintain records, register the transfer or exchange of Subordinated Debentures, replace stolen, lost or mutilated Subordinated Debentures, maintain paying agencies, compensate and indemnify the Debenture Trustee, and replace the Debenture Trustee under certain circumstances) if Ohio Edison (i) irrevocably deposits with the Debenture Trustee, in trust, moneys or U.S. Government Obligations (as defined in the Indenture) sufficient to pay the principal of, and interest on, all Subordinated Debentures not theretofore cancelled, replaced or paid, all in accordance with their terms and (ii) delivers to the Debenture Trustee an opinion of counsel to the effect that, based upon Ohio Edison's receipt from, or the publication by, the Internal Revenue Service of a ruling or a change in law, the holders of the Subordinated Debentures will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance or discharge had not occurred.

GOVERNING LAW

     The Indenture (for all purposes relating to the Subordinated Debentures) and the Subordinated Debentures will be governed by, and construed in accordance with, the internal laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

     The Debenture Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Indenture and the Trust Indenture Act and, after default, shall exercise the same degree of care and skill as a prudent individual would exercise under the circumstances in the conduct of his or her own affairs. Subject to such provision, the Debenture Trustee is under no obligation to perform any duty or exercise any right or power, unless it receives indemnity satisfactory to it against any loss, liability or expense. The

Debenture Trustee also serves as Property Trustee under the Declaration and as the Preferred Guarantee Trustee under the Preferred Securities Guarantee.

     Ohio Edison and certain of its subsidiaries maintain deposit accounts and conduct other banking transactions with the Debenture Trustee in the ordinary course of their businesses. The Debenture Trustee also acts as trustee under certain indentures relating to borrowings by or for the benefit of the lessors to finance their acquisition of Ohio Edison's interest in the Perry Nuclear Power Plant and Beaver Valley Power Station in connection with the sale and leaseback of certain undivided interests in those plants. Under the sale/leaseback documents, Ohio Edison is ultimately responsible for the payment of this indebtedness. The Debenture Trustee also acts as trustee under the trust agreement, guarantee and indenture relating to a series of preferred securities issued by another Ohio Edison trust subsidiary.

MISCELLANEOUS

     Ohio Edison will have the right at all times to assign any of its rights or obligations under the Indenture to a direct or indirect wholly owned subsidiary of Ohio Edison; provided, that in the event of any such assignment, Ohio Edison will remain liable for all such obligations. Subject to the foregoing, the Indenture will be binding upon the parties thereto and their respective successors.

     The Indenture provides that Ohio Edison will pay all costs and expenses of the Trust.

            EFFECT OF OBLIGATIONS UNDER THE SUBORDINATED DEBENTURES
                     AND THE PREFERRED SECURITIES GUARANTEE

     As set forth in the Declaration, the Trust exists for the purpose of (a) issuing (i) its Preferred Securities in exchange for Class A Shares validly tendered in the Offer and delivering such Class A Shares to Ohio Edison in consideration of the deposit by Ohio Edison in the Trust, as Trust assets, of Subordinated Debentures having an aggregate stated principal amount equal to the aggregate stated liquidation amount of such Preferred Securities, and (ii) its Common Securities to Ohio Edison in exchange for cash and investing the proceeds thereof in an equivalent amount of Subordinated Debentures and (b) engaging in such other activities as are necessary, convenient or incidental thereto.


     As long as payments of interest and other payments are made when due on the Subordinated Debentures, such payments will be sufficient to cover distributions and payments due on the Trust Securities primarily because (i) the aggregate principal amount of the Subordinated Debentures will be equal to the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and interest and other payment dates on the Subordinated Debentures will match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) Ohio Edison is obligated under the Declaration to pay for all costs, expenses, debts and obligations of the Trust (other than with respect to the Trust Securities), which obligation is one of the Back-up Obligations; and
(iv) the Declaration provides that Ohio Edison Trustees shall not cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.


     Payments of distributions (to the extent funds therefor are available) and other payments due on the Preferred Securities (to the extent funds therefor are available) are guaranteed by Ohio Edison as and to the extent set forth under "Description of the Preferred Securities Guarantee." If Ohio Edison does not make interest payments on the Subordinated Debentures purchased by the Trust, it is expected that the Trust will not have sufficient funds to pay distributions on the Preferred Securities. The Preferred Securities Guarantee does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions.

     If Ohio Edison fails to make interest or other payments on the Subordinated Debentures when due (taking into account any Extension Period), the Declaration provides a mechanism whereby the holders of the Preferred Securities, using the procedures described in "Description of the Preferred Securities -- Voting Rights," may direct the Property Trustee to enforce its rights under the Subordinated Debentures or may proceed directly against Ohio Edison to enforce the Subordinated Debentures. If the Property Trustee fails to enforce its rights under the Declaration, a holder of Preferred Securities may institute a legal proceeding directly against Ohio Edison to enforce the Property Trustee's rights under the Declaration without first instituting any legal proceeding against the Property Trustee or any other person or entity, including the Trust. In addition, during the continuance of a Declaration Event of Default that results from the failure of Ohio Edison to pay principal of or interest on the Subordinated Debentures when due, a holder may proceed directly against Ohio Edison, without first waiting to determine if the Property Trustee has enforced its rights under the Indenture, to obtain payment of such principal or interest on Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities owned of record by such holder.


     If Ohio Edison fails to make payments under the Preferred Securities Guarantee, the Preferred Securities Guarantee provides a mechanism whereby the holders of a majority in liquidation amount of the Preferred Securities may direct the Preferred Guarantee Trustee to enforce its rights thereunder. If the Preferred Guarantee Trustee fails to enforce the Preferred Securities Guarantee, any holder of Preferred Securities may institute a legal proceeding directly against Ohio Edison to enforce the Preferred Guarantee Trustee's rights under the Preferred Securities Guarantee, without first instituting a legal proceeding against the Trust, the Preferred Guarantee Trustee or any other person or entity. In addition, any record holder of Preferred Securities shall have the right, which is absolute and unconditional, to proceed directly against Ohio Edison to obtain Guarantee Payments, without first waiting to determine if the Preferred Guarantee Trustee has enforced the Preferred Security Guarantee or instituting a legal proceeding against the Trust, the Preferred Guarantee Trustee or any other person or entity.


     Ohio Edison's obligations under the Preferred Securities Guarantee and the Subordinated Debentures, together with the other Back-up Obligations, in the aggregate, provide a full and unconditional guarantee by Ohio Edison of payments due on the Preferred Securities.


                       DESCRIPTION OF THE CLASS A SHARES

     The description set forth below of certain provisions of the Preferred Stock and Ohio Edison's Amended Articles of Incorporation, as amended (the "Amended Articles of Incorporation"), do not purport to be complete and are subject to and qualified in their entirety by reference to the Amended Articles of Incorporation and do not relate or give effect to provisions of statutory or common law. Unless otherwise indicated, whenever particular headings or paragraph designations are referred to, they are headings and paragraph designations in Article Fourth of the Amended Articles of Incorporation. Ohio Edison's Preferred Stock, $100 Par Value (the "$100 Preferred Stock"), and Class A Shares are herein collectively referred to as the "Preferred Stock."

GENERAL

     The Preferred Stock is issuable in series of equal rank except that shares of different series may vary in certain respects, which will be determined by the Board of Directors of Ohio Edison and set forth in an amendment to the Amended Articles of Incorporation prior to the issuance such stock. The currently authorized Preferred Stock consists of 6,000,000 shares of Preferred Stock, $100 Par Value ("$100 Preferred Stock"), of which 859,650 shares were issued and outstanding as of December 31, 1995 as shares of various series heretofore established and 8,000,000 shares of Class A Preferred Stock, $25 Par Value ("Class A Preferred Stock"), of which 4,000,000 shares are issued and outstanding.

DIVIDENDS

     Holders of Class A Shares, pari passu with each other series of the Preferred Stock, will be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, in preference to the common stock and any other stock which by its terms is junior to the Preferred Stock, to cumulative dividends at the rate of 7.75% per annum, payable quarterly on January 1, April 1, July 1 and October 1 of each year. Dividends must be paid on all shares of Preferred Stock if paid on the shares of any series of Preferred Stock. After payment in full of all dividends accrued on the Preferred Stock, dividends on the

Common Stock or any other junior stock of Ohio Edison may be declared and paid as the Board of Directors may determine, subject to certain conditions. (General Provisions (A) and (B).)

REDEMPTION

     The Class A Shares are not redeemable on or before April 1, 1998. However, a redemption price of $25 per share plus an amount equal to accumulated and unpaid dividends would be applicable during this period in the event of a voluntary liquidation, dissolution or winding up of Ohio Edison, as described in the first sentence under "-- Liquidation." After April 1, 1998, Ohio Edison may redeem the Class A Shares in whole or in part upon not less than 30 days' notice at a price of $25 per share plus an amount equal to the accumulated and unpaid dividends thereon, if any, to the date set for redemption.

     The Class A Shares are not subject to a sinking fund.

LIQUIDATION

     Upon any dissolution, liquidation or winding up of Ohio Edison, whether voluntary or involuntary, the holders of Preferred Stock are entitled to receive the par value of their particular series, plus dividends accrued to the date of distribution, before any distribution shall be made to holders of Common Stock or any other class of stock of Ohio Edison which is junior to the Preferred Stock by its terms. Distributions of assets on liquidation must be pro rata in proportion to the amount fixed for each series of Preferred Stock, if the available assets are insufficient to provide for the full payment of such amount. After payment of the full distributive amount to which they are entitled, the holders of such series of the Preferred Stock will have no right or claim to any of the remaining assets of Ohio Edison. Neither the sale of all or substantially all of the property of Ohio Edison nor the merger or consolidation of Ohio Edison into or with any other corporation shall be deemed to be a dissolution, liquidation or winding up of Ohio Edison.

VOTING RIGHTS

     The Amended Articles of Incorporation provides that at all elections of directors of Ohio Edison, and on all other matters, except as otherwise required by the Amended Articles of Incorporation or by the laws of the State of Ohio, the holders of Common Stock shall have the exclusive right to vote; provided, however, that whenever and as often as four quarterly dividends payable on the Preferred Stock of any series shall be in default, in whole or in part, and thereafter until all defaults have been cured, the holders of Preferred Stock shall have the exclusive right, voting separately and as a single class, each share of $100 Preferred Stock being counted as one and each Class A Share being counted as one-quarter, to elect the smallest number of directors which shall constitute a majority of the directors of Ohio Edison, and, in all matters with respect to the governing of the affairs of Ohio Edison other than the election of directors, each share of the $100 Preferred Stock shall be counted as one and each Class A Share shall be counted as one-quarter so that each holder of $100 Preferred Stock shall be entitled to one vote for each share of such stock held, and each holder of Class A Shares shall be entitled to one-quarter vote for each share of such stock held. In the event of defaults entitling the holders of Preferred Stock to vote, the holders of the Common Stock, subject to the rights, if any, existing at the time of the holders of Ohio Edison's Preference Stock, shall have the exclusive right, voting separately and as a class, to elect the greatest number of directors which shall constitute a minority of the directors of Ohio Edison, and, on all other matters, each holder of Common Stock shall be entitled to one vote for each such share of stock held. At all elections of directors of Ohio Edison, each stockholder entitled to vote may cast the whole number of his votes for one candidate or distribute them among two or more candidates as he may prefer. (Voting Powers and Other Rights.) The Amended Articles of Incorporation also provides that certain actions may not be effected without the consent or vote of a specified percentage of the Preferred Stock, voting as a single class; in each such instance, for the purpose of determining the total number of outstanding shares of Preferred Stock (as well as the number of shares voted for or against the questions presented), each share of $100 Preferred Stock shall be counted as one share and each Class A Share shall be counted as one-quarter share.

RESTRICTIONS ON ISSUANCE OF PRIOR PREFERRED STOCK AND ALTERING TERMS OF PREFERRED STOCK

     The Amended Articles of Incorporation requires the affirmative vote of holders of 66 2/3% of outstanding shares of the Preferred Stock voting as a single class (1) before any substantially prejudicial change of any rights or preferences of any outstanding shares of the Preferred Stock, (2) before the creation or authorization of shares of stock preferred as to dividends or assets over the Preferred Stock, and (3) within 180 days before the issuance of any such shares so preferred or any securities convertible into such shares. (General Provisions (E).)

RESTRICTIONS ON MERGER OR SALE OF ASSETS, ISSUE OF UNSECURED DEBT AND SALE OF ADDITIONAL PREFERRED STOCK

     The Amended Articles of Incorporation requires the affirmative vote of the holders of a majority of outstanding shares of the Preferred Stock, voting as a single class, each share of $100 Preferred Stock being counted as one share and each share of Class A Preferred Stock being counted as one-quarter share, for the following corporate actions.

          (1) Merger, consolidation, or any disposition of substantially all of Ohio Edison's property, unless such action has been approved or directed by a Federal regulatory authority.

          (2) The issue or assumption of unsecured indebtedness in excess of 20% of capital, surplus and secured indebtedness (not counting certain long-term unsecured indebtedness not in excess of 20% of capital, surplus and secured indebtedness), except to redeem all outstanding shares of [$100] Preferred Stock or to refund or retire indebtedness.

          (3) The issue or other disposition of shares of Preferred Stock (a) when current gross income available for payment of interest, as defined, is less than one and one-half times the aggregate of the annual dividend requirements on all shares of the Preferred Stock and of all classes of senior or equal ranking stock thereupon to be outstanding and annual interest requirements on all indebtedness of Ohio Edison or (b) when the aggregate of capital applicable to common stock and of surplus is less than the amount payable on involuntary liquidation to all shares of the Preferred Stock and of all classes of senior or equal ranking stock thereupon to be outstanding. (General Provisions (E).)

     The issue or other disposition of shares of the Preferred Stock when current net income available for payment of dividends, as defined, is less than twice the annual dividend requirements on all shares of Preferred Stock and of all classes of senior or equal ranking stock thereupon to be outstanding is prohibited without amendment of the Amended Articles of Incorporation, so long as any shares of the 4.40% Preferred Stock, $100 Par Value ("4.40% Preferred Stock") or of the 3.90% Preferred Stock, $100 Par Value ("3.90% Preferred Stock"), are outstanding, but when no such shares are outstanding, such an issue or disposition would be permitted if approved by the affirmative vote of the holders of at least a majority of the outstanding shares of the Preferred Stock, voting as a single class, each share of $100 Preferred Stock being counted as one share and each share of Class A Preferred Stock being counted as one-quarter share. The issue or disposition of shares of the Preferred Stock, so long as any shares of the 4.40% Preferred Stock or of the 3.90% Preferred Stock are outstanding, is prohibited unless the par or stated value of outstanding Common Stock exceeds $14,366,776 by an amount at least equal to $75 times the number of shares of $100 Preferred Stock, and $18.75 times the number of Class A Shares, thereupon to be outstanding in excess of 200,000 shares thereof (such number of shares to be calculated on the basis of each share of $100 Preferred Stock being counted as one share and each share of Class A Preferred Stock being counted as one-quarter share). No provision is made by which either of the foregoing prohibitions can be waived (without amendments to the Amended Articles of Incorporation) by any vote of holders of shares of the Preferred Stock. (General Provisions (E) and (F).)

PREEMPTIVE RIGHTS

     The holders of the Preferred Stock do not have any preemptive rights. (Article Twelfth.)

LISTING

     The Class A Shares are listed on the NYSE and the Chicago Stock Exchange under the symbol "OECPrM".

TRANSFER AGENT AND REGISTRAR

     Ohio Edison, is the transfer agent and registrar for the Class A Shares.

                                    TAXATION

     The following discussion describes certain United States federal income tax consequences of the acquisition, ownership and disposition of Preferred Securities as of the date hereof and represents the opinion of Winthrop, Stimson, Putnam & Roberts, counsel to Ohio Edison, insofar as it relates to matters of law or legal conclusions. Except where noted, it addresses only Preferred Securities held as capital assets and acquired pursuant to the Offer and does not address special situations, such as those of dealers in securities or currencies, financial institutions, life insurance companies, persons holding Preferred Securities as part of a hedging or conversion transaction or a straddle, or United States Holders (as defined below) whose "functional currency" is not the United States dollar. The following discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder, rulings and judicial decisions as of the date hereof, which authorities may be repealed, revoked or modified (possibly on a retroactive basis) so as to result in United States federal tax consequences different from those discussed below.

     ALL HOLDERS OF CLASS A SHARES ARE ADVISED TO CONSULT THEIR TAX ADVISORS AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OF CLASS A SHARES FOR PREFERRED SECURITIES AND OF THE OWNERSHIP AND DISPOSITION OF PREFERRED SECURITIES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR OTHER TAX LAWS.

UNITED STATES HOLDERS

     As used herein, a "United States Holder" is a holder that is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the law of the United States or any state, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source. A "Non-United States Holder" is a holder that is not a United States Holder.

EXCHANGE OF CLASS A SHARES FOR PREFERRED SECURITIES


     The exchange of Class A Shares for Preferred Securities pursuant to the Offer will be a taxable transaction. In the case of a United States Holder who owns (actually or constructively) solely Class A Shares, or not more than one percent of the Class A Shares outstanding and not more than one percent of any other class of Ohio Edison stock, gain or loss will be recognized in an amount equal to the difference between the fair market value on the Expiration Date of the Preferred Securities received in the exchange (which will reflect the Pre-Issuance Accrued Distribution) and the exchanging holder's tax basis in the Class A Shares exchanged therefor, and such gain or loss will be long-term capital gain or loss if the Class A Shares have been held for more than one year as of such date. Ohio Edison will furnish to the Exchange Agent the fair market value per security on the Expiration Date of the Preferred Securities. The Exchange Agent will in turn furnish such information to the relevant Depository Institutions. Such information will be furnished to tendering Holders of certificates representing Class A Shares by the Exchange Agent, and to tendering beneficial owners of Class A Shares held in book-entry form by the relevant Depository Institution through the appropriate Direct or Indirect Participant.

     Holders of Class A Shares who own (actually or constructively) more than one percent of any class of Ohio Edison stock are advised to consult their tax advisors as to the income tax consequences of exchanging Class A Shares for Preferred Securities.

CLASSIFICATION OF THE TRUST

     In the opinion of Winthrop, Stimson, Putnam & Roberts, under current law and assuming full compliance with the terms of the Declaration, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, each holder will be considered the owner of a pro rata portion of the Subordinated Debentures held by the Trust and will be required to include in gross income his or her pro rata share of the income accrued on the Subordinated Debentures.

ORIGINAL ISSUE DISCOUNT


     Under the terms of the Subordinated Debentures, Ohio Edison has the right to defer payments of interest for up to 20 consecutive quarterly interest payment periods. This option to defer interest payments will cause the Subordinated Debentures to be treated as having been issued with OID. As a result, United States Holders will be required to accrue their pro rata share of OID (as interest income) on an economic accrual basis over the term of the Subordinated Debentures regardless of whether they receive a cash payment with respect to the period to which such income is attributable and even if they use the cash method of accounting, and actual distributions on the Preferred Securities will not be separately reported as taxable income. The amount of OID will be increased or decreased if the "issue price" of a Preferred Security (the fair market value on the Expiration Date, which will reflect the Pre-Issuance Accrued Distribution) is less than or greater than $25. In the event that the issue price of a Preferred Security is less than $25, the Treasury Regulations may require a recalculation of the amount of OID for each period that Ohio Edison does not exercise its right to defer payments of interest. This recalculation could result in minor adjustments to the amount of OID taxable to holders for such period.


POTENTIAL EXTENSION OF PAYMENT PERIOD ON THE SUBORDINATED DEBENTURES

     In the event that Ohio Edison elects to defer interest payments, a United States Holder will continue to accrue OID during an Extension Period, and any Holders who dispose of Preferred Securities prior to the record date for the payment of interest following such extended interest payment period will not receive from the Trust any cash related thereto. See "-- Disposition of the Preferred Securities."

RECEIPT OF SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST

     Under current law, a distribution of the Subordinated Debentures as described under the caption "Description of the Preferred Securities -- Special Event Redemption or Distribution" would be a non-taxable event to holders for United States federal income tax purposes. In the event of such a distribution, a holder would receive an aggregate tax basis and a holding period in the Subordinated Debentures equal to the adjusted tax basis and holding period such holder had in his or her Preferred Securities.

     Under current law, a redemption of the Subordinated Debentures for cash as described under the caption "Description of the Preferred Securities -- Special Event Redemption or Distribution" would be a taxable event to holders for United States federal income tax purposes. In the event of such a redemption, a holder would recognize gain or loss as if he or she had sold such redeemed Preferred Securities for cash. See "-- Disposition of the Preferred Securities."

MARKET DISCOUNT AND BOND PREMIUM

     Holders other than holders who acquire Preferred Securities pursuant to the Offer may be considered to have acquired their Preferred Securities with market discount, acquisition premium or amortizable bond premium. Such holders are advised to consult their tax advisors as to the tax consequences of the acquisition, ownership and disposition of Preferred Securities.

DISPOSITION OF THE PREFERRED SECURITIES

     Upon a sale, exchange or other disposition of Preferred Securities (including a redemption for cash, but excluding a distribution of Subordinated Debentures), a holder will recognize gain or loss equal to the difference between the amount realized and the holder's adjusted tax basis in his or her Preferred Securities. A holder's adjusted tax basis in his or her Preferred Securities will generally equal the holder's initial tax basis (the fair market value on the Expiration Date, which will reflect the Pre-Issuance Accrued Distribution) increased by accrued OID and decreased by the amount of cash distributions. Gain or loss will be capital gain or loss and will be long-term capital gain or loss if, at the time of the sale, exchange or other disposition, the Preferred Securities have been held for more than one year.

     The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Subordinated Debentures. In such event, a holder who disposes of Preferred Securities between record dates for payments of distributions thereon (and consequently does not receive a cash distribution from the Trust for the period prior to such disposition) will nevertheless be required to include as ordinary income accrued but unpaid interest on the Subordinated Debentures through the date of disposition and to add such amount to such holder's adjusted tax basis in the Preferred Securities disposed of. Accordingly, such a holder will recognize a capital loss to the extent the selling price of the Preferred Securities (which may not fully reflect the amount of accrued but unpaid interest) is less than the holder's adjusted tax basis in the Preferred Securities (which will reflect accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

NON-UNITED STATES HOLDERS

     Under present United States federal income tax law, and subject to the discussion below concerning backup withholding:

          (i) no withholding of United States federal income tax will be required with respect to a Non-United States Holder upon the exchange of Class A Shares for Preferred Securities pursuant to the Offer, provided such holder certifies to Ohio Edison or its agents, that such holder owns (actually or constructively) solely Class A Shares, or not more than one percent of the Class A Shares outstanding and not more than one percent of any other class of Ohio Edison stock, or that the exchange of Class A Shares for Preferred Securities otherwise qualifies as a sale or exchange for United States federal income tax purposes. If a Non-United States Holder does not provide the certification described in the preceding sentence, Ohio Edison will withhold federal income tax at a rate of 30% of the gross proceeds paid to such holder pursuant to the Offer;

          (ii) payments by the Trust or any of its paying agents to any Non-United States Holder will not be subject to United States federal withholding tax, provided that (a) the beneficial owner of the Preferred Security does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Ohio Edison entitled to vote, (b) the beneficial owner of the Preferred Security is not a controlled foreign corporation that is related to Ohio Edison through stock ownership, and (c) either (A) the beneficial owner of the Preferred Security certifies to the Trust or its agent, under penalties of perjury, that it is not a United States Holder and provides its name and address or
     (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and holds the Preferred Security in such capacity certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it, or by a Financial Institution between it and the beneficial owner, and furnishes the Trust or its agent with a copy thereof; and

          (iii) a Non-United States Holder will generally not be subject to United States federal income or withholding tax on any gain realized upon the sale or other disposition of a Preferred Security, except that a Non-United States Holder will be subject to United States federal income tax on any gain if such holder (a) is engaged in a trade or business in the United States and such gain is effectively connected with the conduct of such trade or business or (b) is an individual present in the United States for 183 days or more during the taxable year, and certain other conditions are met.

INFORMATION REPORTING TO HOLDERS

     The Property Trustee will report the OID that accrued during the year with respect to the Subordinated Debentures, and any gross proceeds received by the Trust from the retirement or redemption of the Subordinated Debentures, annually to the holders of record of the Preferred Securities and the Internal Revenue Service. The Property Trustee currently intends to deliver such reports to holders of record prior to January 31 following each calendar year. It is anticipated that persons who hold Preferred Securities as nominees for beneficial holders will report the required tax information to beneficial holders on Form 1099.

BACKUP WITHHOLDING

     Payments made in respect of, and proceeds from the sale of, Preferred Securities, or Subordinated Debentures distributed to holders of Preferred Securities, may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will generally be allowed as a credit against the holder's federal income tax liability, provided the required information is timely provided to the Internal Revenue Service.

PROPOSED TAX LAW CHANGES


     On March 19, 1996, President Clinton announced a 1997 balanced budget proposal containing, among other things, an amendment that would classify a debt instrument issued on or after December 7, 1995 as equity if the instrument had a maximum term exceeding 20 years and was not classified as indebtedness on the issuer's applicable balance sheet. On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued a joint statement indicating their intent that certain legislative proposals initiated by President Clinton, including the 1997 balanced budget proposal, that may be adopted by either of the tax-writing committees of Congress would have an effective date that is no earlier than the date of "appropriate Congressional action." Because the Subordinated Debentures will have a maximum term not exceeding 20 years, the provisions of the proposed amendment are not applicable to the Subordinated Debentures. Ohio Edison cannot predict whether this proposed amendment may be modified or other legislation may be enacted that might affect the character or treatment for United States federal income tax purposes of the Subordinated Debentures or otherwise affect the Preferred Securities offered hereby. If legislation were enacted limiting, in whole or in part, the deductibility by Ohio Edison of interest on the Subordinated Debentures for United States federal income tax purposes, such enactment would be a Tax Event. Depending upon the circumstances following a Tax Event, Ohio Edison could either cause the Trust to be dissolved and the Subordinated Debentures to be distributed to the holders of Preferred Securities, or cause the Subordinated Debentures to be redeemed, which would result in a redemption by the Trust of the Preferred Securities. See "Description of the Preferred Securities -- Special Event Redemption or Distribution." It is expected that the 1997 balanced budget proposal, even if enacted in a manner that would affect the Subordinated Debentures, would not alter the United States federal income tax consequences of the exchange of Class A Shares for Preferred Securities and the ownership and disposition of Preferred Securities.


                                 LEGAL MATTERS

     Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon for the Trust by Richards, Layton & Finger, special Delaware counsel to the Trust. The validity of the Preferred Securities Guarantee and the Subordinated Debentures, and certain legal matters in connection with the Preferred Securities, the Preferred Securities Guarantee and the Subordinated Debentures, will be passed upon for the Trust and Ohio Edison by Anthony J. Alexander, Esq., Akron, Ohio, who is Senior Vice President and General Counsel of Ohio Edison, and Winthrop, Stimson, Putnam & Roberts, New York, New York, counsel to Ohio Edison and the Trust. Any tax matters with respect to the Preferred Securities, the

Subordinated Debentures, and the Preferred Securities Guarantee will be passed on for Ohio Edison and the Trust by Winthrop, Stimson, Putnam & Roberts, New York, New York, counsel to Ohio Edison and the Trust. Certain legal matters in connection with the Preferred Securities will be passed upon for the Dealer Manager by Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York.

                                    EXPERTS


     The consolidated financial statements and related schedule incorporated by reference or included in Ohio Edison's Annual Report on Form 10-K for the year ended December 31, 1995, incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report dated February 8, 1996 with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports. Reference is made to said reports which include an explanatory paragraph with respect to certain changes in accounting methods as discussed in the Notes to the consolidated financial statements.



                              ERISA CONSIDERATIONS


     Generally, employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974 ("ERISA"), or Section 4975 of the Code ("Plans"), may purchase Preferred Securities, subject to the investing fiduciary's determination that the investment in Preferred Securities satisfies ERISA's fiduciary standards and other requirements applicable to investments by the Plan.

     In any case, Ohio Edison and/or any of its affiliates may be considered a "party in interest" (within the meaning of ERISA) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to certain plans (generally, Plans maintained or sponsored by, or contributed to by Ohio Edison or any of its affiliates). The acquisition and ownership of Preferred Securities by a Plan (or by an individual retirement arrangement or other Plans described in Section 4975(e)(1) of the Code) with respect to which Ohio Edison or any of its affiliates is considered a party in interest or a disqualified person, may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Preferred Securities are acquired pursuant to and in accordance with an applicable exemption.

     As a result, Plans with respect to which Ohio Edison or any of its affiliates is a party in interest or a disqualified person should not acquire Preferred Securities. Any other Plans or other entities whose assets include Plan assets subject to ERISA proposing to acquire Preferred Securities should consult with their own ERISA counsel.

     Facsimile copies of the Letter of Transmittal will be accepted. Letters of Transmittal, certificates representing Class A Shares and any other required documents should be sent by each Holder of Class A Shares or his broker, dealer, commercial bank, trust company or other nominee to the Exchange Agent at one of the addresses as set forth below:

                             THE EXCHANGE AGENT IS:

                              THE BANK OF NEW YORK

                  By Mail:                            By Hand or By Overnight Courier:
       Tender and Exchange Department                   Tender & Exchange Department
               P.O. Box 11248                                101 Barclay Street
           Church Street Station                         Receive and Deliver Window
          New York, NY 10286-1248                         New York, New York 10286

                           By Facsimile Transmission:
                        (For Eligible Institutions Only)
                                 (212) 815-6213
                             Confirm by Telephone:
                                 (800) 507-9357

                           The Information Agent Is:

                                     (LOGO)
                               Wall Street Plaza
                            New York, New York 10005
                           (800) 223-2064 (Toll-Free)

                        Banks and Brokers Call Collect:
                                 (212) 440-9800

     Any questions or requests for assistance or additional copies of this Prospectus, the Letter of Transmittal or for copies of the Notice of Guaranteed Delivery may be directed to the Information Agent at its telephone number and location set forth above. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.

                      The Dealer Manager for the Offer Is:

                              MERRILL LYNCH & CO.
                             World Financial Center
                          North Tower -- Seventh Floor
                            New York, New York 10281
                            (212) 236-4565 (Collect)

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 21.  EXHIBITS.



EXHIBIT NO.
- - - -----------
    1          -- Form of Dealer Manager Agreement
    4.1        -- Form of Indenture between Ohio Edison and The Bank of New York, as Trustee*
    4.2        -- Form of First Supplemental Indenture to Indenture*
    4.3        -- Declaration of Trust of Ohio Edison Financing Trust II*
    4.4        -- Certificate of Trust of Ohio Edison Financing Trust II*
    4.5        -- Form of Amended and Restated Declaration of Trust of Ohio Edison Financing Trust
                  II*
    4.6        -- Form of Preferred Security (included in Exhibit 4.5 above)
    4.7        -- Form of Junior Subordinated Debenture (included in Exhibit 4.2 above)
    4.8        -- Form of Guarantee Agreement with respect to Preferred Securities*
    5.1        -- Opinion of Anthony J. Alexander, Esq., Senior Vice President and General Counsel
                  of Ohio Edison Company*
    5.2        -- Opinion of Richards, Layton & Finger*
    8          -- Tax Opinion of Winthrop, Stimson, Putnam & Roberts
   12          -- Ohio Edison Company Computations of Ratio of Earnings to Fixed Charges and Ratio
                  of Earnings to Fixed Charges Plus Preferred and Preference Stock Dividend
                  Requirements (Pre-Income Tax Basis)*
   15          -- Deleted
   23.1        -- Consent of Arthur Andersen LLP
   23.2        -- Consents of Anthony J. Alexander, Esq. and Winthrop, Stimson, Putnam & Roberts
                  (included in Exhibits 5.1 and 8 above, respectively)
   23.3        -- Consent of Richards, Layton & Finger (included in Exhibit 5.2 above)
   24.1        -- Powers of Attorney for Ohio Edison Company*
   24.2        -- Power of Attorney for Ohio Edison Company, as sponsor, to sign this Registration
                  Statement on behalf of Ohio Edison Financing Trust II (included in Exhibit 4.3 above)
   25.1        -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of
                  The Bank of New York, as Trustee under the Indenture*
   25.2        -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of
                  The Bank of New York, as Property Trustee, under the Amended and Restated
                  Declaration of Trust*
   25.3        -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of
                  The Bank of New York, as Trustee, under the Preferred Securities Guarantee*
   99.1        -- Form of Letter of Transmittal*
   99.2        -- Form of Notice of Guaranteed Delivery*
   99.3        -- Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other
                  Nominees*
   99.4        -- Form of Letter to Clients*
   99.5        -- Form of Exchange Agent Agreement*
   99.6        -- Form of Information Agent Agreement*
   99.7        -- Form of Newspaper Announcement*
   99.8        -- Form of Ohio Edison Company Letter to Holders of 7.75% Class A Preferred Stock*
   99.9        -- Questions and Answers Regarding Preferred Securities*
   99.10       -- Form of Designation of Soliciting Dealers*


- - - ---------------


* Previously filed.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Ohio Edison Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in The City of Akron and State of Ohio on the 12th day of April, 1996.


                                          OHIO EDISON COMPANY

                                          By:          W. R. HOLLAND

                                          --------------------------------------
                                                       W.R. Holland
                                          President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                NAME                                  TITLE                        DATE
- - - -------------------------------------    --------------------------------    -----------------
            W. R. HOLLAND                President and Chief Executive       April 12, 1996
- - - -------------------------------------    Officer and Director (Principal
           (W.R. Holland)                Executive Officer)
              H.P. BURG*                 Senior Vice President and           April 12, 1996
- - - -------------------------------------    Director (Principal Financial
             (H.P. Burg)                 Officer and Principal Accounting
                                         Officer)
          DONALD C. BLASIUS*             Director                            April 12, 1996
- - - -------------------------------------
         (Donald C. Blasius)
          ROBERT H. CARLSON*             Director                            April 12, 1996
- - - -------------------------------------
         (Robert H. Carlson)
          ROBERT M. CARTER*              Director                            April 12, 1996
- - - -------------------------------------
         (Robert M. Carter)
         CAROL A. CARTWRIGHT*            Director                            April 12, 1996
- - - -------------------------------------
        (Carol A. Cartwright)
           R.L. LOUGHHEAD*               Director                            April 12, 1996
- - - -------------------------------------
          (R.L. Loughhead)
          RUSSELL W. MAIER*              Director                            April 12, 1996
- - - -------------------------------------
         (Russell W. Maier)

                NAME                                  TITLE                        DATE
- - - -------------------------------------    --------------------------------    -----------------
          GLENN H. MEADOWS*              Director                            April 12, 1996
- - - -------------------------------------
         (Glenn H. Meadows)
           PAUL J. POWERS*               Director                            April 12, 1996
- - - -------------------------------------
          (Paul J. Powers)
         CHARLES W. RAINGER*             Director                            April 12, 1996
- - - -------------------------------------
        (Charles W. Rainger)
           GEORGE M. SMART*              Director                            April 12, 1996
- - - -------------------------------------
          (George M. Smart)
       JESSE T. WILLIAMS, SR.*           Director                            April 12, 1996
- - - -------------------------------------
      (Jesse T. Williams, Sr.)
     *By:     JOHN H. BYINGTON,
                  JR.
- - - -------------------------------------
         (Attorney-in-fact)
                                                                             April 12, 1996



     Pursuant to the requirements of the Securities Act of 1933, Ohio Edison Financing Trust II certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form S-4 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of Akron and State of Ohio on the 12th day of April, 1996.


                                          OHIO EDISON FINANCING TRUST II

                                          By: Ohio Edison Company, as Sponsor

                                            By:        T.F. STRUCK, II

                                              ----------------------------------
                                                       T.F. Struck, II
                                                     Assistant Treasurer

                                 EXHIBIT INDEX


EXHIBIT NO.                                           DOCUMENT
- - - -----------        ------------------------------------------------------------------------------
    1          --  Form of Dealer Manager Agreement
    4.1        --  Form of Indenture between Ohio Edison and The Bank of New York, as Trustee*
    4.2        --  Form of First Supplemental Indenture to Indenture*
    4.3        --  Declaration of Trust of Ohio Edison Financing Trust II*
    4.4        --  Certificate of Trust of Ohio Edison Financing Trust II*
    4.5        --  Form of Amended and Restated Declaration of Trust of Ohio Edison Financing
                   Trust II*
    4.6        --  Form of Preferred Security (included in Exhibit 4.5 above)
    4.7        --  Form of Junior Subordinated Debenture (included in Exhibit 4.2 above)
    4.8        --  Form of Guarantee Agreement with respect to Preferred Securities*
    5.1        --  Opinion of Anthony J. Alexander, Esq., Senior Vice President and General
                   Counsel of Ohio Edison Company*
    5.2        --  Opinion of Richards, Layton & Finger*
    8          --  Tax Opinion of Winthrop, Stimson, Putnam & Roberts
   12          --  Ohio Edison Company Computations of Ratio of Earnings to Fixed Charges and
                   Ratio of Earnings to Fixed Charges Plus Preferred and Preference Stock
                   Dividend Requirements (Pre-Income Tax Basis)*
   15          --  Deleted
   23.1        --  Consent of Arthur Andersen LLP
   23.2        --  Consents of Anthony J. Alexander, Esq. and Winthrop, Stimson, Putnam & Roberts
                   (included in Exhibits 5.1 and 8 above, respectively)
   23.3        --  Consent of Richards, Layton & Finger (included in Exhibit 5.2 above)
   24.1        --  Powers of Attorney for Ohio Edison Company*
   24.2        --  Power of Attorney for Ohio Edison Company, as sponsor, to sign this
                   Registration Statement on behalf of Ohio Edison Financing Trust II (included in Exhibit 4.3 above)
   25.1        --  Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of
                   The Bank of New York, as Trustee under the Indenture*
   25.2        --  Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of
                   The Bank of New York, as Property Trustee, under the Amended and Restated
                   Declaration of Trust*
   25.3        --  Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of
                   The Bank of New York, as Trustee, under the Preferred Securities Guarantee*
   99.1        --  Form of Letter of Transmittal*
   99.2        --  Form of Notice of Guaranteed Delivery*
   99.3        --  Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and
                   Other Nominees*
   99.4        --  Form of Letter to Clients*
   99.5        --  Form of Exchange Agent Agreement*
   99.6        --  Form of Information Agent Agreement*
   99.7        --  Form of Newspaper Announcement*
   99.8        --  Form of Ohio Edison Company Letter to Holders of 7.75% Class A Preferred
                   Stock*
   99.9        --  Questions and Answers Regarding Preferred Securities*
   99.10       --  Form of Designation of Soliciting Dealers*


- - - ------------------------


*Previously filed.

                       REGISTRATION STATEMENT NOS. 33-333-01489 AND 333-01489-01

- - - --------------------------------------------------------------------------------
- - - --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549

                            ------------------------

                                    EXHIBITS

                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER

                           THE SECURITIES ACT OF 1933

                            ------------------------

                         OHIO EDISON FINANCING TRUST II

                              OHIO EDISON COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            ------------------------

- - - --------------------------------------------------------------------------------
- - - --------------------------------------------------------------------------------